                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              /X/
Filed by a Party other than the Registrant           / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                              THE ADMAR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/ /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
      Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

         Common Stock
         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         8,762,602
         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $2.25 cash payment for each share of Common Stock
         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         $19,715,854.50
         -----------------------------------------------------------------------

      5. Total fee paid:

         N/A
         -----------------------------------------------------------------------

/X/   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                              THE ADMAR GROUP, INC.
                            1551 North Tustin Avenue
                                    Suite 300
                           Santa Ana, California 92705

                                                                January 24, 1996

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of THE ADMAR GROUP, INC. (the "Company"), to be held at 9:00 a.m. on Friday, February 23, 1996 at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

         Your Board of Directors is submitting for your consideration, at the Annual Meeting, a proposal to approve the acquisition of the Company. As part of the proposal, you will be asked to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 27, 1995, by and among the Company, Principal Health Care, Inc. ("PHC"), and PHC Merging Company (the "Acquisition Sub") under which Acquisition Sub will be merged with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of PHC. If the Merger is consummated, each share of the Company's common stock, par value $0.005 per share (the "Common Stock") (other than shares as to which dissenters' rights have been properly exercised), will be converted into the right to receive $2.25 in cash, without interest (the "Merger Consideration").

         Enclosed with this letter is a Notice of Annual Meeting, Proxy Statement, Proxy Card and return envelope. I urge you to read the enclosed material carefully.

         YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE MERGER AGREEMENT AND HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

         In arriving at its recommendation, your Board of Directors gave careful consideration to a number of factors described in the attached Proxy Statement, including, among other things, the opinion of its financial advisor, Cain Brothers and Company, Incorporated, that, as of the date of the Merger Agreement, the cash consideration per share to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. The full text of the opinion is attached as Appendix B to the Proxy Statement and shareholders are urged to read it in its entirety.

         At the Annual Meeting, you will also be asked to consider and vote upon several other proposals. First, the Company is submitting for your consideration a proposal to approve the Company's 1995 Employee Stock Purchase Plan, which authorizes the issuance to employees of the Company of up to 300,000 shares of the Company's Common Stock, allowing eligible employees an opportunity to purchase Common Stock through payroll deductions. Second, you will be asked to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 31, 1996. You will also be asked to elect three directors to serve on the Company's Board of Directors until the Merger is consummated or for the ensuing year and until their successors are elected.

         Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying Proxy Card and return it in the enclosed prepaid envelope as soon as possible. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a Proxy Card. Approval of the Merger requires the affirmative vote of the holders of at least a majority of the shares of the Company's Common Stock outstanding and entitled to vote thereon and, as a result, a failure to vote will have the same effect as a vote against the Merger. IT IS URGED THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE OTHER PROPOSALS SUBMITTED FOR YOUR APPROVAL.

         Shareholders who have questions about the Annual Meeting can call D. F. King & Co., Inc., the Company's proxy solicitation agent, toll free at (800) 755-3106, or collect at (212) 269- 5550.

         Your continued support of and interest in The Admar Group is greatly appreciated.


                                            Sincerely,




                                            Richard T. Toral
                                            Chief Executive Officer
                                            and Chairman of the Board

                                       2.

                              THE ADMAR GROUP, INC.
                            1551 North Tustin Avenue
                                    Suite 300
                           Santa Ana, California 92705

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON FEBRUARY 23, 1996

TO THE SHAREHOLDERS OF THE ADMAR GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE ADMAR GROUP, INC., a Florida corporation (the "Company"), will be held on Friday, February 23, 1996, at 9:00 A.M., local time at 1551 North Tustin Avenue, Santa Ana, California 92705 for the following purposes:

         1. To approve the Agreement and Plan of Merger, dated as of October 27, 1995 (the "Merger Agreement"), by and among the Company, Principal Health Care, Inc. ("PHC"), and PHC Merging Company (the "Acquisition Sub") under which Acquisition Sub will be merged with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of PHC and each outstanding share of the Company's Common Stock, other than shares as to which dissenters' rights have been properly exercised, will be converted into the right to receive $2.25 per share of Common Stock in cash, without interest (the "Merger Consideration").

         2.   To approve the Company's 1995 Employee Stock Purchase Plan.

         3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 31, 1996.

         4. To elect three directors to serve until the Merger is completed or for the ensuing year and until their successors are elected.

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         By complying with either Section 607.1320 of the Florida Business Corporation Law or Chapter 13 of the California General Corporation Law, shareholders are entitled to dissenters' rights as set forth therein with respect to the Merger.

         The Board of Directors has fixed the close of business on December 27, 1995, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                       By Order of the Board of Directors




                                       Virginia Pascual
                                       Secretary


Santa Ana, California
January 24, 1996


         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.




                                       2.

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
INFORMATION CONCERNING SOLICITATION AND VOTING.........................................    1
         General  .....................................................................    1
         Solicitation..................................................................    2
         Voting Rights and Outstanding Shares..........................................    2
         Revocability of Proxies.......................................................    3
         Shareholder Proposals.........................................................    3

SUMMARY  ..............................................................................    5

PROPOSAL 1  APPROVAL OF MERGER AND ADOPTION OF MERGER
         AGREEMENT.....................................................................   12

         THE MERGER AND RELATED TRANSACTIONS...........................................   13
                  GENERAL  ............................................................   13
                  THE PARTIES..........................................................   13
                  EFFECTS OF THE MERGER................................................   14
                  BACKGROUND OF AND REASONS FOR THE MERGER.............................   15
                  RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE
                           COMPANY.....................................................   21
                  OPINION OF FINANCIAL ADVISOR.........................................   21
                  THE MERGER AGREEMENT.................................................   27
                           Effective Time..............................................   27
                           The Merger..................................................   27
                           Common Stock................................................   27
                           Options  ...................................................   28
                           Warrants ...................................................   28
                           Employee Stock Purchase Rights..............................   29
                           Payment Fund................................................   29
                           Representations and Warranties..............................   29
                           Conduct of Business Pending the Merger......................   29
                           Other Bids..................................................   30
                           Other Agreements of the Company, PHC and Acquisition Sub....   30
                           Conditions to the Merger....................................   31
                           Termination.................................................   33
                           Payments Upon Termination...................................   33
                           Amendment; Waiver...........................................   33
         INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS................   34
         PAYMENT FOR THE COMMON STOCK AFTER THE MERGER; SOURCE OF FUNDS................   35
         CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS.......................   36
         ACCOUNTING TREATMENT..........................................................   37
         DISSENTERS' RIGHTS............................................................   37

                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                         PAGE
                                                                                         ----
         BUSINESS .....................................................................   43
                  GENERAL  ............................................................   43
                  SERVICES OF THE COMPANY..............................................   43
                  INFORMATION SYSTEMS..................................................   47
                  MARKETS AND CERTAIN CLIENTS..........................................   47
                  REGULATORY MATTERS...................................................   48
                  COMPETITION..........................................................   48
                  EMPLOYEES............................................................   50
                  PROPERTIES...........................................................   50
                  INTELLECTUAL PROPERTY................................................   51

         MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................   52

PROPOSAL 2 - APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN.............................   56

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.........................   63

PROPOSAL 4 - ELECTION OF DIRECTORS.....................................................   64

MARKET PRICES AND DIVIDENDS............................................................   67
         MARKET INFORMATION............................................................   67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................   68

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF Section 16(a)............................   69

EXECUTIVE COMPENSATION.................................................................   69

AVAILABLE INFORMATION..................................................................   73

INDEPENDENT AUDITORS...................................................................   73

FORM 10-K..............................................................................   73

OTHER MATTERS..........................................................................   73

INDEPENDENT AUDITORS' REPORT...........................................................  F-1

                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

Appendix A   -    The Merger Agreement

Appendix B   -    The Fairness Opinion

Appendix C   -    Section 607.1320 of the Florida 1989 Business Corporation Act

Appendix D   -    Chapter 13 of the California General Corporation Law


                                      iii.

                              THE ADMAR GROUP, INC.
                       1551 North Tustin Avenue, Suite 300
                           Santa Ana, California 92705

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON FEBRUARY 23, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of The Admar Group, Inc., a Florida corporation ("Admar" or the "Company"), for use at the Annual Meeting of Shareholders to be held on February 23, 1996, at 9:00 A.M. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The Company intends to mail this Proxy Statement and accompanying proxy card on or about January 29, 1996, to all shareholders entitled to vote at the Annual Meeting.

         At the Annual Meeting, holders of the Common Stock (each, a "Shareholder") on the Record Date will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 27, 1995, by and among the Company, Principal Health Care, Inc. ("PHC"), and PHC Merging Company (the "Acquisition Sub"), pursuant to which: (a) Acquisition Sub will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly-owned subsidiary of PHC, and (b) each share of Common Stock that is issued and outstanding at the effective time of the Merger (the "Effective Time") will be converted into the right to receive $2.25 per share of Common Stock in cash, without interest (the "Merger Consideration"), other than shares of Common Stock in respect of which dissenters' rights have been properly exercised. On January 22, 1996, the last sales price of a share of Common Stock as reported on the Nasdaq Small Cap Market was $2-1/16.

         By complying with either Section 607.1320 of the Florida Business Corporation Law or Chapter 13 of the California General Corporation Law, Shareholders are entitled to dissenters' rights as set forth therein with respect to the Merger. See "THE MERGER -- Dissenters' Rights."

         At the Annual Meeting, each Shareholder will also be asked to consider and vote upon the following proposals: (i) approval of the Company's 1995 Employee Stock Purchase Plan; (ii) ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 31, 1996; and (iii) election of three directors to serve until the Merger is consummated or for the ensuing year and until their successors are elected.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of the accompanying proxy, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such business, if any, that may properly come before the Annual Meeting or any adjournments or postponements thereof.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to Shareholders. The Company has engaged the firm of D.F. King & Co. to assist it in the distribution and solicitation of proxies and has agreed to pay D.F. King & Co. a fee of $2,500, plus out-of-pocket expenses for its services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on December 27, 1995 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 8,762,602 shares of Common Stock. Each Shareholder on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting, except as otherwise provided herein.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards determining whether a quorum is present. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the Shareholders and will have the same effect as negative votes. Except for the proposal to approve the Merger and adopt the Merger Agreement, broker non-votes are not counted for any purpose in determining whether a matter has been approved.


                                       2.

         Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of the Shareholders. The Annual Meeting may be postponed or adjourned until the requisite vote is obtained. If a motion to adjourn or postpone the Annual Meeting is made for the purpose of allowing additional time to obtain votes or proxies to approve the Merger Agreement and the Merger, no proxy which is voted against approval of the Merger Agreement and the Merger will be voted in favor of adjournment or postponement. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived or that the Merger will be consummated. For further information concerning the terms and conditions of the Merger, see "THE MERGER AND RELATED TRANSACTIONS -- The Merger Agreement."

         Only Shareholders at the Record Date will be entitled to vote on the Merger and, accordingly, except to the extent that holders of outstanding warrants are also Shareholders of the Company, warrant holders will not have an opportunity to vote on the Merger or to exercise dissenters' rights. See "DISSENTERS' RIGHTS."

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

         All information contained in this Proxy Statement relating to PHC, Acquisition Sub and their respective affiliates has been supplied by PHC for inclusion herein and has not been independently verified by Admar.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         Proposals of Shareholders that are intended to be presented at the Company's next Annual Meeting of Shareholders (which will be held if the Merger is not completed) must be received by the Company not later than October 1, 1996 in order to be included in the related proxy statement and proxy relating to that Annual Meeting.


                                       3.

                              *********************

             THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
            STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION.
              SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER
                 CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

                              *********************

              The date of this Proxy Statement is January 24, 1996.


                                       4.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in the Proxy Statement. This summary does not purport to be complete, and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and the Appendices hereto. Capitalized terms used but not defined in this Summary shall have the meanings ascribed to them elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Appendices attached hereto in their entirety.

THE ANNUAL MEETING

         DATE, TIME AND PLACE. The Annual Meeting will be held on Friday, February 23, 1996 at 9:00 a.m. local time, at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

         PROPOSALS PRESENTED. At the Annual Meeting, holders of the shares of Common Stock will be asked to consider and vote upon the following proposals:
(i) approval of the Merger Agreement and the Merger; (ii) approval of the Company's 1995 Employee Stock Purchase Plan; (iii) ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 31, 1996; and (iv) election of three directors to serve until the Merger is completed or for the ensuing year and until their successors are elected. By requesting that Shareholders vote in favor of the Merger, the Company is seeking Shareholder ratification of the Merger. A Shareholder that votes in favor of the Merger would not be able to exercise dissenters' rights, and the Company or PHC may, if appropriate, use a Shareholder's favorable vote as a defense to any subsequent challenge such Shareholder may make to the Merger. See "DISSENTERS' RIGHTS."

         RECORD DATE; SHARES ENTITLED TO VOTE. Only holders of record of the shares of Common Stock at the close of business on December 27, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On the Record Date, there were issued and outstanding 8,762,602 shares of Common Stock entitled to vote on the matters brought before the Annual Meeting, held of record by approximately 594 Shareholders. Except as otherwise provided, each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting. See "PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS -- INFORMATION CONCERNING SOLICITATION AND VOTING -- General" and "-- Voting Rights and Outstanding Shares."

         VOTES REQUIRED. Under the Florida Business Corporation Act (the "FBCA"), the affirmative vote of the holders of (A) at least a majority of the outstanding shares of Common Stock as of the Record Date is required to approve and adopt the Merger and the Merger Agreement; (B) at least a majority of the shares represented and entitled to vote at the Annual Meeting, either in person or by proxy, is required (i) to approve the Company's 1995 Employee Stock Purchase Plan; and (ii) to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 31, 1996; and (C) at least a plurality of the votes represented and entitled to vote at the Annual Meeting, either in person or by proxy,


                                       5.

is required to elect three directors to serve until the Merger is completed or for the ensuing year and until their successors are elected.

         PROXIES; REVOCATION. A proxy card is enclosed for use at the Annual Meeting. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

         EVERY SHAREHOLDER'S VOTE IS IMPORTANT. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

         SHAREHOLDERS SHOULD NOT FORWARD THEIR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED AND THE MERGER IS CONSUMMATED, TRANSMITTAL MATERIALS AND INSTRUCTIONS RELATING TO CERTIFICATES WILL BE MAILED TO SHAREHOLDERS PROMPTLY AFTER CONSUMMATION OF THE MERGER.

THE MERGER

         The Company, PHC and Acquisition Sub entered into the Merger Agreement dated as of October 27, 1995, a copy of which is attached to this Proxy Statement as Appendix A. The Merger Agreement provides that, subject to the approval and adoption of the Merger Agreement by the Shareholders, and compliance with certain other covenants and conditions, Acquisition Sub, a wholly-owned subsidiary of PHC, will be merged with and into the Company, the separate corporate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation"). Upon consummation of the Merger, each share of Common Stock outstanding immediately prior to the Merger (other than as described below under "The Merger Agreement") will be converted into the right to receive $2.25 in cash, without interest. After the Effective Time, the Shareholders will cease to have any further rights as holders of shares of Common Stock, and the Company's Common Stock will cease to be publicly traded. See "THE MERGER AND RELATED TRANSACTIONS -- The Merger Agreement."

         THE PARTIES. The parties to the Merger Agreement are the Company, PHC and Acquisition Sub.

         THE COMPANY. The Company develops, markets and administers managed health care services that facilitate the delivery and manage the cost of health care services. The Company contracts primarily with insurance carriers, as well as with third-party administrators and self- funded employers, which agree to provide Admar's services as an adjunct to their health care benefit plans for covered employees. The Company's services include: (i) alternative delivery systems, which are composed of Preferred Provider Organizations ("PPOs") and Exclusive Provider Organizations ("EPOs"); (ii) a utilization management program marketed as "HealthWatch," which consists principally of the Company's review of utilization of health care services; (iii) third-party administration provided through a subsidiary, Benefit Plan Administrators ("BPA") and (iv) a medical bill negotiation service marketed as "HealthWatch


                                       6.

Advantage," which, through individual negotiations, offers cost saving opportunities when medical services are provided outside of preferred provider networks. See "Business."

         PHC. PHC owns and operates managed care businesses across the country. It is a member of The Principal Financial Group, a diversified family of insurance and financial services companies with more than $52 billion in assets under management. Principal Mutual Life Insurance Company, the flagship company of The Principal Financial Group, is the tenth largest United States life insurer in assets.

         ACQUISITION SUB. Acquisition Sub is a Florida corporation, which currently is a direct, wholly-owned subsidiary of PHC. Acquisition Sub was recently formed by PHC solely to facilitate PHC's acquisition of the Company and, prior to the consummation of the Merger, will not perform any activities other than of an organizational nature and as required by the Merger Agreement.

         RECOMMENDATION OF BOARD OF DIRECTORS. The Board of Directors of the Company has determined that the Merger and the Merger Agreement are advisable and in the best interests of the Company and its Shareholders, and has approved the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT AND THE OTHER PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

         In determining to approve the Merger and the Merger Agreement and to recommend that Shareholders approve the Merger and the Merger Agreement, the Board of Directors considered a number of factors, as more fully described under "THE MERGER AND RELATED TRANSACTIONS -- Background of and Reasons For the Merger -- Reasons for the Merger."

         OPINION OF FINANCIAL ADVISOR. Cain Brothers, financial advisor to the Company, delivered its written opinion, dated as of October 27, 1995, to the Board of Directors of the Company that, as of the date of such opinion, the cash consideration of $2.25 per share to be received by the Shareholders pursuant to the Merger Agreement is fair to such holders from a financial point of view. The full text of the written opinion of Cain Brothers, dated as of October 27, 1995, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix
B. Shareholders should read such opinion in its entirety. See "THE MERGER AND RELATED TRANSACTIONS -- Opinion of Financial Advisor."

         THE MERGER AGREEMENT. The Merger shall become effective at the time and on the date that Articles of Merger ("Articles of Merger") are filed as required by section 607.1105 of the FBCA or on such other date and time as may be specified in such Articles of Merger ("Effective Time"). See "THE MERGER AND RELATED TRANSACTIONS -- The Merger Agreement -- Effective Time."

         At the Effective Time, (i) each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by Shareholders who have properly exercised their dissenters' rights under California or Florida



                                       7.

law) will be converted into the right to receive $2.25 per share of Common Stock in cash, without interest (the "Merger Consideration").

         COVENANTS. The Merger Agreement contains various covenants of the Company regarding the conduct of the business of the Company between October 27, 1995 (the date of execution of the Merger Agreement) and the Effective Date. In this regard, the Company generally is required to conduct its business only in the ordinary course and to use all reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of the present officers and key employees, as well as to forbear from taking certain actions without the consent of PHC. See "THE MERGER -- The Merger Agreement -- Conduct of Business Pending the Merger."

         REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains certain representations and warranties of the Company, PHC and Acquisition Sub, including, among other things, representations and warranties regarding their respective due organization, good standing, authority to enter into the Merger Agreement, the absence of conflict between transactions contemplated by the Merger Agreement and other agreements and documents. In addition, under the Merger Agreement, the Company has made representations regarding its capitalization; adequacy of filings with the Securities and Exchange Commission; consents and approvals; subsidiaries; absence of certain violations and defaults; licenses and permits; title to properties; federal, state, foreign, county and local taxes; governmental authorization and compliance with laws; provider relationships and contracts; provider activities and liability for the cost of health care services; actions and proceedings; labor matters; certain contracts; employee benefit plans; and the lack of material adverse changes since July 31, 1995. PHC's sole remedy for breach of a representation and warranty by the Company, absent fraud by the Company, is termination of the Merger Agreement.

         CONDITIONS TO THE MERGER. Consummation of the Merger is subject to various conditions, including, among others: (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the Shareholders;
(ii) the procurement of necessary governmental and third-party approvals; (iii) the receipt of certain legal opinions by the respective counsel for the parties;
(iv) execution of (A) the employment agreement between the Company and Richard
T. Toral (the "Employment Agreement") and (B) the Escrow Agreements among Richard T. Toral, PHC and the Escrow Agent (collectively, the "Escrow Agreements"), and (v) waiver by Humana, Inc. of its right of first refusal to acquire shares of the Common Stock held by Richard T. Toral.

         The respective obligations of PHC and Acquisition Sub to consummate the Merger are further subject to, among other things, the satisfaction of the following conditions, prior to or at the Effective Time: (i) that the Company shall have complied with and performed in all material respects all of the terms, covenants and conditions of the Merger Agreement to be complied with and performed by it at or prior to the Closing; (ii) the Company shall not have received written notice from Shareholders representing more than 7 1/2% of all of the outstanding shares of Common Stock immediately prior to the Effective Time, indicating an intention to exercise dissenters' rights of appraisal; (iii) prior to the Effective Time, the Company shall not



                                       8.

have approved any Takeover Proposal other than the Merger Agreement; and (iv) the representations and warranties made by the Company in the Merger Agreement shall be true and correct in all respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes expressly contemplated by the Merger Agreement; provided, however, that with respect to certain of the representations and warranties made by the Company in the Merger Agreement, inaccuracies will not constitute a breach of the Merger Agreement unless such inaccuracies (A) would result in the violation of any law or order for which there is a substantial risk of a criminal penalty; (B) could reasonably be expected to invalidate the Merger Agreement or any of its contemplated transactions, or (C) can reasonably be expected to have both an individual Gross Adverse Effect (as hereinafter defined) of $25,000 or more and a cumulative Gross Adverse Effect of $500,000 or more when combined with other inaccuracies individually having a Gross Adverse Effect of $25,000 or more.

         The obligations of the Company to consummate the Merger are further subject to, among other things, the satisfaction of the following conditions, prior to or at the Effective Time: (i) that PHC and Acquisition Sub shall have complied with and performed in all material respects all of the terms, covenants and conditions of the Merger Agreement to be complied with and performed by them at or prior to the closing, (ii) that PHC shall have, at Closing, repaid the outstanding loan owed by the Company to Humana, Inc. in the sum of $1,000,000, plus all accrued interest, provided that Humana, Inc. at the Closing shall have surrendered all warrants of the Company and waived its right of first refusal to purchase Common Stock held by Richard T. Toral, and (iii) that the representations and warranties made by PHC and Acquisition Sub in the Merger Agreement shall be true and correct in all respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes contemplated by the Merger Agreement.

         Any of the conditions to consummation of the Merger, including conditions relating to the accuracy of the various representations and warranties as of the Closing Date, may be waived by the party in whose favor the condition is intended to operate. Although the parties do not currently intend to waive or modify any conditions (other than the modification of certain exhibits to the Merger Agreement to be delivered at closing), there can be no assurance that any condition will not be waived or modified in the future and it is possible, if the Company elects to waive any condition to its obligation to consummate the Merger, that such waiver would have an adverse effect on the Shareholders. See "THE MERGER AGREEMENT -- Waiver."

         OPTIONS. Under the Merger Agreement, the Board of Directors of the Company will cause the acceleration of the vesting, conditioned upon the closing of the Merger (the "Closing"), of each outstanding option to purchase shares of the Company's Common Stock under the Company's 1992 Non-Employee Directors' Stock Option Plan, the 1992 Officers' Stock Option Plan, the 1992 Stock Option Plan, and any other stock option plan adopted by the Company (collectively, the "Option Plans"). Each holder of an outstanding option under the Option Plans will, immediately prior to the Effective Time, be entitled to exercise such option in full, which exercise may be conditioned upon the Closing. All options outstanding under such


                                       9.

Plans will terminate at the Effective Time if not exercised prior to the Effective Time. See "THE MERGER AGREEMENT -- Options."

         WARRANTS. In lieu of rights to acquire Common Stock of the Company which a holder of an outstanding warrant may have upon exercise prior to the Effective Time, at and after the Effective Time, each warrant holder (except Humana, Inc., which shall, as a condition to the Merger, have waived its right of first refusal and surrendered all warrants held by it to purchase Common Stock) shall be entitled to receive, upon exercise, for the remaining term of such warrant, only the product of (i) the number of shares subject to such warrant and (ii) the positive difference between $2.25 less the exercise price per share of such warrant. See "THE MERGER AGREEMENT -- Warrants."

         EMPLOYEE STOCK PURCHASE RIGHTS. The Merger Agreement provides that participants in the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") may use any payroll deductions that have accumulated as of the Effective Time to purchase shares of the Company's Common Stock under rights then outstanding under the Purchase Plan. Any remaining rights held by participants under the Purchase Plan shall be terminated as of the Effective Time. See "THE MERGER AGREEMENT -- Employee Stock Purchase Rights."

         PAYMENT FUND. The Merger Agreement provides that, as of the Effective Time, PHC will deposit with a paying agent reasonably acceptable to PHC and the Company (the "Paying Agent") funds equal to the aggregate Merger Consideration payable to the Shareholders pursuant to the Merger Agreement. See "THE MERGER AGREEMENT -- Payment Fund."

         AMENDMENT. The Merger Agreement may be amended in writing by agreement of the parties at any time. However, subsequent to approval of the Merger Agreement by the Shareholders, no amendment may be made that, under applicable law, would require Shareholder approval without such further approval. In the event of an amendment requiring Shareholder approval under applicable law, the Company undertakes to resolicit the approval of its Shareholders. See "THE MERGER AGREEMENT -- Amendment."

         TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of the Company, PHC and Acquisition Sub; (ii) by either the Company or PHC if the Effective Time shall not have occurred on or before June 30, 1996; (iii) by PHC or Acquisition Sub, if the Company has breached the Merger Agreement and such breach is not cured within 10 days after written notice of the breach to the Company (or 45 days with respect to breaches relating to certain regulatory matters); (iv) by the Company, if PHC or Acquisition Sub has breached the Merger Agreement and such breach has not been cured within 10 days after written notice by the Company; and (v) by either the Company or PHC under certain other circumstances. See "THE MERGER AGREEMENT -- Payments Upon Termination."

         PAYMENTS UPON TERMINATION. In the event that the Company accepts a Superior Proposal (as defined below), the Company will pay PHC a break-up fee, not to exceed $250,000, equal to PHC's reasonable out-of-pocket expenses (including, but not limited to,


                                       10.

attorneys' fees) incurred in connection with all negotiations with the Company and the investigation and analysis of the Company in connection with the Merger. Upon payment of the break-up fee, the Merger Agreement will be deemed automatically terminated by mutual consent. See "THE MERGER AGREEMENT -- Payments Upon Termination."

         INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of the Company's management and the Board of Directors may receive economic benefits as a result of the Merger. For additional information concerning these benefits and other interests of certain persons in the Merger, see "THE MERGER -- Interests of Certain Persons in the Merger; Related Agreements."

         PAYMENT FOR THE SHARES OF COMMON STOCK AFTER THE MERGER. Pursuant to the Merger Agreement, PHC is obligated to deposit with the Paying Agent, as of the Effective Time, the aggregate Merger Consideration to be paid in exchange for the outstanding shares of Common Stock entitled to receive payment therefor under the Merger Agreement. See "THE MERGER -- Payment for the Common Stock After the Merger; Source of Funds."

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO COMMON STOCK HOLDERS. The receipt of cash in exchange for Common Stock pursuant to the Merger (and the receipt of cash by a Shareholder who exercises dissenters' rights) will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Shareholders will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash received and their adjusted tax basis in their shares of Common Stock. Such gain or loss will generally be a capital gain or loss if such shares of Common Stock are held as a capital asset, and shall be long-term capital gain or loss if, on the date of the Merger, such shares of Common Stock were held for more than one year. See "THE MERGER AND RELATED TRANSACTIONS -- Certain Federal Income Tax Consequences to Shareholders".

         ACCOUNTING TREATMENT. The Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated among the Company's assets and liabilities based on the fair value of the assets acquired and liabilities assumed. See "THE MERGER -- Accounting Treatment."

         DISSENTERS' RIGHTS. If the Merger is consummated, Shareholders who do not vote in favor of approval of the Merger Agreement and who otherwise comply with the requirements of Chapter 13 of the California General Corporation Law or
Section 607.1320 of the FBCA will be entitled to statutory appraisal rights. See "THE MERGER -- Dissenters' Rights."

         PRICE RANGE OF THE COMMON STOCK. The Common Stock is traded on the Nasdaq Small Cap Market. On September 6, 1995, the day prior to the announcement of the proposed Merger, the high and low bid of the Common Stock on the Nasdaq Small Cap Market were, respectively, $1-9/16 and $1-13/32 per share. On January 22, 1996, the last sale price of the Common Stock as reported on the Nasdaq Small Cap Market was $2-1/16 per share. For additional information about prices of the Common Stock, see "MARKET PRICES AND DIVIDENDS."


                                       11.

                                   PROPOSAL 1

               APPROVAL OF MERGER AND ADOPTION OF MERGER AGREEMENT

         At the Annual Meeting, the Shareholders will be asked to consider and vote upon a proposal to approve the Merger and adopt the Merger Agreement. If the requisite votes in favor of the Merger Agreement and the Merger are obtained and certain conditions are satisfied or, where permissible, waived, the terms of the Merger Agreement provide, among other things, that: (i) the Acquisition Sub will be merged with and into the Company; and (ii) each share of Common Stock that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $2.25 per share of Common Stock, in cash, without interest, other than Common Stock held by Shareholders who have properly exercised dissenters' rights under Florida or California law. It is currently anticipated that the Merger will occur as promptly as practicable after the approval and adoption of the Merger and the Merger Agreement by the Shareholders at the Annual Meeting and the satisfaction or, where permissible, waiver, of the other conditions to the consummation of the Merger. There can be no assurance that, even if the requisite Shareholder approval is obtained, the other conditions to the Merger will be satisfied or waived or that the Merger will be consummated. By requesting that Shareholders vote in favor of the Merger, the Company is seeking Shareholder ratification of the Merger. A Shareholder that votes in favor of the Merger would not be able to exercise dissenters' rights, and the Company or PHC may, if appropriate, use a Shareholder's favorable vote as a defense to any subsequent challenge such Shareholder may make to the Merger. See "DISSENTERS' RIGHTS."

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required to approve and adopt the Merger and the Merger Agreement. Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the proposal to approve and adopt the Merger and the Merger Agreement, and will have the same effect as negative votes.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 1

                                       12.

                       THE MERGER AND RELATED TRANSACTIONS

GENERAL

         The Merger Agreement provides for the Merger of Acquisition Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of PHC, and the conversion of each share of Common Stock into the right to receive the Merger Consideration. The discussion in this Proxy Statement of the Merger and the description of the principal terms of the Merger Agreement are subject to, and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

THE PARTIES

         THE COMPANY. The Company develops, markets and administers managed health care services that facilitate the delivery and manage the cost of health care services. The Company contracts primarily with insurance carriers, as well as with third-party administrators and self- funded employers, which agree to provide Admar's services as an adjunct to their health care benefit plans for covered employees. The Company's services include: (i) alternative delivery systems, which are composed of PPOs and EPOs; (ii) a utilization management program marketed as "HealthWatch", which consists principally of the Company's review of utilization of health care services; (iii) third-party administration provided through a subsidiary, Benefit Plan Administrators ("BPA") and (iv) a medical bill negotiation service marketed as "HealthWatch Advantage," which, through individual negotiations, offers cost saving opportunities when medical services are provided outside of preferred provider networks. See "Business."

         Admar's principal executive offices are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. Its telephone number is (714) 953-9600.

         PHC. PHC owns and operates managed care businesses across the country. It is a member of The Principal Financial Group, a diversified family of insurance and financial services companies with more than $52 billion in assets under management. Principal Mutual Life Insurance Company ("PMLIC"), the flagship company of The Principal Financial Group, is the tenth largest United States life insurer in assets.

         PHC's principal executive offices are located at 1801 Rockville Pike, Suite 601, Rockville, Maryland, 20852. Its telephone number is (301) 881-1033.

         ACQUISITION SUB. Acquisition Sub is a Florida corporation, which currently is a direct, wholly-owned subsidiary of PHC. Acquisition Sub was recently formed by PHC solely to facilitate PHC's acquisition of the Company and, prior to the consummation of the Merger, will not perform any activities other than of an organizational nature and as required by the Merger Agreement.



                                       13.

         Acquisition Sub's principal executive offices are located at 1801 Rockville Pike, Suite 601, Rockville, MD 20852. Its telephone number is (301) 881-1033.

EFFECTS OF THE MERGER

         The Merger will be consummated promptly following approval of the Merger by the Shareholders and the satisfaction or waiver of all other conditions to consummation of the Merger. The Merger will become effective at the time of filing of Articles of Merger with the Florida Secretary of State. At the Effective Time, Acquisition Sub will merge with and into the Company, and the Company will be wholly owned by PHC. Each share of Common Stock (other than shares as to which dissenters' rights have been properly exercised under California or Florida law), will be converted into the right to receive $2.25 in cash, without interest (the "Merger Consideration"). After the Effective Time, the Shareholders will cease to have any further rights as holders of shares of Common Stock.

         As of the Record Date, the Company had outstanding 8,762,602 shares of Common Stock. An additional 5,000 shares of Common Stock are issuable pursuant to a vested option held by one individual under the Option Plans (as defined herein), which vested option has an exercise price of less than the Merger Consideration. The holder of this vested option will receive Merger Consideration in the net amount of $2,200 in exchange for shares acquired upon exercise of such vested option. At the Effective Time, holders of Accelerated Options (as defined herein) to purchase an aggregate of 202,727 shares of Common Stock will receive Merger Consideration in the net amount of $219,127 in exchange for shares acquired upon exercise of such Accelerated Options. In addition, the net amount of approximately $31,371 would be payable to the holders of rights outstanding under the Company's Employee Stock Purchase Plan. In addition, there are currently outstanding warrants to purchase 1,638,580 shares of Common Stock. Only the entity holding a warrant to purchase 30,780 shares of Common Stock will receive Merger Consideration, however, because the remaining warrants have exercise prices greater than the Merger Consideration. Such entity will receive Merger Consideration in the amount of $23,085 in exchange for the warrant held by it at the Effective Time. Accordingly, the aggregate Merger Consideration (including amounts payable with respect to options, rights and warrants) is approximately $20 million. See "THE MERGER AGREEMENT -- Options; Warrants" and "INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS -- Acceleration of Options Held by Directors and Named Executive Officers."

         At the Effective Time, the Admar Common Stock will cease trading on the Nasdaq Small Cap Market, and there will no longer be any public trading market for Admar Common Stock. In addition, Admar intends to take action, promptly following the Effective Time, to terminate the registration of the Admar Common Stock under the Exchange Act. As a result, at prescribed dates thereafter, Admar will not be required to continue to file reports, proxy statements and other information required under the Exchange Act with the Securities and Exchange Commission (the "Commission").


                                       14.

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER. In response to continuing pressure from major purchasers of health care services to reduce health care expenditures, industry participants, including payors and other managed care companies, have increasingly looked to corporate consolidation as a way to achieve significant economies of scale and associated leverage in contracting for more economic health care services. During fiscal 1995 and 1996, the Company's executive officers held several meetings to evaluate the appropriate strategic response to this rapid consolidation taking place in the managed health care industry. Following extensive discussions, management concluded that the pace of industry consolidation would require a significant acceleration of the Company's plans to implement Exclusive Health, its new generation of managed care products.

         Admar developed Exclusive Health to enable its indemnity insurance company clients to offer a health care insurance plan that would compete effectively with managed health care plans offered by HMOs. With the growth of managed health care, HMOs have captured a significant portion of the indemnity insurer's traditional health care business, requiring insurance companies to respond rapidly, and creating a window of opportunity for Admar to aggressively market Exclusive Health to indemnity carriers. Historically, Admar's ability to implement and expand Exclusive Health has been constrained by its limited ability to fund the start-up working capital costs associated with both the development of local health care provider networks and the extensive marketing required to introduce the product, as well as by the necessity of attracting insurance company partners to the product. The need to accelerate the expansion of Exclusive Health, however, increased the need for such working capital during a period when increased competition was depressing the Company's profitability ratios (by 23.5% from fiscal 1994 to fiscal 1995) and, accordingly, its ability to generate capital internally. To address these issues, management's focus turned to potential sources of capital and corporate partners to assist in the development of Exclusive Health and the expansion of its other products.

         As a result of these discussions, management decided to engage an investment banker to assist in its evaluation of financial and strategic alternatives. The Company consulted with Salomon Brothers, which had previously acted as financial advisor to the Company from time to time. After determining that Admar's interests would be better served by an investment banking firm specializing in the representation of health care and smaller companies, Salomon Brothers recommended Cain Brothers and Company, Incorporated ("Cain Brothers") and several other firms. Management interviewed the recommended investment bankers and selected Cain Brothers.

         On February 24, 1995, Richard T. Toral, President, Chief Executive Officer and Chairman of the Board of Directors of Admar, received a proposal from Cain Brothers to act as exclusive financial advisor to the Company in connection with reviewing the Company's strategic alternatives and representing the Company in efforts to raise outside capital or to enter into a merger or acquisition with a third-party. The agreement to retain Cain Brothers was signed by the Company on March 16, 1995.


                                       15.

         After a series of information-gathering and analytical meetings with Cain Brothers, management concluded that, at prevailing per-share market prices, raising capital from outside investors would prove prohibitively expensive and dilutive to existing shareholders. Management made this determination after consulting with Cain Brothers about the valuation of comparable companies in the public marketplace and in comparable acquisitions. Based on their discussions, management concluded that the Company's stock was trading at a low price-to-earnings ratio when compared to comparable companies, and was therefore undervalued in the marketplace, possibly due to the thin trading market or the lack of institutional research support. After consulting with Cain Brothers, and based upon conversations with existing and potential strategic investors, management concluded that the Company was unlikely to command a premium above prevailing market prices from a minority investor. Thus, it was determined that value to shareholders would be maximized by a sale of the Company to a managed care company with a sufficiently significant presence in the industry to gain strategic leverage from Admar's experience and product range, and with capital sufficient to permit the Company to rapidly develop Exclusive Health.

         By mid-May, 1995, Cain Brothers had identified with the Board a list of appropriate candidates. Cain Brothers and the Company considered as potential merger partners those companies with a demonstrated interest in managed health care that offered a client base compatible with that of Admar or that operated in geographic regions complementary to Admar's geographic markets. Generally, nationally-based HMOs, insurance companies, including administrative service companies and certain hospital companies, as well as significant clients of the Company, were considered. Following exploratory telephone interviews by Cain Brothers, eight companies requested and received certain confidential information concerning the Company. The Company's management, after consultation with Cain Brothers, had concluded that a variety of factors in the Company's business, including a heavy concentration of its business activity with two core clients, would necessarily limit the target group of potential acquirors to a narrow group with a high probability of interest, in order to avoid potential conflicts with the key clients upon which the Company was dependent.

         Initial contact with PMLIC, PHC's ultimate parent (which accounted for approximately 35.6% of Admar's revenues in fiscal 1995), was made by the Company early in this exploratory process. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS." A confidentiality agreement with PHC was entered into on May 10, 1995.

         During the second half of May and through June, Cain Brothers maintained contact with a number of parties, including PHC, in order to assess their continuing interest in Admar and to evaluate the potential value to them of an affiliation with the Company. The Company made available to all interested parties detailed financial information on Admar to assist in their evaluation. Cain Brothers provided regular reports of progress to Company management.

         On July 6, a conference call was held with the Company's Board of Directors and Edward K. Evans, Chief Financial Officer of the Company, to assess the status of the various discussions. Cain Brothers advised the Board at that time that, of the initial eight interested parties, six had either declined to pursue negotiations further or had indicated an interest at


                                       16.

offering prices below a price that management believed was attainable based upon a review of comparable transactions provided to management by Cain Brothers. One party, PHC, had submitted a letter of interest. The Board of Directors deliberated and discussed alternatives with Cain Brothers, including the merits of remaining an independent company, such as the ability to maintain control and direct the growth of the Company and the opportunity for the Company's shareholders to participate in any appreciation in the value of the Company. The Board then concluded that a merger on acceptable terms with PHC was the most attractive alternative and authorized management to continue negotiations with PHC while attempting to obtain a firm competing proposal from any other potential suitors.

         Further discussions with PHC culminated in a letter of interest from PHC on July 16 summarizing the terms and conditions under which PHC would consider acquiring the Company at $2.50 per share for the Common Stock. Because PHC is an indirect wholly-owned subsidiary of PMLIC, a mutual company, payment of the consideration in equity or other securities was not considered or discussed.

         On July 18, a meeting between Mr. Toral, Cain Brothers and the last remaining interested party (other than PHC) took place, but failed to produce any written expression of interest or any proposed valuation for the Company.

         Subsequently, in accordance with the Board's direction, negotiations focused on the PHC letter of interest, and a series of meeting were held with managers of both PHC and its affiliated entities to further explore the strategic value of Admar to PHC in order to allow PHC to proceed to memorialize its letter of interest to Admar in a definitive agreement. During the second half of July and through August, PHC continued to conduct its preliminary due diligence inquiry with respect to Admar, evaluating, among other things, Admar's client base and detailed financial information. Over the next several weeks, the Company continued to provide confidential strategic and other information to PHC, as the Company, PHC and their respective advisors continued to assess the benefits of a merger. In addition, counsel for PHC, Epstein, Becker & Green, P.C., and counsel for Admar discussed by telephone various issues relating to the structure of the transaction.

         On August 10 and 11, PHC staff and its legal counsel conducted a site visit at Admar's offices, interviewing Admar managers and reviewing key documentation. In the weeks that followed, additional confidential information was provided to PHC for review and analysis.

         Based upon this review of financial and other data, PHC reduced the price at which it was willing to consider acquiring the Common Stock from $2.50 per share to $2.25 per share. At that time, PHC advised the Company that the reduction in price was attributable primarily to the approximately $2.2 million of indebtedness of the Company required to be assumed by PHC, including $1.0 million due to Humana, which Humana insisted be repaid at the Closing as a condition to, among other things, waiving its right of first refusal to purchase Mr. Toral's stock.




                                       17.

         On August 25, 1995, counsel to PHC distributed to the Company, its legal counsel and representatives of Cain Brothers the first draft of the Merger Agreement. On August 30, 1995, counsel to the Company provided PHC and its counsel with the Company's comments on the draft of the Merger Agreement. Negotiations commenced among PHC and PHC's counsel, on the one hand, and the Company and the Company's legal and financial advisors, on the other hand, regarding the terms of the Merger Agreement. Key issues included, among other things, discussions regarding the nature and extent of the representations and warranties and the related standard of materiality applicable to changes in the business that could permit PHC to elect not to consummate the Merger, the addition of certain conditions to the Company's obligations to consummate the Merger, the Company's ability to terminate the Agreement in the event of a Superior Offer for the Company, the amount of, and events triggering, the break-up fee and the terms of Mr. Toral's compensation and escrow arrangements with PHC. As discussions continued, compromise was reached on these outstanding issues. With respect to the condition that the representations regarding the Company be true at the Closing, however, management was able to achieve only a limited modification of the applicable materiality standard, with the result that PHC has greater flexibility to terminate the Merger Agreement than was desired by management of the Company.

         On September 7, 1995, the Company announced that it was in discussions with PHC regarding a potential acquisition of the Company.

         On September 8, 1995, Mr. Toral notified Humana of the offer by PHC and on October 24, 1995, Humana delivered to Mr. Toral a waiver of Humana's right of first refusal, contingent on the repayment at the Closing of its outstanding loan to the Company.

         On October 24, at a special meeting of the Board of Directors, the Board heard and discussed extensively a presentation by representatives of Cain Brothers, describing the process used to enable them to conclude that the Merger Consideration was fair to the Shareholders from a financial point of view and to deliver their formal fairness opinion. At the same meeting, counsel to Admar gave a detailed review of the terms and conditions of the definitive Merger Agreement, the acceleration and cashing out of all outstanding stock options (including those held by affiliates), the Escrow Agreements and the Employment Agreement, (pursuant to which Mr. Toral would receive compensation and be eligible for a bonus), as well as of the roles and duties of directors in connection with the acquisition. The Board voted unanimously to approve the execution of the Merger Agreement and to proceed with the Merger. In light of Mr. Toral's economic interest in the proposed Employment Agreement, the Merger Agreement and attached exhibits were also approved separately by a unanimous vote of the disinterested directors. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS."

         The Merger Agreement was executed on October 27, 1995. On October 30, 1995, a press release was issued announcing the execution of the Merger Agreement.



                                       18.

         REASONS FOR THE MERGER.

         THE COMPANY. In determining to approve the Merger and the Merger Agreement and to recommend that the Shareholders approve the Merger and the Merger Agreement, the Board of Directors considered a number of factors, including the following:

         - The Board considered that the trend toward consolidation in the managed care industry has required the Company to accelerate its plans for future growth in order to remain competitive, while at the same time increasing pressure on operating profits.

         - The Board considered the availability of other financing alternatives, taking into account the Board's concern that outside financing could not be obtained on terms that were as favorable to the Company as the terms of the Merger and the Merger Agreement, or terms that would not otherwise be excessively dilutive to Shareholders.

         - The Board considered the Company's prospects as an independent entity, including the impact of the limitation of available funds on the Company's growth strategy, financial performance and competitiveness. Specifically, the Board considered that the Company's ability to achieve its strategic plan, including its capacity to accelerate the expansion of its new product, Exclusive Health, would be adversely affected if additional capital were not obtained.

         - The Board considered the likelihood that other companies would desire to enter into a business combination with Company. The Board was advised that, following the solicitation by its financial advisor of potential acquirors, no written offer to acquire control of the Company was received, other than that of PHC. The Board also considered that, following the public announcement of its negotiations with PHC, the Company was not approached by any other interested parties. The Board then concluded that further solicitation was not likely to result in a more attractive offer.

         - The Board analyzed information relating to the financial condition, results of operations, capital levels, asset quality and prospects of the Company and current and prospective industry, economic and market conditions, with particular emphasis on the competitive environment in the managed care industry generally.

         - The Board considered that the Company presented a strong strategic fit for PHC. As a result, the Board believed that, although Shareholders would not be able to participate in the ongoing benefits of the combined company, the potential benefits of the Merger to PHC should provide PHC with incentive to offer terms that represent an attractive opportunity for Shareholders.


                                       19.

         - The Board considered the opinion of Cain Brothers that, as of October 27, 1995 the Merger Consideration to be received by the Shareholders is fair to such Shareholders from a financial point of view (see "-- Opinion of Financial Advisor").

         - The Board reviewed valuation multiples of comparable PPO and other managed care company acquisitions as provided by Cain Brothers and the purchase price (defined as Enterprise Value) for the acquired companies as a multiple of the LTM revenues, net income, EBIT and EBITDA. Based on those analyses and the opinion by Cain Brothers, the Board concluded that PHC's offer represented an attractive offer for Shareholders. See " - Opinion of Financial Advisor" for a definition of the terms "Enterprise Value," "LTM," "EBIT" and "EBITDA."

         - The Board considered that PHC's offer of $2.25 per share compared favorably to the Company's July 31, 1995 book value per share of $0.55 and its tangible book value per share of ($0.05).

         - The Board considered the terms of the Merger Agreement, including the Company's ability to consider and approve other proposals for the sale of the Company if a Superior Offer (as hereinafter defined) were made.

         The Company's Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger, including the following:

         - The Board considered the terms of the Merger, including the significant conditions to Closing and the risks that the Merger might not occur.

         - The Board considered that, because the Merger Consideration consists of cash, the Shareholders would not be able to participate in any appreciation in the value of the Company that might result from the combined enterprise, including the further development of Exclusive Health.

         - The Board considered the possibility that the covenants regarding alternative acquisition proposals and the break-up fee provision contained in the Merger Agreement could have the effect of discouraging other offers, although the Board recognized that such provisions were a prerequisite to PHC's willingness to enter into the Merger Agreement and that, in the Board's view, the benefits to the Shareholders of the Merger Agreement outweighed this potential risk, particularly as the Board retained the ability to negotiate with potential third-party acquirors.

         - The Board considered the financial interests of certain persons in the Merger, including the fact that Mr. Toral, who holds approximately 36.3% of the Company's outstanding Common Stock and is the Chief Executive Officer and Chairman of the Board of the Company will, as a condition of the Merger, enter into an employment agreement, pursuant to which he will serve as President and


                                       20.

              Chief Executive Officer of the Surviving Corporation and receive certain economic benefits. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS -- Interests of Mr. Toral." The Board weighed this concern, however, against the fact that, as a prerequisite to PHC's willingness to enter into the Merger Agreement, PHC required that Mr. Toral place, at the Effective Time, $2,169,350 in cash into two escrow accounts for a term of five years. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS -- Escrow Agreements"

         Based on these matters and such other matters as were deemed relevant, the Board of Directors of the Company approved the Merger as being in the best interests of the Shareholders at a meeting on October 24, 1995.

         The foregoing discussion of the information and factors considered and given weight by the Board of Directors of the Company is not intended to be exhaustive, but is believed to include the material factors considered by the Company's Board. In addition, in reaching the determination to approve and recommend the Merger, in view of the wide variety of factors considered in connection with its evaluation of the Merger, the Company's Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

         PHC. In determining to approve the Merger and the Merger Agreement, the Board of Directors of PHC considered that the acquisition of Admar would complement and supplement PHC's national managed care provider network and products.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors of the Company has determined that the Merger and the Merger Agreement are advisable and in the best interests of the Company and its Shareholders and has approved the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         Pursuant to an engagement letter dated February 24, 1995 (the "Engagement Letter") and an amended engagement letter dated November 9, 1995 (the "Amended Engagement Letter"), which was amended in order to extend the term of the Engagement Letter, the Company retained Cain Brothers to act as its financial advisor in connection with the consideration of the Merger by the Company's Board of Directors. Cain Brothers is a nationally recognized firm and, as part of its investment banking business, is frequently engaged in the valuation of health care related businesses in connection with mergers, acquisitions and private placements.


                                       21.

         At the October 24, 1995 meeting of the Company's Board of Directors, Cain Brothers delivered its oral opinion (subsequently confirmed in writing as of October 27, 1995) that the Merger Consideration is fair to the Shareholders from a financial point of view. No limitations were imposed by the Company on Cain Brothers with respect to the investigations made or procedures followed in rendering its opinion. The full text of Cain Brothers' written opinion to the Company's Board of Directors (the "Fairness Opinion") is attached hereto as Appendix B and is incorporated herein by reference. The Fairness Opinion should be read carefully and in its entirety in connection with this Proxy Statement. The Fairness Opinion was prepared for the Company's Board of Directors and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote on the Merger.

         In connection with the Fairness Opinion, Cain Brothers reviewed, among other things, the Agreement and Plan of Merger, Richard T. Toral's Employment Agreement and Escrow Agreements 1 and 2, and certain financial and other information with respect to the Company that was publicly available or furnished to Cain Brothers by or on behalf of the Company, including certain internal analyses, financial projections, reports and other information prepared by the Company's management and employees. Cain Brothers also held discussions with the Company's senior management concerning the Company's historical and current operations, financial condition and prospects. In addition, Cain Brothers considered recent merger and acquisition transactions involving selected enterprises deemed reasonably comparable to the Company; analyzed certain publicly available information, including financial information, relating to selected public companies whose operations were deemed reasonably comparable to those of the Company; performed a discounted cash flow analysis of the Company's projected cash flows (which were based on projections provided by the Company's management); and considered other factors deemed appropriate in rendering the Fairness Opinion, such as the Company's recent Nasdaq Small Cap Market bid and asked prices relative to the cash-out price per share of $2.25, the dynamics of the managed care market, including the consolidation of payors and providers, increasingly competitive premium levels and the increasing awareness of purchasers regarding the cost of health care services.

         In rendering the Fairness Opinion, Cain Brothers relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed that was publicly available or furnished to Cain Brothers by or on behalf of the Company or other parties, including the projections provided by the Company's management. Cain Brothers assumed, based on discussions with and the verbal representations of management, that the financial projections that were reviewed were reasonably prepared on bases reflecting the currently available estimates and current good faith judgments of the management of the Company. In addition, Cain Brothers has not made, requested or received any independent appraisal of the assets or liabilities of the Company. The Fairness Opinion is necessarily based on economic, market, financial and other conditions as they existed, and on the information made available to Cain Brothers, as of the date of the Fairness Opinion. It should be understood that, although subsequent developments may affect the Fairness Opinion, Cain Brothers does not have any obligation to update, review or reaffirm the Fairness Opinion.


                                       22.

         COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Cain Brothers compared certain financial information of the Company to the corresponding publicly available financial information of certain other publicly-traded managed health care service companies. Cain Brothers deemed six managed health care companies to be reasonably comparable to the Company, due primarily to the business orientation of such other companies as either PPOs or other managed care administrative service companies: Core, Inc. (formerly Peer Review Analysis, Inc.), CorVel Corporation, GMIS Cost Containment Corporation, Healthcare Compare, Inc., Medical Control, Inc. and National Healthcare Alliance, Inc. Cain Brothers believes that business orientation is a more relevant factor in determining the comparability of health care companies than are market capitalizations, revenue levels or other factors. For each of these companies, Cain Brothers calculated multiples of enterprise value ("Enterprise Value") (defined for this purpose as total equity market capitalization, plus long-term debt, minus cash and equivalents) to latest twelve months' ("LTM") revenues; LTM earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"); and LTM earnings before interest expense and income taxes ("EBIT"). An analysis of the multiples for the comparable publicly traded companies yielded the following ranges of multiples: Enterprise Value to LTM revenues of 0.87x to 5.91x (with a median of 2.19x); Enterprise Value to LTM EBITDA of (73.60x) to 452.25x (with a median of 10.54x); Enterprise Value to LTM EBIT of (40.83x) to 17.15x (with a median of 12.10x); equity market capitalization to tangible book value of (33.35x) to 15.62x (with a median of 4.70x); equity market capitalization to LTM net income of (49.59x) to 23.25x (with a median of 18.56x); and equity market capitalization to projected net income for the next fiscal year end of 18.59x to 26.82x (with a median of 19.58x).

         Cain Brothers then applied the median of the multiples from their analyses to certain actual and projected results provided by the Company in order to determine implied equity values for each multiple. To arrive at implied equity values from the Enterprise Value indicators, Cain Brothers subtracted long-term debt and added cash and equivalent amounts. Enterprise Value is used as an estimate of the unleveraged value of an ongoing business enterprise at a point in time and represents a theoretical aggregate valuation of the entity before adjustments for long-term debt and cash and equivalent amounts, and as such, does not represent the value to an equity shareholder. Therefore, adjustments for long-term debt and cash and equivalent amounts were needed to make the indicators in Cain Brothers' analysis comparable to the $2.25 per share offer for the equity of the Company. No adjustments were necessary for the equity market capitalization multiples. Implied equity value was viewed as the relevant value indicator for comparison purposes because it is comparable to the value the shareholders receive for their equity holdings.

         Based upon the application of the median multiples to the Company's results, Cain Brothers calculated implied values for the Company ranging from $7.2 million (based on the median of equity market capitalization as a multiple of LTM net income) to $35.9 million (based on the median of Enterprise Value as a multiple of LTM revenues), with a mean implied equity value of $15.7 million and a median of $13.7 million. Due to the wide variance in the range of the implied equity values ($7.2 million to $35.9 million), Cain Brothers considered the median value of $13.7 million to be the most appropriate indicator of value for the following reasons: 1) the median minimizes the impact of the outliers in the range, 2) the median value


                                       23.

of $13.7 million was produced by applying the multiple for the median equity market capitalization to projected net income for the next fiscal year end to the Company's results, (Cain Brothers believes this approach to be a generally accepted method in the valuation of public companies), and 3) Cain Brothers noted nothing unique about the Company which would necessitate an adjustment in the Company's value toward either the low or high end of the range.

         COMPARABLE ACQUISITIONS ANALYSIS. Cain Brothers also reviewed the financial terms of five managed health care acquisition transactions for which Cain Brothers determined the acquired companies to be reasonably comparable to the Company, due mainly to the acquired companies' business orientation as either PPOs or other managed care administrative service companies. Cain Brothers' review included the following transactions: Right Choice Managed Care Inc.'s acquisition of HealthLink, Inc.; Value Health. Inc.'s acquisition of Community Care Networks, Inc.; Value Health, Inc.'s acquisition of Preferred Health Care Ltd.; and the acquisitions of two privately held PPOs, one in the northern United States and one in the southern United States, for which public information is not available. Cain Brothers calculated multiples for such acquired companies of purchase price (defined as Enterprise Value) to the most recently available twelve months' revenues, net income, EBIT and EBITDA. Based on this methodology, Cain Brothers estimated a valuation range of $8.3 million to $37.0 million for the equity of the Company.

         The Comparable Acquisitions Analysis attempts to determine a valuation range for the subject company by applying a variety of financial multiple indicators derived from selected, completed comparable company acquisitions. This methodology is similar to the Comparable Publicly Traded Companies Analysis in that it attempts to draw upon a universe of comparable companies to quantify certain valuation statistics to be applied in determining value. The Comparable Acquisitions Analysis is more pragmatic in addressing valuation, however, because it considers premiums and multiples actually paid by buyers to sellers in recent transactions. However, a limitation of the Comparable Acquisitions Analysis is that available data is often times limited and/or dated. The five transactions which Cain Brothers reviewed in its analysis occurred between December 1993 and August 1995.

         An analysis of the multiples for the comparable acquired companies yielded the following ranges of multiples: Enterprise Value to most recently available twelve months' revenues of 1.71x to 3.78x (with a median of 2.26x); Enterprise Value to most recently available twelve months' net income of 16.05x to 38.44x (with a median of 26.16x); Enterprise Value to most recently available twelve months' EBIT of 8.11x to 24.70x (with a median of 12.98x); and Enterprise Value to most recently available twelve months' EBITDA of 8.23x to 16.49x (with a median of 9.88x).

         Cain Brothers then applied the median multiples from its analysis to the actual results provided by the Company in order to determine implied equity values from each multiple. As in the Comparable Publicly Traded Companies Analysis, in order to arrive at the implied equity values from the implied Enterprise Values, long-term debt was subtracted and cash and equivalent amounts were added back. The resulting implied equity value could then be


                                       24.

compared to the $2.25 per share being offered to the common equity shareholders of the Company.

         Based upon the application of the median multiples to the Company's results, Cain Brothers calculated implied equity values for the Company ranging from $8.3 million (based on the median of Enterprise Value as a multiple of most recently available twelve months' EBIT) to $37.0 million (based on the median of Enterprise Value as a multiple of most recently available twelve months' revenues), with a mean implied equity value of $17.1 million and a median of $11.5 million. Due to the variance in the range of the implied equity values ($8.3 million to $37.0 million), Cain Brothers considers the median value of $11.5 million to be the most appropriate indicator of value primarily because the median minimizes the impact of the outliers in the range and Cain Brothers noted nothing unique about the Company which would necessitate an adjustment in the Company's value toward either the low or high end of the range.

         DISCOUNTED CASH FLOW ANALYSIS. Cain Brothers performed a discounted cash flow analysis to calculate the present value of the future cash flows that the Company would produce through fiscal year end January 31, 2000. The analysis was based on income statement, capital expenditure and working capital projections provided by the Company's management (and assumed by Cain Brothers to have been reasonably prepared by the Company's management on bases reflecting Company management's currently available estimates and good faith judgments), which were adjusted by Cain Brothers to create projections of current after-tax free cash flow. Assumptions for the projections for the Company were based on management's expectations of the number of market areas in which the Company's products were offered, the number of enrollees in or customers for each of the Company's products or services, the pricing levels for each of the products or services, the expense levels associated with each of the Company's products or services, including administrative overhead, customer service, claims and other costs, and the capital structure necessary to finance the Company's planned growth. Cain Brothers estimated an Enterprise Value range for the Company based upon the sum of the aggregate discounted value of the unleveraged after-tax free cash flows of the Company through January 31, 2000, plus the present value of the January 31, 2000 terminal value of the Company, using a weighted average cost of capital for the Company of 28% and terminal year free cash flow multiples of 6.0x to 7.0x.

         The terminal value represents the value of those cash flows for the indefinite period beyond the projected time horizon. We have based the terminal value estimates on conservative multiples (6.0x to 7.0x) of after-tax free cash flow. Our analysis discounted the projected free cash flow and terminal year value at a discount rate (28%) which we deemed appropriate for the industry and company risk inherent in the Company's business. The discount rate represents the weighted average return demanded by both debt and equity holders of the Company, and is commonly known as the after-tax Weighted Average Cost of Capital ("WACC"). The WACC is derived using the Capital Asset Pricing Model, a common financial model utilized in the derivation of the cost of capital. The discount rate of 28% reflects the facts that the Company is a small capitalization public company and the free cash flows in the projections are heavily dependent on the success of a new product (Exclusive Health). Based on the Discounted Cash


                                       25.

Flow Analysis, Cain Brothers estimated a valuation range of $11.2 million to $13.3 million for the equity of the Company.

         In reaching its Fairness Opinion conclusion, Cain Brothers placed more emphasis on the Comparable Publicly Traded Companies Analysis and the Comparable Acquisitions Analysis than the Discounted Cash Flow Analysis. The Discounted Cash Flow methodology is based upon a theoretical model which employs multiple assumptions about an enterprise's future activity levels, market and economic conditions, competitive forces and regulatory changes, whereas both the Comparable Publicly Traded Companies and Comparable Acquisitions methodologies are based upon actual valuations assigned to enterprises by investors. While Cain Brothers did not rely upon the Discounted Cash Flow methodology as heavily in reaching its Fairness Opinion conclusion, it noted that this methodology does suggest a value for the Company which is generally supportive of the value conclusions produced by the other two analyses.

         In arriving at the Fairness Opinion, and in presenting its findings to the Company's Board of Directors, Cain Brothers performed certain financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of Cain Brothers' analyses. Cain Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying the analyses set forth in the Fairness Opinion and in the presentation to the Company's Board of Directors. In arriving at its fairness determination, Cain Brothers considered the results of all such analyses.

         No company or transaction used in the comparable publicly-traded companies analysis or the comparable acquisitions analysis summarized above is identical to the Company or the proposed Merger. With respect to comparable company analyses, a particular analysis performed by Cain Brothers is not necessarily indicative of actual values, which may be significantly higher or lower than suggested by such analysis. The analyses are not appraisals and do not necessarily reflect the prices for which businesses actually could be sold or actual values or future results that might be achieved.

         Pursuant to the Engagement Letter and Amended Engagement Letter, the terms of which were negotiated at arm's length between the Management of Admar and representatives of Cain Brothers, the Company engaged Cain Brothers to act as its exclusive financial advisor in connection with the consideration of the Merger contemplated by the Merger Agreement. The Company will pay Cain Brothers a fee (calculated in part as a percentage of the total consideration involved in the Merger with Acquisition Sub) of $487,500 for its services pursuant to the terms of the Engagement Letter and has agreed to reimburse Cain Brothers for its reasonable out-of-pocket expenses. The Company also has agreed to indemnify Cain Brothers, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.


                                       26.

THE MERGER AGREEMENT

         The following is a summary of the Merger Agreement, a copy of which is attached hereto as Appendix A. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement, which is incorporated herein by reference.

         EFFECTIVE TIME. The Merger will become effective when articles of merger of Acquisition Sub and the Company (the "Articles of Merger") are filed with the Secretary of State of Florida in accordance with the provisions of
Section 607.1105 of the Florida 1989 Business Corporation Act. The Articles of Merger are expected to be filed on the second business day after satisfaction or, where permissible, waiver of the conditions contained in the Merger Agreement (the "Closing"). The date and time when the Merger becomes effective is referred to herein as the "Effective Time."

         THE MERGER. The Merger Agreement provides that, at the Effective Time, Acquisition Sub, a wholly-owned subsidiary of PHC, will be merged with and into the Company, the separate corporate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation"), with the Articles of Incorporation and Bylaws of Acquisition Sub becoming the Articles of Incorporation and Bylaws of the Surviving Corporation and directors and officers of Acquisition Sub becoming the directors and officers of the Surviving Corporation. Following consummation of the Merger, the Company, as the Surviving Corporation, will be a wholly-owned subsidiary of PHC. As a result of the Merger, all of the properties, rights, privileges and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

         COMMON STOCK. At the Effective Time, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $2.25 per share in cash, without interest (the "Merger Consideration"), other than Common Stock (i) owned by or held in the treasury of the Company or any subsidiary of the Company, which will be canceled without payment, and (ii) in respect of which dissenters' rights have been properly exercised, and the Common Stock will cease to be publicly traded. Each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of Common Stock of the Surviving Corporation.

         Under the terms of the Merger Agreement, the per share Merger Consideration is fixed and will not be adjusted to reflect any change in the market price of the Common Stock. The market price of the Common Stock may vary from the price on the date hereof, or on the date on which the Shareholders vote on the Merger, as a result of changes in the business, operations, financial results or prospects of Admar, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors.


                                       27.

         OPTIONS. Under the Merger Agreement, the Board of Directors of the Company will cause the acceleration of the vesting, conditioned upon the closing of the Merger (the "Closing"), of each outstanding option to purchase shares of Common Stock under the Company's 1992 Directors' Stock Option Plan, the 1992 Officers' Stock Option Plan, the 1992 Stock Option Plan, and any other stock option plan adopted by the Company (collectively, the "Option Plans"). Each holder of an outstanding option under the Option Plans will, immediately prior to the Effective Time, be entitled to exercise such option in full, which exercise may be conditioned upon the Closing. All options outstanding under such Plans will terminate at the Effective Time if not exercised prior thereto. In lieu of receiving certificates representing the shares acquired upon exercise, the optionee will receive the full cash amount to which the optionee would otherwise be entitled under the Merger Agreement with respect to such shares.

         WARRANTS. In lieu of rights to acquire Common Stock of the Company which a holder of an outstanding warrant may have upon exercise prior to the Effective Time, at and after the Effective Time, each warrant holder (except for Humana, Inc., which shall, as a condition to the Merger, have waived its right of first refusal and surrendered all warrants held by it to purchase Common Stock) shall be entitled to receive, upon exercise, for the remaining term of such warrant, only the product of (i) the number of shares subject to such warrant and (ii) the positive difference between $2.25 less the exercise price per share of such warrant. Such amount will be payable upon delivery to the Paying Agent of the warrant and appropriate exercise documents, properly executed and otherwise completed. Holders of warrants with exercise prices of $2.25 or more would not receive any Merger Consideration with respect to such warrants and, if not exercised, such warrants would terminate according to their terms on February 1, 1996, unless extended. The entity acting as market maker in a public offering of the warrants holds a warrant, having an exercise price of $1.50, to purchase 30,780 shares of Common Stock and would therefore receive Merger Consideration equal to $23,085 with respect to such warrant. All other warrants have exercise prices in excess of $2.25, and therefore the holders of such warrants will not receive any benefit with respect to such warrants if the Merger is consummated.

         In December 1991, the Company entered into an agreement with Humana Inc. pursuant to which Humana acquired 200,000 shares of the Company's Common Stock and a warrant to acquire up to 1,800,000 shares of Common Stock (which, together with the Common Stock acquired, represented approximately 20% of the Common Stock outstanding at that time). The warrants expire ratably from December 17, 1995 through December 17, 1996 and have varying exercise prices based on the market price of the Common Stock, with a minimum exercise price of $2.50 per share. At the same time, Richard T. Toral, president of the Company, granted to Humana, in the event Mr. Toral proposed to sell his Common Stock, a right of first refusal to acquire such Common Stock, from Mr. Toral on terms comparable to those proposed. On August 31, 1992, Humana made a loan to the Company of $1,000,000 in principal amount, with interest at the rate of 6% per annum. In connection with the Merger, Humana elected to waive its right of first refusal, provided that the loan was repaid in full at the Closing.


                                       28.

         EMPLOYEE STOCK PURCHASE RIGHTS. The Merger Agreement provides that participants in the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") may use any payroll deductions that have accumulated as of the Effective Time to purchase shares of the Company's Common Stock under rights then outstanding under the Purchase Plan. Any remaining rights held by participants under the Purchase Plan shall be terminated as of the Effective Time. In lieu of issuing stock certificates representing the shares acquired upon such purchase, a participant will receive the full cash amount to which such participant would be entitled under the Merger Agreement with respect to such shares.

         PAYMENT FUND. The Merger Agreement provides that, as of the Effective Time, PHC will deposit with a payment agent reasonably acceptable to PHC and the Company (the "Paying Agent") funds equal to the aggregate Merger Consideration payable to the Shareholders pursuant to the Merger Agreement. Any funds remaining with the Paying Agent one year after the Effective Time will be delivered to the Surviving Corporation upon demand, to be held for the benefit of the former Shareholders of the Company until they surrender their respective certificates in accordance with the Merger Agreement, or until such funds shall otherwise escheat pursuant to applicable laws, whichever occurs first.

         REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains certain representations and warranties of the Company, PHC and Acquisition Sub including, among other things, representations and warranties regarding their respective due organization, good standing, authority to enter into the Merger Agreement, absence of conflict between transactions contemplated by the Merger Agreement and other agreements and documents. In addition, under the Merger Agreement, the Company has made representations regarding its capitalization; adequacy of filings with the Securities and Exchange Commission; consents and approvals; subsidiaries; absence of certain violations and defaults; licenses and permits; title to properties; federal, state, foreign, county and local taxes; governmental authorization and compliance with laws; provider relationships and contracts; provider activities and liability for the cost of health case services; actions and proceedings; labor matters; certain contracts; employee benefit plans; and the lack of material adverse changes since July 31, 1995. PHC's sole remedy for breach of a representation and warranty by the Company, absent fraud by the Company, is termination of the Merger Agreement.

         CONDUCT OF BUSINESS PENDING THE MERGER. The Company has agreed that it will conduct its business and that of its subsidiaries prior to the Effective Time only in the ordinary course and will use all commercially reasonable efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and key employees. The Company also has agreed to certain specific restrictions on its and its subsidiaries' ability to, among other things, take the following actions, with specified exceptions, without PHC's consent; (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize other securities in respect of, shares of its capital stock; (iii) repurchase or otherwise acquire any shares of its capital stock; (iv) issue any securities; (v) acquire any business or any corporation, partnership, association or other business organization or division thereof; (vi) sell, lease or otherwise dispose of, any of its assets equal to or in excess


                                       29.

of $25,000 per transaction; (vii) incur any indebtedness for borrowed money or guarantee any such indebtedness, other than under the Company's existing line of credit for purposes consistent with past practice; (viii) increase the compensation of any director, officer or employee or hire employees with annual salaries of $50,000 or more; (ix) execute, renew or extend any lease obligations which individually or in the aggregate equal or exceed $25,000 per annum; (x) settle any litigation or arbitration, including any administrative agency matter; (xi) amend certain existing agreements or enter into new agreements;
(xii) take any deliberate action other than actions expressly permitted or required by the Merger Agreement that would result in any of the representations and warranties of the Company set forth in the Merger Agreement becoming untrue, or in any of the conditions of the Merger set forth in the Merger Agreement not being satisfied; or (xiii) adopt or propose any change to the Articles of Incorporation, By-Laws, or other organizational documents of the Company or its subsidiaries.

         OTHER BIDS. In the Merger Agreement, the Company has agreed that, except as described below, it would not, nor would any of its affiliates or any of its or their respective officers, employees, agents and representatives initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger or other business combination or any proposal to acquire a substantial equity interest in the Company, or any purchase of any substantial portion of the assets of the Company or any of its subsidiaries (a "Takeover Proposal"). However, the Board of Directors may furnish information or engage in negotiations or discussions with respect to a Takeover Proposal or endorse, approve, recommend or enter into an agreement with respect to an unsolicited "Superior Proposal." A Superior Proposal is a Takeover Proposal that the Board of Directors, in the good faith exercise of its fiduciary duty after consultation with outside financial advisors, has determined is more favorable to the Shareholders than the Merger. In addition, the Company has agreed to promptly notify PHC if any such inquiries or proposals are received by the Company. In the event a Takeover Proposal is deemed a Superior Proposal by the Company's Board of Directors, its acceptance shall be subject to the same fiduciary duty conditions as is the Company's acceptance and execution of the Merger Agreement.

         If the Company accepts a Superior Proposal that was not accepted in violation of the Merger Agreement as described above, it will be deemed a termination of the Merger Agreement by mutual consent, provided the Company pays PHC the break-up fee required by the Merger Agreement (the "Break-Up Fee"). See "-- Payments Upon Termination."

         The combined effect of these provisions could be to render more difficult or otherwise to discourage an attempt by a party other than PHC to obtain control of the Company by means of a merger or otherwise.

         OTHER AGREEMENTS OF THE COMPANY, PHC AND ACQUISITION SUB. In the Merger Agreement, the Company, PHC and Acquisition Sub have agreed to use all commercially reasonable efforts, and to reasonably cooperate with the other in such efforts, to obtain approvals of any regulatory authority required to be obtained by the Company, any subsidiary of the Company, PHC or Acquisition Sub in order to consummate the transactions contemplated by the Merger Agreement.


                                       30.

         Between the date of the Merger Agreement and Closing, the Company and its subsidiaries will afford the officers, employees, counsel, accountants and other authorized representatives of PHC and its representatives reasonable access to the properties, books, contracts, commitments and records of the Company and its subsidiaries, and furnish promptly to PHC all information concerning its business, properties and personnel as PHC or its representatives may reasonably request.

         The Merger Agreement provides that on commercially reasonable terms, the specific aspects of which shall require the review and consent of PHC (which consent shall not be unreasonably withheld), the Company may secure policies of insurance from reputable licensed insurers to cover the costs and expenses that may be incurred by the Company or any of its subsidiaries, or any of their respective officers or directors, in connection with claims against officers or directors which may be brought on or after the Effective Time, but which arise from actions or omissions alleged to have occurred prior to the Effective Time.

         The Merger Agreement provides that the Company, PHC and Acquisition Sub will each act in good faith and use their reasonable best efforts to consummate the transactions contemplated by the Merger Agreement.

         CONDITIONS TO THE MERGER. The respective obligations of the Company, PHC and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions: (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the Shareholders; (ii) the procurement of necessary governmental and third-party approvals; (iii) the receipt of certain legal opinions by respective counsels for the parties; (iv) execution of (A) the employment agreement between the Company and Richard T. Toral (the "Employment Agreement") and (B) the Escrow Agreements among Richard
T. Toral, PHC and the Escrow Agent (collectively, the "Escrow Agreements"), and
(v) waiver by Humana, Inc. of its right of first refusal to acquire shares of the Common Stock held by Richard T. Toral.

         The respective obligations of PHC and Acquisition Sub to consummate the Merger are further subject to, among other things, the satisfaction of the following conditions, prior to or at the Effective Time: (i) that the Company shall have complied with and performed in all material respects all of the terms, covenants and conditions of the Merger Agreement to be complied with and performed by it at or prior to the Closing; (ii) the Company shall not have received written notice from Shareholders representing more than 7 1/2% of all of the outstanding shares of Common Stock immediately prior to the Effective Time, indicating an invention to exercise dissenters' rights of appraisal; (iii) prior to the Effective Time, the Company will not have approved any Takeover Proposal other than the Merger Agreement; and (iv) the representations and warranties made by the Company in the Merger Agreement shall be true and correct in all respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes expressly contemplated by the Merger Agreement; provided, however, that with respect to certain of the representations and warranties made by the Company in the Merger Agreement, inaccuracies will not constitute a breach of the Merger Agreement unless such inaccuracies (A)


                                       31.

would result in the violation of any law or order for which there is a substantial risk of a criminal penalty; (B) could reasonably be expected to invalidate the Merger Agreement or any of its contemplated transactions, or (C) can reasonably be expected to have both an individual Gross Adverse Effect (as hereinafter defined) of $25,000 or more and a cumulative Gross Adverse Effect of $500,000 or more when combined with other inaccuracies individually having a Gross Adverse Effect of $25,000 or more.

         As defined in the Merger Agreement, "Gross Adverse Effect" means the cost, expense or loss of revenue actually suffered or incurred, or which can be reasonably expected to be suffered or incurred, by the Company and its subsidiaries taken as a whole (less any recovery reasonably expected from insurance policies) as a consequence of the facts or circumstances which constitute such omission or inaccuracy, without accounting for offsetting benefits or savings related to such consequence, except as otherwise expressly stated in the Merger Agreement. An omission or inaccuracy will not be deemed to have a Gross Adverse Effect if it is the consequence of any action or inaction by PHC or its affiliates, the consequence of actions or inactions contemplated or permitted by the Merger Agreement or referred to in the schedules to the Merger Agreement, the consequence of actions or inactions to which PHC consents, the consequence of expenses of the Merger Agreement and the transactions contemplated thereby, or is otherwise reflected in the Company's Second Quarter 10-QSB. In addition, the obligations of PHC and Acquisition Sub to consummate the Merger are also subject to the condition that there has not been a material adverse change in the Company's business condition, results of operation or liabilities; however, a change is not deemed to be a material adverse change if the change is (A) the consequence of any action or inaction by PHC or its affiliates, (B) the consequence of actions or inactions contemplated or permitted by the Merger Agreement or reflected in the schedules to the Merger Agreement, (C) the consequence of actions or inactions to which PHC consents,
(D) the consequence of expenses of the Merger Agreement and the transactions contemplated thereby, or (E) is otherwise reflected in the Company's Second Quarter 10-QSB.

         There can be no assurance that all of the conditions to PHC's obligations to consummate the Merger will be satisfied. In such event, even if the Shareholders vote to approve the Merger and the Merger Agreement, it is possible that the Merger would not be consummated and that the Merger Agreement would be terminated.

         The obligations of the Company to consummate the Merger are further subject to, among other things, the satisfaction of the following conditions, prior to or at the Effective Time: (i) that PHC and Acquisition Sub shall have complied with and performed in all material respects all of the terms, covenants and conditions of the Merger Agreement to be complied with and performed by them at or prior to the closing, (ii) that PHC shall have, at Closing, repaid the outstanding loan owed by the Company to Humana, in the sum of $1,000,000, plus all accrued interest, provided that Humana, Inc. at the Closing surrenders all warrants of the Company and waives its right of first refusal to purchase Common Stock held by Richard T. Toral, and (iii) that the representations and warranties made by PHC and Acquisition Sub in the Merger Agreement shall be true and correct in all respects at the Closing, with the same force and effect


                                       32.

as though such representations and warranties had been made at and as of the Closing, except for changes contemplated by the Merger Agreement.

         Any of the conditions to consummation of the Merger, including conditions relating to the accuracy of the various representations and warranties as of the Closing Date, may be waived by the party in whose favor the condition is intended to operate. Although the parties do not currently intend to waive or modify any conditions (other than the modification of certain exhibits to the Merger Agreement to be delivered at Closing), there can be no assurance that any condition will not be waived or modified in the future and it is possible, if the Company elects to waive any condition to its obligation to consummate the Merger, that such waiver would have an adverse effect on the Shareholders.

         TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of the Company, PHC and Acquisition Sub; (ii) by either the Company or PHC if the Effective Time shall not have occurred on or before June 30, 1996; (iii) by PHC or Acquisition Sub, if the Company has breached the Merger Agreement and such breach is not cured within 10 days after written notice of the breach to the Company (or 45 days with respect to breaches relating to certain regulatory matters); (iv) by the Company, if PHC or Acquisition Sub has breached the Merger Agreement and such breach has not been cured within 10 days after written notice by the Company of such breach, and (v) by either the Company or PHC under certain other circumstances.

         PAYMENTS UPON TERMINATION. In the event that the Company accepts a Takeover Proposal that constitutes a Superior Proposal, the Company will pay PHC the Break-Up Fee equal to PHC's reasonable out-of-pocket expenses (including but not limited to attorneys' fees) incurred in connection with all negotiations with the Company and the investigation and analysis of the legal, financial and business affairs of the Company and its subsidiaries and other activities related to consummating the transactions contemplated by the Merger Agreement. The Break-Up Fee shall not exceed $250,000 and will not include fees paid or owed by PHC to Goldman Sachs. Upon payment of the Break-Up Fee, the Merger Agreement will be deemed automatically terminated by mutual consent.

         AMENDMENT; WAIVER. The Merger Agreement provides that it may be amended in writing by agreement of the parties thereto at any time. However, subsequent to any Shareholder approval of the Merger, no amendment may be made that, under applicable law would require Shareholder approval without such further approval. The Merger Agreement further provides that at any time prior to the Effective Time, any party to the Merger Agreement may, by action of the Board, in a writing signed by the party to be bound (i) extend the time for the performance of any of the obligations or other acts of the other party thereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance by any other party with any of the conditions and agreements contained in the Merger Agreement.


                                       33.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; RELATED AGREEMENTS

         In considering the Merger, Shareholders should be aware that certain members of the Company's management and the Board of Directors may receive economic benefits as a result of the Merger and may have other interests in the Merger. The Board of Directors was aware of these interests and considered them along with the other matters described above under "-- Background of and Reasons for the Merger--Reasons for the Merger."

         SHARE OWNERSHIP. As of the Record Date, executive officers and directors of the Company owned of record or beneficially an aggregate of 3,788,924 shares of Common Stock of the Company. Richard T. Toral, Chief Executive Officer and Chairman of the Board, owns approximately 36.3% of the Company's Common Stock. See "Security Ownership Of Certain Beneficial Owners And Management."

         ACCELERATION OF OPTIONS HELD BY DIRECTORS AND NAMED EXECUTIVE OFFICERS. Virginia Pascual, a Director and named Executive Officer of the Company, and Edward Evans and Stephen Goodell, Named Executive Officers of the Company, each hold options to purchase Common Stock that may be accelerated immediately prior to the Effective Time (collectively, the "Accelerated Options"). The Accelerated Options held by Ms. Pascual, Mr. Evans, and Mr. Goodell have exercise prices of $2.375. Given the Merger Consideration of $2.25 per share, these Directors and Named Executive Officers will not receive any benefit with respect to their Accelerated Options if the Merger is consummated. John Tillotson, a Director of the Company, holds an option to purchase 25,000 shares of Common Stock, of which 5,000 shares is vested and 20,000 shares will be accelerated under the terms of the 1992 Directors' Stock Option Plan. Such option has an exercise price of $1.81. Mr. Tillotson may therefore receive aggregate Merger Consideration in the amount of $11,000 if the Merger is consummated.

         EMPLOYMENT AGREEMENT. Under the Employment Agreement, which will be executed at Closing, Mr. Toral will become the President and Chief Executive Officer of the Surviving Corporation. Mr. Toral will devote all of his time, energy and skill during regular business hours to the affairs of the Company, and will receive a base salary of $210,000 per annum, plus an annual success sharing bonus as the Board of Directors shall determine, as well as other benefits. In addition, if Mr. Toral is employed by the Surviving Corporation on December 31, 2000, he will receive a special bonus, not to exceed $271,170, based on the Surviving Corporation's performance for the five years ended December 31, 2000.

         ESCROW AGREEMENTS. As an inducement to PHC to enter into the Merger Agreement, Mr. Toral will enter into an Escrow Agreement with PHC and an Escrow Agent ("Escrow Agreement 1") to be executed at Closing, pursuant to which Mr. Toral will deposit, from his Merger Consideration, the sum of $1,084,675.00 in an escrow account to be paid over to (A) Mr. Toral if (i) he is continuously employed by the Surviving Corporation through December 31, 2000; or (ii) if employment with the Surviving Corporation is terminated without cause or terminated as a result of an involuntary resignation, prior to December 31, 2000; or (iii) Mr. Toral dies or is terminated as a result of his disability; or
(B) to PHC if (i) Mr. Toral resigns or voluntarily leaves the employ of the Surviving Corporation prior to December 31,


                                       34.

2000 (other than an involuntary resignation); or (ii) if Mr. Toral's employment with the Surviving Corporation is terminated for cause prior to December 31, 2000.

         As a further inducement to consummate the Merger, Mr. Toral will enter into a second escrow agreement with PHC and an escrow agent ("Escrow Agreement 2") to be executed at Closing, pursuant to which Mr. Toral will deposit from his Merger Consideration, the sum of $1,084,675.00 in an escrow account to be paid to Mr. Toral in the following manner: (A) 75% of the escrowed amount shall be paid on December 31, 2000, to Mr. Toral regardless of: (i) the length of Mr. Toral's employment with the Surviving Corporation; (ii) whether Mr. Toral is employed with the Surviving Corporation on December 31, 2000; and (iii) the reason for the termination of Mr. Toral's employment with the Surviving Corporation, if any; and (B) the remaining 25% of the escrowed amount shall be paid to Mr. Toral or to PHC, depending upon the performance of the Surviving Corporation, as determined on December 31, 2000, relative to a business plan to be agreed upon by the parties.

         RELATIONSHIPS WITH PMLIC AND PHC. PMLIC, the indirect parent of PHC, accounted for approximately 35.6% of Admar's revenues in fiscal 1995. Admar provides PMLIC with access to its PPO provider networks, including Med Network and Med Select, as well as to its Exclusive Health and HealthWatch products. For Med Select, the Company receives a portion of the discount received by its customer for using Admar's networks, which discount is paid to the Company directly by PMLIC. For the remainder of these products, PMLIC pays Admar a per-member-per-month fee. PMLIC has been a customer of Admar for approximately 14 years.

         In addition, in January 1994, the Company entered into an acquisition agreement with PHC, pursuant to which the Company acquired PHC's health care provider network located in southern California in consideration of $35,000 in cash and an interest-free note in the principal amount of $90,000, payable in two installments.

         OUTSTANDING LOANS. The Company has two outstanding loans from PMLIC, the ultimate parent of PHC, in the principal amounts of $400,000 and $1,000,000 in connection with the Company's Exclusive Health product. See "BUSINESS."

         OTHER INTERESTS. Pursuant to the Merger Agreement, at the Effective Time, the officers of the Company will be elected as the officers of the Surviving Corporation. See "THE MERGER -- The Merger Agreement."

PAYMENT FOR THE COMMON STOCK AFTER THE MERGER; SOURCE OF FUNDS

         EXCHANGE OF CERTIFICATES. PHC shall enter into an agreement, in form and substance reasonably acceptable to PHC and the Company (the "Paying Agent Agreement"), with the Paying Agent. As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of Common Stock other than the Company, PHC and any subsidiary of the Company or PHC, including Acquisition Sub, (i) a letter of transmittal which will specify that delivery shall be effected, and risk of loss and title to the certificates


                                       35.

representing such holder's Common Stock (the "Certificates") will pass, only upon delivery of the Certificates to the Paying Agent, which letter of transmittal shall be in such form and have such other provisions as shall be required for the surrender of the Certificates in exchange for the amount of cash to be received for the Certificates. Upon surrender of a Certificate, together with the letter of transmittal, duly executed, the holder of a Certificate will be entitled to receive in exchange the Merger Consideration represented by the Certificate, and the Certificate will be canceled. Any funds deposited with the Paying Agent that remain unclaimed by the former Shareholders of the Company one year after the Effective Time will be paid to the Surviving Corporation upon demand to be held for the benefit of the former Shareholders of the Company until they surrender their respective certificates in accordance with the Merger Agreement, or until such funds shall otherwise escheat pursuant to applicable laws, whichever occurs first.

         After the Effective Time, the Shareholders of the Company will cease to have any further rights as holders of Common Stock, other than the right to payment from the Paying Agent upon the surrender of their Certificate(s). There will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time.

         PHC's source of funds for the Merger Consideration will be a capital contribution from PMLIC, PHC's ultimate parent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS

         The following is a summary of certain of the material United States federal income tax consequences of the Merger that are generally applicable to the holders of Common Shares. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences as described herein.

         The receipt of cash in exchange for shares of Common Stock pursuant to the Merger, and the receipt of cash by a Shareholder who exercises his dissenters' rights under California or Florida law, will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such Shareholder's adjusted tax basis in the Common Stock, and the amount of cash received in exchange therefor (other than amounts received pursuant to a Shareholder's statutory rights of appraisal that are denominated as interest, which amounts would be taxable as ordinary income). Such gain or loss will be a capital gain or loss if such shares of Common Stock are held as a capital asset, and shall be long-term capital gain or loss if, on the date of the Merger, such shares of Common Stock were held for more than one year.

         The foregoing discussion may not apply to Shareholders who acquired their Common Stock pursuant to the exercise of employee stock options, the Company's 1995 Employee Stock Purchase Plan or other compensation arrangements with the Company, or who are not citizens


                                       36.

or residents of the United States, or who hold their shares of Common Stock other than as a capital asset, or who are otherwise subject to special tax treatment. EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated among the Company's assets and liabilities based on the fair value of the assets acquired and liabilities assumed.




DISSENTERS' RIGHTS

         Shareholders who do not vote in favor of the Merger Agreement and the Merger will have the right to seek to obtain payment in cash of the fair value of their shares of Common Stock by complying with the requirements of Section
607.1320 of the Florida 1989 Business Corporation Act (the "FBCA"). In addition,
Section 2115 of the California Law makes applicable to the Company certain provisions of the California Law, including provisions regarding dissenters' rights. As a result, Shareholders may, in lieu of complying with Section
607.1320 of the FBCA, comply with Chapter 13 of the California Law.

         FLORIDA LAW. Pursuant to Florida Law, Shareholders are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the FBCA. A person having a beneficial interest in Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect such dissenters' rights. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the FBCA and is qualified in its entirety by the full text of Sections 607.1301, 607.1302 and 607.1320 which are attached hereto as Appendix C.

         Under the FBCA, a Shareholder who follows the procedures set forth in
Section 607.1320 will be entitled to receive an offer from the Company to pay the dissenting Shareholder an amount estimated by the Company to be the "fair value" for such Shareholder's shares. Any Shareholder who wishes to exercise dissenters' rights, or who wishes to preserve such rights, should review the following discussion carefully, because failure to comply timely and properly with the procedures specified will result in the loss of dissenters' rights under the FBCA. Admar's estimate of the "fair value" of the shares may be more or less than the Merger Consideration.

         A Shareholder wishing to exercise his dissenters' rights must deliver to Admar before the vote at the Annual Meeting, a written notice of his, her or its intent (a "Notice of Intent")


                                       37.

to demand payment if the Merger is effected. Such Shareholder must not vote in favor of approval of the Merger. A proxy which does not contain voting instructions will, unless revoked, be voted for approval of the Merger. A Shareholder who votes by proxy and who wishes to exercise his, her or its dissenters' rights must (i) vote against the approval of the Merger or (ii) abstain from voting with respect to the Merger. However, a vote against approval of the Merger will not, in and of itself, constitute a written demand for dissenters' rights satisfying the requirements of Section 607.1320.

         Any Notice of Intent should be addressed to the Admar Group, Inc., 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention:
Secretary, and should be executed by, or on behalf of, the holder of record. The Notice of Intent must reasonably inform the Company of the identity of the Shareholder and that such Shareholder is thereby objecting to the Merger and demanding payment for his, her or its shares.

         Under Section 607.1320, within 10 days of Shareholder approval of the Merger the Company must provide written notification (a "Notice of Approval") of such approval to each Shareholder who gave the Company a Notice of Intent. Within 20 days after the Notice of Approval, the dissenting Shareholder must file with the Company a written notice of election to dissent stating his, her or its name and address, the number of shares of Common Stock as to which he, she or it dissents, and a demand for payment of the fair value of the shares of Common Stock. Any Shareholder filing an election to dissent must deposit his, her or its Admar Common Stock certificates with the Company at the time of filing of the election to dissent. The Company may restrict the transfer of uncertificated shares from the date the election to defend is filed with the Company.

         Within 10 days after the expiration of the period in which Shareholders may file their notice of election to dissent or within 10 days after consummation of the Merger, whichever is later, but in no event more than 90 days after the date Shareholders approve the Merger, the Company must make a written offer to each Shareholder who has filed a notice of election to dissent to pay an amount the Company estimates to be the "fair value" of the shares of the Common Stock. The FBCA defines fair value ("Fair Value") with respect to dissenter's shares to mean the value of the shares as of the close of business on the day prior to the date the shareholders' authorize the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

         If the dissenting Shareholder accepts the Company's offer within 30 days after such offer was made, payment must be made within 90 days after the offer is made or upon consummation of the Merger, whichever is later. If the Company fails to make an offer, or if the dissenting Shareholder does not accept the offer within 30 days after the offer is made, then the Company, within 30 days after receipt of written demand from any dissenting Shareholder must bring an action in a court of competent jurisdiction requesting that the Fair Value of the shares of the Common Stock be determined. The judgment may, at the discretion of the Court, include a fair rate of interest to be authorized by the court. If the Company fails to bring such an action, any dissenting Shareholder may do so in the name of the Company.


                                       38.

         The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of Fair Value. The appraisers shall have such power and authority as is specified in their order of appointment.

         The costs and expenses of any such action shall be determined by the court and shall be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting Shareholders who are parties to the action, to whom the Company shall have made an offer to pay for the shares, if the court finds that such Shareholders' failure to accept such offer was arbitrary, vexatious or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, appraisers appointed by the court, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the Fair Value of the shares, as determined, materially exceeds the amount the Company offered to pay therefor, or if no offer was made, the court may award to any Shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any attorneys or experts employed by the Shareholder in the action.

         Shareholders who consider seeking dissenters' rights should be aware that the Fair Value of their shares of Common Stock as determined under FBCA could be more than, the same as, or less than, the consideration they would receive pursuant to the Merger Agreement if they did not seek dissenters' rights.

         Only a holder of record of Common Stock as of the Record Date is entitled to assert dissenters' rights for the shares of Common Stock registered in that holder's name. The demand for dissenters' rights should be executed by or on behalf of the holder of record fully and correctly, as his, her or its name appears on his, her or its respective stock certificates. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as a joint tenancy or in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise dissenters' rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock held for other beneficial owners. In such case, the written demand should set forth the number of shares of Common Stock as to which dissenters' rights are sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to be with respect to all shares of Common Stock held in the name of the record owners. Shareholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers or determine the appropriate procedures for making a demand.


                                       39.

         If any Shareholder who demands dissenters' rights with respect to his, her or its shares of Common Stock fails to perfect, or effectively withdraws or loses his, her or its right to dissent, he, she or it will be entitled to receive the Merger Consideration in accordance with the terms of the Merger Agreement. A Shareholder will fail to perfect, or effectively withdraw or lose, his right to dissent if he fails to deliver a Notice of Intent to the Company prior to the vote on the Merger at the Annual Meeting, fails to vote against the approval of the Merger or fails to abstain with respect to the Merger, fails to file a notice of election to dissent with the Company, or delivers to the Company a written withdrawal of his notice to dissent before an offer is made by the Company under Section 607.1320. After such offer is made by the Company, no notice of election to dissent may be withdrawn except with the written consent of the Company.

         Failure to follow the steps required by Sections 607.1302, 607.1302 and
607.1320 of the FBCA for perfecting dissenters' rights will result in the loss of such rights. Consequently, any Shareholder who desires to exercise his, her or its dissenters' rights is urged to consult with his, her or its legal advisor before attempting to exercise such rights.

         CALIFORNIA LAW. Pursuant to Chapter 13 of the California Law, holders of shares of Admar Common Stock are entitled to rights of dissent and appraisal of the value of their shares of Common Stock in connection with the Merger. The failure of a dissenting Shareholder to follow the appropriate procedures may result in the termination or waiver of such dissenters' rights.

         Pursuant to the terms of the Merger Agreement, if holders of Common Stock of Admar have exercised dissenters' rights in connection with the Merger under Chapter 13 of the California Law, any Dissenting Shares (as defined below) will not be converted into the right to receive the Merger Consideration, but will become entitled to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California.

         If the Merger is approved by the required vote of the Shareholders and is not abandoned or terminated, each Shareholder who has not voted in favor of the Merger and who follows the procedures set forth in Chapter 13 will be entitled to have his shares of Common Stock purchased by Admar for cash at their fair market value. The fair market value of shares of Common Stock will be determined as of the date before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger. The shares of Common Stock with respect to which holders have perfected their purchase demand in accordance with Chapter 13 and have not effectively withdrawn or lost such dissenters' rights are referred to in this Proxy Statement as the "Dissenting Shares."

         Within 10 days after approval of the Merger by the Shareholders, Admar must mail a notice of such approval (the "Approval Notice") to all Shareholders who have not voted in favor of approval and adoption of the Merger Agreement, together with a statement of the price determined by Admar to represent the fair market value of the applicable Dissenting Shares (determined in accordance with the immediately preceding paragraph), a brief description of the


                                       40.

procedures to be followed in order for the Shareholder to pursue his or her dissenters' rights, and a copy of Sections 1300-1304 of the California Law. The statement of price by Admar constitutes an offer by Admar to purchase all Dissenting Shares at the stated amount. Only a holder of record of shares of Common Stock of Admar on the Record Date (or his duly appointed representative) is entitled to assert a purchase demand for the shares registered in that holder's name. Admar's determination of the fair market value of the Dissenting Shares may be more or less than the Merger Consideration.

         A Shareholder electing to exercise dissenters' rights must demand in writing from Admar the purchase of his shares of Common Stock and payment to the Shareholder of their fair market value and must submit the certificate representing the Dissenting Shares to Admar for endorsement as Dissenting Shares. A holder who elects to exercise dissenters' rights should mail or deliver his or her written demand to Admar at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92701, directed to the attention of Richard T. Toral, Chief Executive Officer. The demand should specify the holder's name and mailing address, the number of shares of Common Stock owned by such Shareholder and state that such holder is demanding purchase of his shares and payment of their fair market value and must also contain a statement as to what the Shareholder claims to be the fair market value of such shares, determined in accordance with the second preceding paragraph. Such statement of the fair market value of the shares constitutes an offer by the Shareholder to sell the shares to Admar at that price. The demand must be received by Admar not later than 30 days after the date the Approval Notice was mailed to the Shareholder. The certificate representing the Dissenting Shares must be submitted for endorsement within 30 days after the date of the Approval Notice.

         If Admar and the Shareholder agree that the shares are Dissenting Shares and agree upon the purchase price of the shares, the dissenting Shareholder is entitled to the agreed upon price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for the Dissenting Shares must be made within 30 days after the later of the date of such agreement or the date on which all statutory and contractual conditions to the Merger are satisfied, and is subject to surrender to Admar of the certificates for the Dissenting Shares.

         If Admar denies that the shares are Dissenting Shares, or if Admar and the Shareholder fail to agree upon the fair market value of the shares, then within six months after the date of the Approval Notice was mailed to Shareholders, any Shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the Merger Agreement may file a complaint in the Superior Court of Alameda County (the "Court") requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Common Stock, or both, or may intervene in any pending action brought by any other Shareholder.

         In a trial of the action, the Court will determine first whether the shares are Dissenting Shares, if their status is an issue. If the fair market value of the Dissenting Shares is an issue, the Court will determine, or appoint one or more impartial appraisers to determine, the fair market value of the shares.


                                       41.

         If appraisers are appointed, they must file a report in the time fixed by the Court and, on motion of any party, the report will be submitted to and considered by the Court on such evidence as the Court considers relevant. The Court may confirm the report if it finds the report to be reasonable. If the report is not timely filed or is not confirmed by the Court, the Court will determine the fair market value of the shares. Except as set forth below, judgment will be rendered in an amount equal to the fair market value of such shares, which judgment shall be payable only upon endorsement and delivery to the Company of the certificates representing the Dissenting Shares. Any party may appeal from the judgment. The costs of the action, including compensation of the appraisers, may be assessed as the Court considers equitable but, if the appraisal exceeds the price offered by the Company, the Company shall pay the costs (including attorneys' fees, expert witness fees and interest if the value awarded is more than 125% of the price offered by the Company).

         If any holder of shares of Common Stock who demands the purchase of his shares under Chapter 13 of the California Law fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will be converted into a right to receive the Merger Consideration multiplied by the number of shares of Common Stock held by such person in accordance with the Merger Agreement. Dissenting Shares lose their status as Dissenting Shares if
(a) the Merger is abandoned; (b) the shares are transferred prior to their submission for the required endorsement; (c) the dissenting Shareholder fails to make a timely written demand for purchase, along with a statement of fair market value; (d) the dissenting Shareholder votes in favor of the Merger Agreement;
(e) the dissenting Shareholder and Admar do not agree upon the status of the shares as Dissenting Shares or do not agree on the purchase price, but neither Admar nor the Shareholder files a complaint or intervenes in a pending action within six months after mailing of the Approval Notice; or (f) with Admar's consent, the Shareholder delivers to Admar a written withdrawal of such Shareholder's demand for purchase of his shares.

         To the extent that the provisions of Chapter 5 of the California Law prevent the payment to any holders of Dissenting Shares of their fair market value, such Shareholders shall become creditors of the Surviving Corporation for the amount that they otherwise would have received in repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5 of the California Law.

         The foregoing summary does not purport to be a complete statement of the provisions of Chapter 13 of the California Law and is qualified in its entirety by reference to such Chapter, a copy of which is attached hereto as Appendix D. Shareholders who are considering dissenting should consult legal counsel.


                                       42.

                                    BUSINESS

                                     GENERAL

         As the costs of health care have increased, many employers, insurers, governmental entities and physicians, hospitals and other health care providers have sought cost-effective approaches to the delivery of and payment for quality health care services. This demand has led to the development of new forms of managed care, such as health maintenance organizations ("HMOs") and preferred provider organizations ("PPOs"), designed to offer both high quality care and cost containment.

                             SERVICES OF THE COMPANY

         The Company, a Florida corporation, was incorporated in 1985. The Company develops, markets and administers managed health care services that facilitate the delivery and manage the cost of health care services. The Company contracts primarily with insurance carriers, as well as with third-party administrators and self-funded employers, which agree to provide Admar's services as an adjunct to their health care benefit plans for covered employees.

         The Company's services, which are discussed more fully below, include the following:

              1. Alternative delivery systems, which are composed of PPOs and Exclusive Provider Organizations ("EPOs"). The Company establishes and administers PPOs and EPOs on behalf of payors of employee medical benefits, such as insurance carriers, third-party administrators ("TPAs") and employers that administer their own medical insurance claims. Admar is paid either a fee based on the number of covered employees per month or a percentage of the savings achieved for these networks.

              2. A utilization management program marketed as "HealthWatch." This program, consisting principally of the Company's review of the utilization of health care services, allows the Company to monitor the nature and extent of the care to be provided. The Company's utilization review services are provided in conjunction with PPO and EPO products.

              3. Third-party administration provided through a subsidiary, Benefit Plan Administrators ("BPA"). The services provided by the Company's TPA include administering the payment of benefits, assisting employers in determining the eligibility of covered employees and reviewing claims for validity and coverage. The Company's TPA also often assist companies in selecting and structuring health care benefit programs.

              4. A medical bill negotiation service, marketed as "HealthWatch Advantage," which, through individual negotiations, offers cost saving opportunities when medical services are provided outside of preferred provider networks. The Company receives its fees on a percentage-of-savings basis.


                                       43.

ALTERNATE DELIVERY SYSTEMS

         PREFERRED PROVIDER ORGANIZATIONS. A PPO is a network of physicians, hospitals and other health care providers that offers health care services to employer groups and other PPO participants according to a prescribed contractual fee structure. PPOs may be offered in conjunction with specialty benefit programs or with full scale programs offering comprehensive health care benefits. Employer groups utilizing PPOs typically pay a fee to access the PPO network and then pay for the cost of health care provided to the employer's members based on the fee structure agreed to by the providers and the PPO.

         In light of their large patient populations and directed patient flow, PPOs usually receive significant discounts from hospitals' and physicians' charges. Generally, PPOs apply an agreed-upon fee schedule to reduce the amount payable under submitted claims. PPOs thus achieve a level of savings for the client when compared to the standard charges of the provider. The PPO is compensated by receiving a specified percentage of the savings achieved, or a fixed dollar fee per employee per month. In establishing its PPOs, Admar either contracts with providers directly or offers access to providers through arrangements with affiliated networks. The Company's PPO networks are Med Network and Med Select.

         Med Network. The Company's Med Network PPO was introduced in 1978. It is a broad-based PPO that offers a network of primary care physicians, specialists, hospitals and pharmacies. Med Network is marketed both to insurers as well as to self-funded employers. The network is available in 35 states.

         Med Select. Med Select is a preferred hospital network. It offers discounted rates at contracted hospitals and medical and surgical centers. Med Select is offered as a supplement to existing insured health plans. It is designed to appeal to payors of medical benefits that are not seeking a comprehensive physician-based PPO, but nevertheless desire to realize cost benefits in connection with surgeries or hospitalizations where costs are often the highest.

         EXCLUSIVE PROVIDER ORGANIZATIONS. Similar in structure to a PPO, an EPO is a provider network that offers participants substantial savings if the participant uses the services of "exclusive providers," but only limited savings if the participant uses the services of other providers. As a result, EPOs generally offer greater cost containment but less flexibility than PPOs. The Company's EPO networks implement stringent utilization management and reimbursement procedures. The Company's EPO networks are Med$ENSE(R) and Exclusive Health.

         Med$ENSE(R). Med$ENSE(R) is an EPO that offers unlimited access to the network's primary care providers ("PCPs"). However, it requires participants to obtain a referral from a network PCP prior to seeking any specialty care service. Providers are then reimbursed on a fee-for-service basis.

         Exclusive Health. Exclusive Health is the Company's EPO providing the highest degree of managed care offered by the Company. Exclusive Health employs strict utilization review and


                                       44.

quality assurance mechanisms, and offers additional payments from "bonus pools" to those providers who comply with established budgets. As a result of these features, Exclusive Health offers the type of functional efficiency that was previously associated only with HMOs. Exclusive Health reduces the economic risk to providers by offering a provider reimbursement plan at a reduced fee-for-service, rather than a capitated plan under which reimbursement is based upon payment of a monthly fee per member. Such capitation plans, which are utilized by HMOs, increase the risk to the provider if the degree of care required is substantial. The Company believes that these features and the reduced economic risk to providers permits Exclusive Health to attract more high quality providers. Currently, Exclusive Health is available through insurance carriers in California and Arizona.

         The Company announced on November 1, 1995 that PMLIC had agreed to loan the Company $1,000,000 in connection with the Exclusive Health product to assist in deferring the costs of new contracting personnel, travel, legal work, and establishing a local office in the area to complete the network development and to assist the insurance companies to market the product in the local market, all costs associated with building Exclusive Health networks.

HEALTHWATCH

         Utilization review services are intended to reduce the cost of medical expenses by proactively monitoring the nature and extent of health care services to be provided. HealthWatch Medical Review System ("HealthWatch"), Admar's utilization review system, is provided in conjunction with its PPO and EPO products. HealthWatch includes the following four levels of utilization management programs, with each level reflecting a progressively increased degree of utilization management: Medical/Surgical Utilization Management, Case Management, Substance Abuse and Mental Health Case Management and Prenatal Partners. Each level begins with hospital pre-admission review and continues through discharge and alternative site planning. The Company's revenues from this program are derived either on a per-employee, per-month basis, or a per-hour rate, with fees set relative to the level of utilization management.

         MEDICAL/SURGICAL UTILIZATION MANAGEMENT. The Medical/Surgical Utilization Management program monitors hospitalization and expenses associated with the diagnosis and treatment of medical problems. This program consists of pre-admission review for necessity and length of stay, telephone concurrent review, managed surgical second opinions, discharge planning, home health care or implementation and retrospective review. Hospital pre-admission review is implemented when HealthWatch receives notification of an impending hospitalization from the attending physician, the insured or the hospital. HealthWatch staff physicians and nurses then work with attending physicians and patients to develop appropriate treatment and discharge plans where hospitalization or surgery is required.

         CASE MANAGEMENT. The Case Management Program is intended to monitor the high costs associated with severe injuries and catastrophic diseases, such as cancer, head injury and AIDS. This program was developed to address the disproportionately high number of claims


                                       45.

being paid on behalf of a small minority of insureds. This program monitors inpatient and outpatient treatment, home health care and rehabilitation programs to address the specialized needs related to catastrophic illness.

         SUBSTANCE ABUSE AND MENTAL HEALTH CASE MANAGEMENT. The Substance Abuse and Mental Health Case Management program was developed in response to the increase in cost and treatment of, and the national resolve to eliminate, drug and alcohol abuse. This program is designed to reduce the cost of acute psychiatric and substance abuse inpatient care through an individualized treatment plan developed for each patient. The plan stresses the use of lower cost alternative sources of treatment where appropriate, with the physician's approval. The program's protocols and cost containment programs have been adapted from those currently being utilized by HealthWatch's Medical/Surgical Utilization Management. The program is designed to accept referrals both from Admar's programs as well as from other utilization review programs and carriers that do not market the HealthWatch program.

         PRENATAL PARTNERS. The Prenatal Partners program manages high risk maternity cases by developing a prenatal and post-natal treatment plan. Prenatal Partners is a specialized case maternity management program dedicated to the wellness of expectant mothers and their babies. Through a partnership with employers, Prenatal Partners assists expectant mothers throughout their pregnancy by early recognition of potential high-risk pregnancies, monitoring the quality of care and providing educational information as a guide through each trimester of pregnancy.

THIRD-PARTY ADMINISTRATION

         TPAs provide administrative services without assuming financial risk for the cost of the medical services. The services provided by TPAs include administering the payment of benefits, assisting employers in determining the eligibility of covered employees and reviewing claims for validity and coverage. TPAs also often assist companies in selecting and structuring health care benefit programs. Admar's TPA services are provided through Benefit Plan Administrators, Inc. ("BPA"). The Company offers third-party administration of benefit plans for self-insured employers and fully-insured group plans, including payment of benefits from funds provided by these employers or insurance carriers. As one of the few TPAs offering its own PPOs and utilization review programs, Admar believes BPA is in an advantageous position relative to other TPAs and claims-paying services.

         BPA begins its relationship with an employer by helping it to structure a managed care medical benefit package. Establishing an employee medical benefit plan involves assisting the employer in determining the nature and level of benefits to be offered to the employees, the level of reinsurance needed and the selection of reinsurance carriers, as well as providing assistance in the education of employees with respect to the claims process.

         After the medical plan is established, BPA administers the plan by providing services both to the employer and to the employee. Its administrative responsibilities include billing employers for the funds required under their benefit programs and accounting for these funds to the employer. It also provides the data processing services necessary to analyze historical


                                       46.

data in order to allow the employer to understand how its health care dollar was spent and to identify any necessary modifications of employee benefit plans or additional programs. BPA also provides additional services to employers in the areas of government compliance and reporting, primarily under ERISA. In addition to providing these general services, BPA also offers special cost containment capabilities through the application of PPOs, EPOs and HealthWatch for client employees. Services rendered to employees include verification of eligibility and benefits when requested by providers, processing of the claims and payment to the providers. BPA is paid a fee based on the number of covered employees per month or on a percentage of insurance premium.

MEDICAL BILL NEGOTIATION SERVICES

         HealthWatch Advantage is a service that offers cost saving opportunities when medical services are provided outside of preferred provider networks as a consequence, for example, of emergency needs, absence of a geographically convenient provider or patient selection. HealthWatch Advantage is focused on reducing the cost of such health care services through individual negotiation, on behalf of the patient and payor, with hospitals, surgeons and other providers. The Company is paid on a percentage-of-savings basis.

                               INFORMATION SYSTEMS

         The Company uses an information management system to integrate its managed care and managed benefit operations. The system permits Admar to perform a variety of services, including provider profiling, claims payment, electronic claims submission, utilization review management and claims repricing.

                           MARKETS AND CERTAIN CLIENTS

         The clients for the Company's Alternate Delivery Systems, HealthWatch and HealthWatch Advantage are insurance carriers, TPAs and self-funded and self-administered corporations. BPA customers are primarily businesses that choose to cover their medical and dental benefits through a self-funding mechanism and require outside assistance in connection with the administration of those benefit programs. In addition, BPA also serves insurance carriers that desire to engage a third-party to administer benefit programs for their own insured employers.

         The Company's programs are marketed by insurance carriers and other payors offering Admar's services. The Company's clients have the option to market the programs either individually or in combination with other programs, depending on their particular needs. The Company works with its clients to develop marketing materials and to educate them as to the policies and procedures of the programs. The Company's marketing and development staff locate and contract with new carriers and TPAs, both of which, in turn, market the Company's programs to their clients.


                                       47.

         Admar's contracts with PMLIC (a member of the Principal Financial Group and an affiliate of PHC), and National Insurance Services, Inc. accounted for approximately 35.6% and 15.1%, respectively, of Admar's revenue for the fiscal year ended January 31, 1995. Contracts generally have a term of one year and contain provisions which allow termination upon 90 days' notice. Even if the contracts are not terminated, the number of covered employees can change. The loss of either of these customers or a significant decrease in the number of covered employees could have a material adverse effect on the Company's results of operations.

                               REGULATORY MATTERS

         The Company is subject to regulation with respect to its activities in the areas of utilization review and quality assurance, third-party administration on behalf of payors of employee medical benefits, and management of PPO and EPO contracting and administration. Requirements vary from state to state, and may be administered by various departments of public health, departments of insurance, departments of commerce, and, in some states, the department of corporations. Many states require that the Company obtain licenses, permits, or other certifications.

         The California Department of Corporations, which regulates HMOs under California's Knox-Keene Health Care Service Plan Act of 1975, as amended ("Knox-Keene"), has recently requested certain information from the Company with respect to the potential application of Knox-Keene to the Company's Exclusive Health program. Knox-Keene requires licensure as an HMO by any person or entity who undertakes to arrange for the provision of health care services to subscribers or enrollees in exchange for a prepaid or periodic charge paid by or on behalf of such subscribers or enrollees. While Admar receives periodic charges, the Company believes that it does not arrange for the provision of health care services within the meaning of Knox-Keene. Admar has submitted documentation to the Department of Corporations in an effort to demonstrate that it is acting in an administrative capacity for the Exclusive Health Program, which should be an insurance product governed by the Department of Insurance and not by the Department of Corporations.

         Although no assurance can be given as to the outcome of this matter, the Company is currently engaged in ongoing discussions with the Department of Corporations in an effort to resolve the matter through remedial action without the necessity of obtaining a license for Exclusive Health under Knox-Keene.

                                   COMPETITION

         The managed health care services industry is highly competitive. Admar's competitors include companies with substantially greater management, financial and marketing resources than Admar, as well as emerging companies that provide services for specialized markets such as those addressed by Admar. Admar is subject to competition in each of the areas in which it offers services. The sources of competition for these products can be segmented into payor- based, provider-based and entrepreneurial-based provider networks of various types. The high level of customer concentration is due in part to the competitive environment in the industry,


                                       48.

including competition from former customers that elect to perform in-house those services that were previously provided by Admar. There can be no assurance that competitive factors will not adversely affect Admar's future business.

         ALTERNATE DELIVERY SYSTEMS AND EXCLUSIVE HEALTH. The largest payor-based PPO is provided through the Blue Cross plans. Due to the market impact of Blue Cross and its history of contracting with providers, Blue Cross has rapidly established both HMOs and PPOs across the country. Other payors, primarily insurance carriers, have also entered into the managed care (HMO and PPO) arena. However, the market for insurance carriers is extremely fragmented, and most payors do not command a large percentage of the market except in a few locations. As a result, only the large insurance carriers have established their own systems on a national basis.

         Provider-based cost containment programs are the most rapidly-growing segment of the PPO industry. In some cases, the primary goal of provider-based organizations is the retention of their own business, and many of these organizations have established cost containment programs as a defensive measure. They have normally affiliated with other provider organizations in the same market in order to complete their system. As a result, even though provider-based organizations are common and widespread, the Company believes that they are typically more successful on a local rather than a national level. In addition, provider-based cost containment programs monitor their own providers; however, the Company believes that many payors prefer that costs be monitored by an independent party to optimize cost savings.

         In addition, there are several entrepreneurial organizations that compete with Admar in the PPO arena. These organizations are generally regional and do not offer services nationally. Admar's client base includes those insurance carriers that find it more practical to join an established PPO, offering services nationally, than to establish their own system.

         HEALTHWATCH MEDICAL REVIEW SYSTEM (MEDICAL/SURGICAL UTILIZATION MANAGEMENT, EXCEPTIONAL CASE MANAGEMENT, AND SUBSTANCE ABUSE AND MENTAL HEALTH CASE MANAGEMENT). Entrepreneurial organizations are more prevalent in the utilization review area than in the PPO segment of the business. A fundamental characteristic of the hospital utilization review industry is that there are very few barriers to entry and, therefore, a large number of local providers have been established. There are, however, only a few independent organizations, such as HealthWatch, offering services nationally.

         The marketplace for utilization review programs appears to be maturing rapidly. During the last four years, provider-sponsored and insurance carrier-sponsored utilization review programs have grown rapidly. The programs have been created for the carriers' own use as well as for marketing to other entities. Payors without their own programs are rapidly entering into agreements with program sponsors and often wish to work with those entities that have established systems, offering economies of scale and a proven record of effectiveness. The Company believes that the rate of increase of sales of the utilization review program will increase more slowly in future years than in the past.


                                       49.

         In addition, other types of organizations are positioned to compete with Admar's Substance Abuse and Mental Health Case Management and Exceptional Case Management programs. These include employee assistance programs, provider-based psychiatric hospitals and other utilization review programs, all of which may be expected to aggressively promote their own programs in the future.

         BPA. BPA encounters competition from insurance carriers, HMOs and from other third-party administrators. Insurance carriers provide medical claims administration services in connection with their own medical and dental benefit programs marketed through those insurance carriers.

         In recent years, the number of individuals covered by plans administered by third-party administrators and employers has grown significantly faster than the number covered by other types of payors. Changes in the benefits marketplace over the last 10 years have improved the third-party administrators' competitive position, since third-party administrators are sometimes perceived as providing lower costs and more personalized service than traditional administrators such as insurance companies.

         Admar considers its primary competitors for its TPA business to be the insurance carriers and HMOs that are providing many different funding mechanisms which are advantageous to the employers in the 100 to 500-employee marketplace. Admar is also able to provide many different funding mechanisms in the marketplace and believes its services generally compete favorably with those of its competitors.

         HEALTHWATCH ADVANTAGE. HealthWatch Advantage encounters competition from a small number of independent organizations which provide negotiation services of a similar nature. More significant competition, however, derives principally from insurance company claims departments that decide to negotiate using their own staff.

                                    EMPLOYEES

         Admar currently employs approximately 197 persons. Admar has employees in the following areas: 28 in network development, 9 in network operations, 13 in claims processing, 24 in HealthWatch administration, 15 in HealthWatch Advantage administration, 19 in Admar's BPA, 30 in sales and client and support, 25 in management information systems and 34 in administrative support functions. No employees are members of a union. Management believes that relations between Admar and its employees are good.

                                   PROPERTIES

         The Company's principal administrative offices are located in Santa Ana, California. These offices consist of approximately 40,000 square feet, occupied under a lease expiring in 1996. The Company also maintains leased offices located in Arizona, Colorado, Florida and Louisiana.


                                       50.

                              INTELLECTUAL PROPERTY

         The Company has proprietary rights to a number of trademarks used in its business, including Med$ENSE(R), which is registered with the U.S. Patent and Trademark Office for an initial period of 10 years, and is renewable for as long as the Company continues to use the trademark. The Company considers its trademarks to be important to its business plans.


                                       51.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

         In the past year, the public and the federal government have focused significant attention on reforming the health care system in the United States. A range of options were proposed by the current administration and Congress. Although none of the proposals were implemented at the federal level, reforms could still be implemented at the State level. Such proposed reforms could have an impact on the Company. Although the Company believes its organizational model responds to the concerns of the proposals being put forth, concerns about such proposals have been reflected in the volatility of stock prices of companies in the health care and related industries. Although the Company cannot predict which, if any, of the reform proposals will be adopted, when they may be adopted or what impact they may have on the Company, adoption of certain elements of the proposals could have a material adverse effect on the Company's operations and could cause volatility of the Company's stock price.

         Admar's two largest contracts accounted for approximately 50.7% of its revenues for the fiscal year ended January 31, 1995. These same two contracts were Admar's largest for the six months ended July 31, 1995 and represented 56.9% of its revenues. One of the contracts represented 35.6% of revenue in the fiscal year ended January 31, 1995 and 39.0% of revenues for the six months ended July 31, 1995. The term of the contracts are one year and they contain provisions which allow termination upon ninety days notice. Even if the contracts are not terminated, the number of covered employees can change. The loss of these clients or a significant decrease in the number of employees covered by them could have a material adverse effect on the Company's results of operations.

         In fiscal 1995, the Company spent approximately $1,460,000 to develop Exclusive Health networks in a number of market areas located in southern California and the Phoenix, Arizona market area, although, to date, no revenue has been recognized by the Company in connection with sales of its Exclusive Health product. The Company is currently developing three additional market areas located in northern California, central California and Arizona, using the proceeds of a $1,000,000 loan from PMLIC. The Company does not expect to recognize revenue from any of these market areas for at least nine months. The Company plans to develop Exclusive Health networks (in conjunction with insurance company partners to be identified) in approximately five additional market areas at a cost ranging between $200,000 and $400,000 per market area over the next two years if relationships with appropriate insurance company partners can be established and additional working capital can be obtained by the Company to finance such development. This paragraph contains forward-looking statements that involve risks and uncertainties. The Company may not implement such plans for a number of reasons, including without limitation, the failure of the Company to obtain working capital necessary to finance further development, regulatory requirements which may limit or preclude the development of Exclusive Health in certain areas, the inability to identify or establish relationships with appropriate insurance company partners, the lack of market acceptance of the Exclusive Health product in the market areas identified by the Company for development, a material adverse


                                       52.

change in the managed care industry as a result of health care reform measures or otherwise, or a material adverse change in the Company's operations or business.

REVENUE TRENDS BY PRODUCT LINE

         The following table sets forth the revenue derived from each product line and the percentage that each line bears to total revenue for the fiscal year ended January 31, 1995.

                                             Revenue Comparison by Product
                                  -----------------------------------------------
                                  Fiscal 1995        %     Fiscal 1994       %
                                  -----------        -     -----------       -
Alternate Delivery Systems
(PPO's & EPOs)                    $10,977,115       65.7   $10,774,884       61.4

Healthwatch (U.M. products)         2,302,706       13.8     2,379,883       13.6

Image Financial and Insurance
Services, Inc.                        396,650        2.4       813,576        4.6

Third-party Administration          2,569,318       15.4     3,262,856       18.6

Healthwatch Advantage                 421,034        2.5       287,893        1.6

Miscellaneous                          36,777        0.2        33,408        0.2
                                  -----------      -----   -----------      -----
         TOTAL                    $16,703,600      100.0%  $17,552,500      100.0%
                                  ===========      =====   ===========      =====

         There can be no assurance that the Company's clients will continue to use the Company's services on favorable terms or at all, or that the number of participants in the Company's programs will not decrease. Loss of clients, less favorable terms or a decline in the number of participants could have a material adverse effect on the Company's results of operations.

1995 COMPARED TO 1994

         The Company's total revenue in fiscal 1995 decreased 4.8% to $16,703,600 from $17,552,500 in fiscal 1994. The decrease in total revenue was primarily the result of a decrease in revenue from the Managed Benefits Division. Offsetting this decrease in part was an increase in revenues from the PPO and HealthWatch Advantage businesses from both new and current clients.

         In fiscal 1995, total expenses decreased 3.2% to $16,228,900 from $16,768,600 for fiscal 1994, due primarily to additional costs that were capitalized in fiscal 1995. Salaries and benefits decreased to $10,739,900 in fiscal 1995 from $10,764,900 in fiscal 1994, a decrease of $25,000 or .2%, primarily due to fewer staff. Facilities and telephone expenses increased $72,700 or 4.9% to $1,542,200 in fiscal 1995 from $1,469,500 in fiscal 1994 due to the addition of two new field offices.

         Depreciation and amortization expenses in fiscal 1995 increased 10.1% to $782,600 from $710,800 in fiscal 1994, due to additional amortization of preopening expenses. Operating


                                       53.

expenses decreased 17.6% in fiscal 1995 to $3,007,100 from $3,649,100 in fiscal 1994, due primarily to the implementation of cost controls. Interest expenses decreased 9.9% in fiscal 1995 to $157,100 from $174,300, due to a decrease in the Company's debt. As a result of the decrease in revenue and decrease in expenses, the Company recognized net income before taxes of $474,400 for fiscal 1995, compared to a net income of $783,900 for fiscal 1994.

         The after-tax net income in fiscal 1995 was $308,700 compared to $403,700 in fiscal 1994. The effective tax rate for fiscal 1995 was 35% compared to 48.6% in fiscal 1994. The difference is primarily due to the reduction in the Company's valuation allowance.

         The Company capitalizes incremental costs for developing new networks (pre-opening costs) which aggregated $1,460,600 for fiscal 1995. The Company believes that the preopening costs are recoverable based on projected revenues which have been derived from the estimated number of lives which are included in the Company's exclusivity contracts from contracted insurance carriers and the assumed profit therefrom.

-----------

         The following table sets forth the revenue derived from each product line and the percentage that each line bears to total revenue for the quarter ended October 31, 1995.

                                                               Revenue Comparison by Product
                                              Quarter Ended                    Quarter Ended
                                            October 31, 1995       %         October 31, 1994          %
                                            ----------------       -         ----------------          -
Alternate Delivery Systems (PPOs &             $2,603,000         60.8           $2,765,000           66.1
EPOs)

HealthWatch (U.M. products)                       629,000         14.7              562,000           13.4

Image Financial and Insurance Services,           137,000          3.2              116,000            2.8
  Inc.

Benefit Plan Administrators, Inc./                266,000          6.2              608,000           14.5
  Wm. G. Hofgard & Company, Inc.
  Managed Benefits

HealthWatch Advantage                             645,000         15.1              124,000            3.0

Miscellaneous                                          --           --                8,000             .02
                                               ----------        -----           ----------          ------
                           TOTAL               $4,280,000        100.0           $4,183,000          100.00
                                               ==========        =====           ==========          ======

THE NINE MONTHS ENDED OCTOBER 31, 1995 COMPARED
WITH THE NINE MONTHS ENDED OCTOBER 31, 1994

         Revenues increased 3.4% to $13,251,000 for the nine months ended October 31, 1995, from $12,818,000 for the nine months ended October 31, 1994 primarily because of an increase




                                       54.

in revenue from the Advantage and HealthWatch products. Total costs and expenses increased by 2.7% to $12,556,000 for the nine months ended October 31, 1995 from $12,232,000 for the nine months ended October 31, 1994 and decreased as a percentage of revenue from 95.4% to 94.7%. The increase was due primarily to additional costs in administrative and sales. Depreciation, amortization and interest increased by 8.1% to $777,000 for the nine months ended October 31, 1995 from $719,000 for the nine months ended October 31, 1994, and increased as a percentage of revenues from 5.6% to 5.9% due primarily to the commencement of amortization of preopening costs for Exclusive Health costs in the current period as well as an increase in debt to be serviced.

         Earnings before provision for income taxes for the nine months ended October 31, 1995 increased by 18.6% to $695,000 as compared to $586,000 for the nine months ended October 31, 1994. Net income increased 22.4% for the nine months ended October 31, 1995 to $432,000 from $353,000 for the nine months ended October 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

         The Company generated cash of $1,290,000 from its operating activities in fiscal 1995, compared with $1,439,500 in fiscal 1994. The change was due primarily to the lower net income and reduction in accounts receivable-trade. Offsetting this decrease in part was an increase in accounts payable. In fiscal 1995, the Company's investing activities used cash of $1,886,000 compared with $1,150,500 in 1994, primarily as a result of purchases of property and equipment and additions to pre-opening costs. In fiscal 1995, the Company's financing activities generated cash of $525,000 compared with using cash of $704,100 in fiscal 1994. The increase in fiscal 1995 was primarily due to proceeds from the sale of the Company's Common Stock and additional borrowing on the Company's $500,000 bank credit line.

         Cash increased approximately $910,000 for the nine month period ended October 31, 1995 primarily due to the receipt of the proceeds of a loan from PMLIC in the principal amount of $1,400,000 to fund the development of Exclusive Health networks. The Company continued to fund its cash requirements from internal operations. Cash flows from operating activities were $578,000 due primarily to net income. Cash flows used by investing activities totaled $839,000 due to the purchase of new equipment and furniture and additional preopening costs. Net cash flows from financing increased by $1,171,000 due to proceeds generated by increasing long-term debt.

         Management believes that existing working capital and the funds generated from operations will continue to provide sufficient funds to meet its current operational requirements for the foreseeable future; however, additional capital will be required to further expand its Exclusive Health networks.


                                       55.

                                   PROPOSAL 2

                  APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN

         In May 1995, the Board of Directors adopted the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of up to 300,000 shares of Common Stock pursuant to the terms of the Purchase Plan.

         In anticipation of the Merger, the Board at its October 24, 1995 meeting took action suspending the Purchase Plan effective as of December 31, 1995 and terminating the Purchase Plan effective as of the Closing of the Merger. The Purchase Plan provides that suspension or termination of the Purchase Plan shall not impair any rights or obligations with respect to rights outstanding under the plan at the time of such event. Under the terms of the Purchase Plan, Shareholder approval of the Purchase Plan is required prior to exercise of any rights granted. Because rights are currently outstanding under the Purchase Plan, the Company is seeking Shareholder approval in order to permit exercise of those rights (as well any rights that might be granted in the future in the event that the Merger were not consummated for any reason). Purchases of shares of Common Stock pursuant to outstanding rights, which otherwise were to be effective as of December 31, 1995, have been deferred and will be completed upon approval of the Purchase Plan by Shareholders in accordance with this Proposal. Under the current terms of the Purchase Plan, in the event that the Purchase Plan is not approved by the Shareholders, outstanding rights under the Purchase Plan would not become exercisable.

         Shareholders are requested in this Proposal to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Purchase Plan are outlined below.

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary (an "affiliate") of the Company designated by the Board of Directors to participate in the Purchase
Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.


                                       56.

Approximately 144 of the Company's approximately 197 employees are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

         The Purchase Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Purchase Plan and, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock will be granted, the provisions of each offering of such rights (an "Offering"), which need not be identical, and whether the employees of any affiliate of the Company shall be eligible to participate. The Board is authorized to delegate administration of the Purchase Plan to a committee composed of not less than two members of the Board. As used herein with respect to the Purchase Plan, the term "Board" refers to such a committee as well as to the Board of Directors itself.

OFFERINGS

         The Purchase Plan is implemented by Offerings of rights to all eligible employees from time to time by the Board. The initial Offering commenced on June 1, 1995 and ended on December 31, 1995. In connection with the suspension of the Purchase Plan pending the Merger, the Board has determined that no additional Offerings will occur, except that in the event the Merger is not consummated the Board may activate the Purchase Plan and authorize new Offerings in the future. Rights granted under the initial Offering are subject to approval of the Purchase Plan by the Shareholders, and completion of purchases of Common Stock pursuant to the initial Offering is currently being deferred until Shareholder approval is obtained as requested in this Proposal. See "Purchase of Stock" below.

ELIGIBILITY

         The Purchase Plan provides that any person whose customary employment with the Company or an affiliate designated by the Board is at least 20 hours per week and at least five months per calendar year, and who has been employed by the Company or an affiliate for such continuous period preceding an Offering as the Board may require (which period may not be more than two years), is eligible to participate in such Offering under the Purchase Plan. The continuous period of employment required for eligibility to participate in the Initial Offering was set at one year.

         Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any


                                       57.

employee be granted a right that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company for each calendar year in which such right is outstanding at any time.

PARTICIPATION IN THE PLAN

         Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board for the Offering, an agreement authorizing payroll deductions of up to 10% of such employee's base salary during the period of the Offering.

PURCHASE PRICE

         The price per share at which shares are sold in an Offering under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on the date of commencement of the Offering, or (2) 85% of the fair market value of a share of Common Stock on the date designated for the purchase to occur (the "Purchase Date"). The Purchase Date under the initial Offering was December 31, 1995.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The purchase price of the shares is accumulated by payroll deductions during the period of the Offering. After the beginning of any Offering, a participant may change or terminate his or her payroll deductions or begin such payroll deductions only to the extent specified by the Board for such Offering. Participants were not permitted to increase or reduce their payroll deductions during the initial Offering but could discontinue their participation by withdrawing. See "Withdrawal" below. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under such plan. In connection with the initial Offering made under the Purchase Plan, the Board specified a limit of 4,000 shares as the maximum number of shares any employee may purchase and a limit of 120,000 shares as the maximum aggregate number of shares which may be purchased pursuant to such Offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in an Offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on the relevant Purchase Date at the applicable price. See "Withdrawal" below.


                                       58.

         Upon approval of the Purchase Plan by Shareholders in accordance with this Proposal 2, and prior to the Merger, payroll deductions that had accumulated under the Purchase Plan as of December 31, 1995 pursuant to the initial Offering will be applied to purchase shares of Common Stock on behalf of participants under the terms of the Purchase Plan. Such shares of Common Stock will be issued and outstanding at the time of the Merger, and participants holding such shares at the Effective Time of the Merger will be entitled to receive the same Merger Consideration as other shareholders of the Company.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from an Offering, including the initial Offering, by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days immediately preceding the Purchase Date.

         Upon any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the Offering is automatically terminated. The employee is not entitled to again participate in such Offering. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the Purchase Plan, if any.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to an Offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Purchase Plan provides that the Board may suspend or terminate the Purchase Plan at any time. Pursuant to such authority, the Board has taken action to suspend the Purchase Plan as of December 31, 1995 and to cause the Purchase Plan to terminate effective as of the Closing of the Merger.

         The Purchase Plan also provides that the Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders of the Company if the amendment would (i) modify the requirements as to eligibility for participation to the extent such modification requires shareholder approval in order for the Purchase Plan to


                                       59.

obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"); (ii) increase the number of shares reserved for rights under the Purchase Plan; or (iii) modify the Purchase Plan in any other way if such modification requires shareholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

ADJUSTMENT PROVISIONS

         The Purchase Plan provides that, if there is a change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, change in corporate structure or otherwise), the Purchase Plan and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding rights.

EFFECT OF CERTAIN CORPORATE EVENTS

         The Purchase Plan provides that, if the Company dissolves or liquidates or there occurs a specified type of merger, consolidation or reorganization of the Company, including a transaction such as the Merger described in Proposal 1, the Board may determine either that outstanding rights under the Purchase Plan will be assumed or substituted for similar rights by any surviving corporation, that such rights will continue in effect, or that accumulated payroll deductions will be applied to purchase Common Stock under the Purchase Plan immediately prior to such transaction, after which such rights will be terminated.

         As a result of the suspension of the Purchase Plan as of December 31, 1995, and assuming the approval of the Shareholders of the Purchase Plan pursuant to this Proposal, no rights under the Purchase Plan will be outstanding at the time of the Merger.

STOCK SUBJECT TO PURCHASE PLAN

         If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.


                                       60.

         A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend on the holding period of the purchased shares.

         If the stock is disposed of at least two years after the beginning of the Offering and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (ii) the excess of the fair market value of the stock as of the beginning of the Offering over the purchase price (determined as of the beginning of the Offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Long- term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 28%, while the maximum ordinary rate is effectively 39.6% at the present time.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, including in the Merger, then the excess of the fair market value of the stock on the date of purchase over the purchase price paid will be treated as ordinary income at the time of such disposition. The Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such date of purchase. Any such capital gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

         The following table presents certain information with respect to shares purchased under the Purchase Plan by (i) the Named Executive Officers, (ii) all executive officers as a group, (iii) all non-executive officer directors as a group, and (iv) all non-executive officer employees as a group. Non-employee directors are not eligible to purchase shares under the Purchase Plan.


                                       61.

                                NEW PLAN BENEFITS

                                                       NUMBER OF         DOLLAR
              NAME AND POSITION                         SHARES          VALUE(1)
----------------------------------------------       -------------      --------
Richard T. Toral                                     0 shares                  0
Chief Executive Officer

Virginia Pascual                                     0 shares                  0
Chief Administrative Officer

Edward K. Evans                                      0 shares                  0
VP Finance, Chief Financial Officer

Stephen B. Goodell                                   0 shares                  0
President, BPA

All Executive Officers as a group                    0 shares                  0

All Non-Executive Officer Directors as a group       0 shares                  0

All Non-Executive Officer employees as a group       21,700 shares       $48,825

--------------

(1) Estimated fair market value on the date of purchase (based on an assumed market value of $2.25 per share) multiplied by the number of shares.


                                      62.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 1996 and has further directed that management submit the selection of independent auditors for ratification by the Shareholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1989. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if the Board determines that such a change would be in the best interests of the Company and its Shareholders.

         The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                       63.

                                   PROPOSAL 4

                              ELECTION OF DIRECTORS

         There are three nominees for the three Board of Directors positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the Effective Time or, if the Merger is not consummated, until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

         In addition, under Section 2115 of the California Law, the Company is required to permit Shareholders to exercise cumulative voting rights with respect to the election of directors. Accordingly, if at least one Shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes, an additional vote will be taken pursuant to California Law in which Shareholders will be entitled to cumulate votes. Under cumulative voting, each Shareholder will be entitled to three votes for each share held. Each Shareholder may give one candidate, so long as such candidate's name has been placed in nomination prior to the voting, all the votes such Shareholder is entitled to cast or may distribute such votes among as many candidates as such Shareholder chooses. Unless proxyholders are otherwise instructed, Shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes. Under cumulative voting, the three candidates receiving the highest number of affirmative votes cast will be elected directors of the Company. If cumulative voting is invoked and there is a conflict between the results of the voting on a cumulative and non-cumulative basis, management anticipate that they will vote their shares so as to resolve the conflict or otherwise adjourn the meeting until a satisfactory resolution has been achieved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


                                       64.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                                                                PRINCIPAL OCCUPATION/
NAME                                                AGE         POSITION HELD WITH THE COMPANY

Richard T. Toral..........................          52         Chairman of the Board of Directors and
                                                               Chief Executive Officer of the Company

Virginia Pascual..........................          44         Chief Administrative Officer and Secretary
                                                               of the Company

John K. Tillotson, M.D....................          43         President, Wentworth Services, Inc.

         Richard T. Toral is the Company's Chief Executive Officer and Chairman of the Board of Directors. For the past 22 years, Mr. Toral has been President of Admar Corporation, which, since 1986, has been a wholly owned subsidiary of the Company. He received a B.A. degree in Business Administration from the University of California, Los Angeles (UCLA) in 1968.

         Virginia Pascual is the Company's Chief Administrative Officer, Secretary and a member of the Board of Directors. Ms. Pascual was elected a director of the Company in 1986. In 1987 she was appointed Secretary of the Company. She was appointed Chief Administrative Officer of the Company in January 1992. Ms. Pascual has served in various positions at Admar Corporation, a wholly owned subsidiary of the Company, since its incorporation in 1973.

         John K. Tillotson, M.D., has been the Chief Executive Officer and President of Wentworth Services, Inc., a health care consulting company, since November 1991. In addition, Dr. Tillotson is the owner of Wentworth Insurance Services, Inc., an insurance agency. Dr. Tillotson was elected a director of the Company on August 1, 1994. He served as consultant for Community Psychiatric Centers, Inc., an organization of psychiatric hospitals and a New York Stock Exchange company, from May 1991 to July 1994. From January 1987 to June 1990, he served as President, Chief Executive Officer and Chairman of Managed Health Network, a managed mental health care company. Dr. Tillotson received a B.A. degree in Zoology from the University of California at Berkeley in 1973 and an M.D. from the University of Minnesota at Minneapolis in 1977.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended January 31, 1995, the Board of Directors held two meetings and acted by unanimous written consent on three occasions.


                                       65.

         The Board has a Compensation Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee was composed of two directors: Messrs. Toral and Douglas; however, Mr. Douglas resigned on April 1, 1995. The Compensation Committee met once during the fiscal year ended January 31, 1995.


                                       66.

                           MARKET PRICES AND DIVIDENDS

MARKET INFORMATION

         The Company's Common Stock is traded over the counter and is quoted on the Nasdaq Small Cap Market under the symbol "ADMR." Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         The high and low bid prices for the Common Stock are as follows:

      Quarter Ended                          Bid High                    Bid Low
-------------------------                    --------                    -------
April 30, 1993                                1-7/8                      1-11/16

July 30, 1993                                 1-7/8                      1-13/16

October 29, 1993                              1-3/4                       1-3/4

January 31, 1994                              2-1/4                       2-1/8

                                             Bid High                    Bid Low
                                             --------                    -------
April 29, 1994                                  2                           2

July 29, 1994                                 1 1/2                       1 1/2

October 38, 1994                              1 3/8                       1 1/4

January 31, 1995                              1 1/4                        7/8

                                             Bid High                    Bid Low
                                             --------                    -------
April 28, 1995                                31/32                       31/32

July 31, 1995                                 1 7/32                      1 3/16

October 31, 1995                              2 1/32                     1 25/32

         The trading information contained herein is based on the National Association of Securities Dealers, Inc. Monthly Statistical Report. As of the Record Date, there were approximately 8,762,602 Shareholders of record, as shown on the records of the Company's transfer agent, The Trust Company of New Jersey, 35 Journal Square, Jersey City, New Jersey 07306.

         The Company has never declared or paid any dividends on its Common Stock. The Company does not intend to pay dividends on the Common Stock in the foreseeable future. The Company intends to utilize any earnings to expand the Company's business.


                                       67.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as December 27, 1995, for (i) the Chief Executive Officer and each of the Named Executive Officers (as defined under "Summary of Compensation" below), (ii) each nominee for director, (iii) all directors and executive officers of the Company as a group, and (iv) all those known to the Company to be beneficial owners of more than five percent of the Company's voting securities.

                                                  BENEFICIAL OWNERSHIP(1)
                                         ---------------------------------------
        BENEFICIAL OWNER                 NUMBER OF SHARES       PERCENT OF CLASS
-------------------------------          ----------------       ----------------
Humana Inc. (2)
The Humana Building
500 West Main Street
P.O. Box 1438
Louisville, Kentucky 40201-1438              1,500,000               14.9%

Richard T. Toral (3)
The Admar Group, Inc.
1551 North Tustin Avenue
Suite 300
Santa Ana, CA  92705                         3,181,986               36.3%

Virginia Pascual (4)                          348,818                 4.0%

Edward K. Evans (5)                           150,173                 1.7%

Stephen B. Goodell (6)                        116,545                 1.3%

John K. Tillotson, M.D. (7)                    5,000                   *

All directors and executive
officers as a group (5 persons) (8)          3,903,559               44.5%

* Less than one percent
-----------------------------------------

(1) Based on information supplied by executive officers and directors of the Company. Unless otherwise indicated in footnotes to this table and subject to community property laws where applicable, each of the Shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage of ownership is based on 8,762,602 shares of Common Stock outstanding on December 27, 1995.

(2) Includes 1,300,000 shares of Common Stock issuable upon exercise of warrants issued to Humana, Inc. in December 1991. The warrants are currently exercisable and expire at various times between December 17, 1995 and December 17, 1996. Excluding the warrants, Humana is the beneficial owner of 200,000 shares of Common stock, representing approximately 2.3% of the Company's outstanding shares.


                                      68.

(3) Includes 169,000 shares held by the Toral Family Charitable Trust. Mr. Toral is the sole voting trustee of the trust.

(4) Includes 36,545 shares subject to options exercisable by Ms. Pascual within 60 days of December 27, 1995, excluding any acceleration as a result of the Merger.

(5) Includes 36,545 shares subject to options exercisable by Mr. Evans within 60 days of December 27, 1995, excluding any acceleration as a result of the Merger.

(6) Includes 36,545 shares subject to options exercisable by Mr. Goodell within 60 days of December 27, 1995, excluding any acceleration as a result of the Merger.

(7) Includes 5,000 shares subject to options exercisable by Mr. Tillotson within 60 days of December 27, 1995, excluding any acceleration as a result of the Merger.

(8) Includes 142,044 shares subject to options exercisable by the Company's directors and executive officers within 60 days of December 27, 1995, excluding any acceleration as a result of the Merger.

           COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of one transaction, was filed late by Mr. Toral.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         For the fiscal year ended January 31, 1995, each management member of the Board of Directors of the Company received $1,000 per board meeting attended. All of the members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Each non-employee director of the Company receives a one-time stock option grant under the 1992 Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of the Company (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.


                                       69.

         Option grants under the Directors' Plan are non-discretionary. Pursuant to the terms of the Directors' Plan, each person who is elected for the first time as a director of the Company or an affiliate of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-employee Director") will automatically be granted an option to purchase 25,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her election to the Board. In addition, each person who was serving as a Non-employee Director on the date the Directors' Plan was adopted by the Board was granted an option to purchase 25,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) in November 1992. No other options may be granted at any time under the Directors' Plan.

         No option granted under the Directors' Plan may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Directors' Plan will vest with respect to each optionee in five equal annual installments commencing on the date that is one year after the date of grant of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as Non-employee Director or as an employee of or consultant to the Company or any affiliate of the Company. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan are generally non-transferable.

         Unless otherwise terminated by the Board of Directors, the Directors' Plan automatically terminates in November 2002. On August 1, 1994, an option to purchase 25,000 shares of the Company's Common Stock was granted to John K. Tillotson, M.D. at an exercise price of $1.81 per share. As of December 31, 1995, no options had yet been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

         SUMMARY OF COMPENSATION. The following table shows, for the fiscal years ended January 31, 1995, 1994 and 1993, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of its other most highly compensated executive officers earning at least $100,000 in salary and bonus at January 31, 1995 (the "Named Executive Officers"):


                                       70.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION
                                        -----------------------------
                                                         Other Annual    All Other
                                                         Compensation  Compensation
                                           Salary          (1)(2)          (3)
   Name and Principal Position    Year       ($)             ($)           ($)
--------------------------------  ----  ---------------  ------------  ------------
Richard T. Toral                  1995   $205,209(4)      $25,326(5)    $20,876(6)
Chief Executive Officer and       1994   $214,385         $21,953       $ 2,962
Chairman of the Board             1993   $169,760         $21,953       $ 2,917

Virginia Pascual                  1995   $149,837(4)         -          $ 2,974
Chief Administrative Officer and  1994   $158,144            -          $ 2,197
Secretary                         1993   $137,267            -          $ 2,207

Edward K. Evans                   1995   $133,407            -          $ 2,556
Vice President, Finance and       1994   $130,919            -          $ 2,384
Chief Financial Officer           1993   $115,301            -          $ 1,177

Stephen B. Goodell,               1995   $113,304            -          $ 2,160
President, BPA                    1994   $113,764            -          $ 1,170
                                  1993   $109,700            -

--------------------------------

(1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) The Company has no stock appreciation rights. During the fiscal year ended January 31, 1995, the Company did not grant any stock options to the Named Executive Officers.

(3) Consists of amounts earned pursuant to matching contributions to the Company 401(k) Plan.

(4)      Includes $3,000 paid by the Company as directors' fees.

(5)      Consists of $25,326 in automobile expense reimbursement.

(6)      Includes $12,800 paid by the Company in key-man term life insurance.

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1992 Officers' Stock Option Plan (the "Officers' Plan"). As of December 31, 1995, options to purchase a total of 425,227 shares had been granted and were outstanding under the Officers' Plan, the Directors' Plan and the 1992 Stock Option Plan (the "Plan"), and options to purchase 413,173 shares remained available for grant thereunder. During the fiscal year ended January 31, 1995, the Company did not grant options to purchase shares of the Company's Common stock to any of the Named Executive Officers.


                                       71.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                   Number of Securities
                                                       Underlying        Value of Unexercised
                                                    Unexercised Options  In-the-Money Options
                                                     at Jan. 31, 1995      at Jan. 31, 1995
                    Shares Acquired     Value          Exercisable/          Exercisable/
                    on Exercise (#)  Realized ($)    Unexercisable (#)   Unexercisable(1)($)
                    ---------------  ------------  --------------------  --------------------
Richard T. Toral           -              -                  -                     -

Virginia Pascual           -              -            36,545/24,364            -0-/-0-

Edward K. Evans            -              -            36,545/24,364            -0-/-0-

Stephen B. Goodell         -              -            36,545/24,364            -0-/-0-

------------------

(1) Based on the fair market value of the Company's Common Stock at January 31, 1995 minus the exercise price of the options multiplied by the number of shares underlying the option. As of January 31, 1995, none of the options to purchase Common Stock held by Named Executive Officers were in-the-money to purchase such Common Stock.


                                      72.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the 1934 Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of the Company as of January 31, 1995 and for the years ended January 31, 1995 and 1994 included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein.

         Deloitte & Touche LLP serves as the Company's independent auditors. A representative of Deloitte & Touche LLP will be at the Annual Meeting to answer questions by Shareholders and will have the opportunity to make a statement if so desired.

                                    FORM 10-K

         The Company will mail without charge, upon written request, a copy of its annual report on Form 10-K. Requests should be sent to the Company at 1551 North Tustin Avenue, Suite 300, Santa Ana, California, Attention: Secretary.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors



                                          Virginia Pascual
                                          Secretary

Santa Ana, California
January 24, 1996


                                       73.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of The Admar Group, Inc.:

We have audited the accompanying consolidated balance sheet of The Admar Group, Inc. and its subsidiaries (the "Company") as of January 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended January 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of The Admar Group, Inc. and its subsidiaries as of January 31, 1995 and the results of their operations and their cash flows for each of the two years in the period ended January 31, 1995 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Costa Mesa, California
May 9, 1995

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
JANUARY 31, 1995



ASSETS

CURRENT ASSETS:

Cash                                                                  $  314,800

Accounts receivable - trade, net of allowance                          1,550,200
  for doubtful accounts of $100,000

Income tax refund receivable                                              62,700

Notes receivable from related parties                                     76,000

Accounts receivable - other                                               68,600

Other current assets                                                     350,800
                                                                      ----------
     Total current assets                                              2,423,100

PROPERTY AND EQUIPMENT, Net                                            1,130,400

PREOPENING COSTS - Net of accumulated
  amortization of $2,263,700                                           2,440,400

GOODWILL - Net of accumulated
  amortization of $735,400                                             2,409,700


OTHER ASSETS                                                              24,300
                                                                      ----------
TOTAL ASSETS                                                          $8,427,900
                                                                      ==========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
JANUARY 31, 1995


LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

Note payable to bank                                                  $  475,000

Accounts payable                                                         579,200

Accrued salaries and benefits                                            356,000

Other accrued liabilities                                                495,600

Current portion of long-term debt and
  obligations under capital leases                                       446,000
                                                                      ----------
     Total current liabilities                                         2,351,800

DEFERRED RENT                                                            179,600

DEFERRED INCOME TAXES                                                     93,600

NOTE PAYABLE TO STOCKHOLDER                                            1,000,000

LONG-TERM DEBT                                                           236,800

OBLIGATIONS UNDER CAPITAL LEASES                                          78,700

STOCKHOLDERS EQUITY:

Common stock, $.005 par value, 20,000,000
  shares authorized; 8,762,602 issued
  and outstanding                                                         43,700

Paid-in capital                                                        3,046,300

Retained earnings                                                      1,397,400
                                                                      ----------
     Total stockholders equity                                         4,487,400
                                                                      ----------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                             $8,427,900
                                                                      ==========



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994


                                                    1995                1994
                                                 -----------         -----------
REVENUES                                         $16,703,600         $17,552,500

EXPENSES:

Salaries and benefits                             10,739,900          10,764,900

Facilities and telephone                           1,542,200           1,469,500

Depreciation and amortization                        782,600             710,800

Operating expenses                                 3,007,100           3,649,100

Interest                                             157,100             174,300
                                                 -----------         -----------

     Total expenses                               16,228,900          16,768,600
                                                 -----------         -----------


INCOME BEFORE PROVISION
     FOR INCOME TAXES                                474,700             783,900


PROVISION FOR INCOME
     TAXES                                           166,000             380,200
                                                 -----------         -----------


NET INCOME                                       $   308,700         $   403,700
                                                 ===========         ===========


NET INCOME PER COMMON
     SHARE                                       $       .04         $       .05
                                                 ===========         ===========


WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                     8,665,092           8,483,656
                                                 ===========         ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                                                                           TOTAL
                                       COMMON STOCK           PAID IN       RETAINED   STOCKHOLDERS
                                   SHARES        AMOUNT       CAPITAL       EARNINGS      EQUITY
                                   ------        ------       -------       --------   ------------
BALANCES AT JANUARY 31, 1993     8,483,656     $42,300      $2,469,400    $  685,000    $3,196,700


Net income                                                                   403,700       403,700
                                ----------     -------      ----------    ----------    ----------
BALANCES AT JANUARY 31, 1994     8,483,656      42,300       2,469,400     1,088,700     3,600,400


Common stock issuances             278,946       1,400         576,900                     578,300


Net income                                                                   308,700       308,700
                                ----------     -------      ----------    ----------    ----------
BALANCES AT JANUARY 31, 1995     8,762,602     $43,700      $3,046,300    $1,397,400    $4,487,400
                                ==========     =======      ==========    ==========    ==========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994


                                                             1995               1994
                                                          ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                $  308,700         $  403,700
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization                             782,600            710,700
   Changes in operating assets and liabilities,
      net of the effect of acquisition:
      Decrease in accounts
         receivable - trade                                  171,200             99,300
      (Increase) decrease in accounts
         receivable - other                                  (59,300)            40,000
      (Increase) decrease in other current assets            (66,800)            27,900
      (Increase) decrease in income tax receivable           (62,700)           443,100
      Increase (decrease) in accounts payable
         and accrued liabilities                             160,300           (104,300)
      Decrease in unearned revenue                                              (15,000)
      (Decrease) increase in income tax payable               (1,600)             1,600
      Decrease in deferred rent                             (101,600)           (66,400)
      Increase (decrease) in deferred income taxes           160,700           (100,000)
      Increase in other assets                                (1,500)            (1,100)
                                                          ----------         ----------
   Net cash provided by
      operating activities                                 1,290,000          1,439,500
                                                          ----------         ----------


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


                                                     1995                1994
                                                  -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

Cash paid for acquisitions net of cash
  acquired                                        $      --          $    35,000
Purchases of property and equipment                  (425,500)          (369,600)
Additions to preopening costs                      (1,460,500)          (799,900)
Disbursement to stockholder                                              (16,000)
                                                  -----------        -----------
   Net cash used
     in investing activities                       (1,886,000)        (1,150,500)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments on long-term debt                 (313,800)          (396,200)
Principal payments on obligations under
   capital leases                                     (64,500)           (62,900)
Proceeds from note payable to bank                    825,000            553,100
Repayments of note payable to bank                   (500,000)          (798,100)
Proceeds from issuance of common stock                578,300
                                                  -----------        -----------
   Net cash provided by (used in) financing
     activities                                       525,000           (704,100)
                                                  -----------        -----------

NET DECREASE IN CASH                                  (71,000)          (415,100)

CASH AT BEGINNING OF YEAR                             385,800            800,900
                                                  -----------        -----------
CASH AT END OF YEAR                               $   314,800        $   385,800
                                                  ===========        ===========
SUPPLEMENTAL INFORMATION:

Interest paid                                     $    97,100        $   114,300
                                                  ===========        ===========
Income taxes paid                                 $    70,000        $     7,200
                                                  ===========        ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
     AND FINANCING ACTIVITIES:

In connection with the fiscal 1994 purchase of a managed care network from Principal Health Care Inc., the Company made a cash payment of $35,000 and assumed liabilities as follows:

          Fair value of assets acquired                   $125,000
          Cash paid in fiscal 1994                         (35,000)
                                                          --------
          Liabilities assumed                             $ 90,000
                                                          ========

In connection with the fiscal 1994 purchase of new equipment, the Company entered into a capital lease for an additional $67,000.




SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

-------------------------------------------------------


1.   GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General - The Admar Group, Inc. and its subsidiaries ("Admar" or the "Company") provides managed health care programs to insurance carriers and self-insured organizations. Three areas of service comprise substantially all of the Company's revenues: Med Network, Med $ense, Med $ense Plus, Med Select, and Exclusive Health, which establish and administer preferred provider organizations on behalf of payors of employee medical benefits; HealthWatch Medical Review System and Med Check, which are medical cost containment programs; and Advantage Benefits Company, a third-party administrator program that manages health care benefit programs on behalf of self-insured employers and fully insured group plans.

     Principles of Consolidation - The accompanying consolidated financial statements include the accounts of The Admar Group, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

     Goodwill - Goodwill represents the excess of cost of purchased businesses over the fair value of the net assets acquired at the date of acquisition and is amortized using the straight-line method over periods generally ranging from 20 to 25 years. Management has and will continue to periodically evaluate any impairment of goodwill. Such evaluation is and will be based on applicable undiscounted expected future cash flows.

     Preopening Costs - Costs relating to the development of medical networks are deferred and amortized on a straight-line basis over three years which historically is the time frame necessary to recover such costs. Amortization commences when the related network begins to recognize revenues. Costs capitalized during the year ended January 31, 1995 aggregated $1,460,600. Management has and will continue to periodically evaluate any impairment of pre-opening costs. Such evaluation will be based on projected revenues and assumed profit there from.

     Property and Equipment - Property and equipment are stated at cost and consist of the following at January 31, 1995:

         Furniture and office equipment                            $ 2,054,000
         Computer equipment                                          2,274,800
         Leasehold improvement                                         116,400
                                                                   -----------
                                                                     4,445,200
         Less accumulated depreciation
          and amortization                                          (3,314,800)
                                                                   -----------
         Property and equipment, net                               $ 1,130,400
                                                                   ===========

    Included in property and equipment at January 31, 1995 are assets under capital leases with net book values of approximately $101,900.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


     Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets, generally five years, and over the term of the related lease for leasehold improvements.

     Revenues - Revenues are based primarily on a contractual rate per enrolled employee or a percentage of savings realized by the client at the time services are rendered.

     Net Income Per Common Share - The computations of net income (loss) per common share are based on the weighted average number of common shares outstanding and the dilutive effects, if applicable, of common stock options and warrants.

     Reclassification - Certain reclassification have been made to prior year amounts to conform to the current year's presentation.

2.   ACQUISITIONS

     Admar and Principal Health Care, Inc. entered into an Agreement of Acquisition, dated January 7, 1994, pursuant to which Admar acquired 100% of the Southern California network of Principal Health Care, Inc. in exchange for cash of $35,000 and a note for $90,000 payable in two annual installments with no interest.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


3.   LONG TERM DEBT

Long-term debt is as follows at January 31, 1995:

 Note payable in connection with an acquisition,
   unsecured, payable in monthly installments of
   $27,100 plus interest at 7% per annum                                          $ 533,800

 Note payable to bank, collateralized by accounts receivable and equipment, payable in monthly principal installments of $3,087 plus interest at the bank's prime rate (8.5% at January 31, 1995)
   plus 1% per annum                                                                 24,700

 Note payable in connection with an acquisition,
   unsecured, payable in annual installments of
   $45,000, non-interest-bearing                                                     90,000
                                                                                  ---------
 Total long term debt                                                               648,500

 Less current portion                                                              (411,700)
                                                                                  ---------
                                                                                  $ 236,800
                                                                                  =========

     Principal maturities on long-term debt are as follows:

          Year ending January 31:
                                                                 1995               411,700
                                                                 1996               236,800
                                                                                  ---------
                                                                Total             $ 648,500
                                                                                  =========

     The Company has a line of credit arrangement with a bank for borrowings up to $500,000 which expires on August 31, 1995. Borrowings bear interest at the prime rate (8.5% at January 31, 1995) plus 1% per annum with interest payable monthly. The line of credit arrangement is collateralized by the Company's accounts receivable and equipment. At January 31, 1995, the Company had $475,000 outstanding under such line of credit. Interest expense in conjunction with this line of credit was $24,737 and $4,023 for the years ended January 31, 1995 and 1994 respectively.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


     At January 31, 1995, the Company had an unsecured note payable to a stockholder in the principal amount of $1,000,000. The note bears interest at 6% per annum. Interest is payable semi-annually on each December 31 and June 30, the principal balance of $1,000,000 is due August 31, 1997.

4.   LEASES

     The Company leases certain office equipment and facilities under various non-cancelable operating lease agreements. Future minimum rent payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of January 31, 1995 are as follows:

      Year ending January 31:

                     1996                                       $1,104,200
                     1997                                          641,200
                     1998                                           51,800
                     1999                                           13,100
                                                                ----------
                                                                $1,810,300
                                                                ==========

     Total rent expense for the years ended January 31, 1995 and 1994 for all operating leases aggregated $1,117,500 and $1,097,000, respectively.

     The Company leases various other equipment under lease agreements that have been capitalized for financial reporting purposes. Future minimum commitments under capital leasing arrangements are as follows:

      Year ending January 31:

                     1996                                      $ 45,300
                     1997                                        37,400
                     1998                                        37,400
                     1999                                        15,600
                                                               --------
       Future minimum commitments                               135,700
       Less portion representing interest                       (22,700)
                                                               --------
       Present value of net minimum lease payments              113,000
       Less portion due within one year                         (34,300)
                                                               --------
                                                               $ 78,700

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


5.  INCOME TAXES

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
    109). In connection with the adoption of SFAS 109 in 1994 deferred tax assets decreased $316,700.

    Components of the provision for income taxes are as follows:

                                                  YEAR ENDED JANUARY 31,

                                                    1995        1994
                                                  ---------   ---------
         Current income taxes:
                  Federal                         $     --    $     --
                  State                               5,300       7,200
                                                  ---------   ---------
                                                      5,300       7,200

         Deferred income taxes                      160,700     373,000
                                                  ---------   ---------

         Total provision                          $ 166,000   $ 380,200
                                                  =========   =========

    A reconciliation of the income tax expense that would result from applying the federal statutory rate of 35% is as follows:

                                      1995               %          1994             %
                                    ---------          ----      ---------         ----
Income taxes
   at Federal statutory rate        $ 166,000          35.0      $ 274,365         35.0
State taxes net of federal
   benefit                              3,500            .7         69,500          8.9
Goodwill amortization                  49,000          10.3         20,900          2.7
Change in valuation allowance         (61,300)        (12.9)          --            --
Other                                   8,800           1.9         15,435          2.0
                                    ---------          ----      ---------         ----
                                    $ 166,000          35.0      $ 380,200         48.6
                                    =========          ====      =========         ====

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


   At January 31, 1995, the Company's deferred tax liability was $1,164,000 and deferred tax asset was $1,070,400. The major components of the Company's net deferred tax liability of $93,600 at January 31, 1995 are as follows:

         Accumulated depreciation                       $   (81,400)
         Accumulated amortization                           (25,800)
         Net operating loss carryforward-
           SRLY                                             305,800
         Net operating loss carryforward-
           Non-SRLY                                         630,500
         Reserve for bad debt                                43,300
         Accrued vacation                                    84,600
         Pre-opening costs                               (1,057,700)
         Other                                                7,100
                                                        -----------
                                                        $   (93,600)
                                                        ===========

      The Company's SRLY net operating loss carryforwards, for federal purposes, approximate $900,000 and expire through the year 2001. The remaining non-SRLY net operating loss carryforwards for federal income tax purposes of approximately $1,750,000 expire through the year 2008. The Company also has approximately $374,000 of state net operating loss carryforwards that expire through the year 2001.

6.    CAPITAL TRANSACTIONS

      In December 1991, the Company entered into an agreement to sell up to 20% of its outstanding Common Stock to Humana Inc. of Louisville, Kentucky and issued warrants to purchase 1,800,000 shares of the Company's Common Stock at various prices based on the market price of the Company's Common Stock, not to be less than $2.50 per share. At January 31, 1995, warrants to purchase 1,300,000 shares of the Company's Common Stock were exercisable. These warrants expire ratably from December 17, 1995 through December 17, 1996. Humana Inc. also has a right of first refusal to purchase 3,317,986 shares of the Company's Common Stock held by Richard T. Toral, the Company's Chief Executive Officer, President and Chairman of the Board.

      On April 4, 1994, the Company entered into an Employment Agreement with an outside consultant and issued 7,986 shares of its Common Stock. In connection with such stock issuance, the Company recorded $15,000 of compensation expense which reflects the fair value of such stock on date of issuance.

      On April 22, 1994, the Company entered into a Stock Purchase Agreement with Pan American Life Insurance Company, Inc., ("Pan American") pursuant to which the Company issued 235,960 worth of Admar Common Stock in exchange for $500,000.

      On August 26, 1994, the Company entered into an Employment Agreement with an outside consultant and issued 35,000 shares of its Common Stock. In connection with such stock issuance, the Company recorded $48,350 of compensation expense which reflects the fair value of such stock on date of issuance.

THE ADMAR GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994 (CONTINUED)


      Stock Option Plans - In November 1992, the Company adopted the 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), the 1992 Officers' Stock Option Plan (the "Officers' Plan") and the 1992 Stock Option Plan (the "Option Plan"). The Company has reserved 838,400 shares of Common Stock related to these plans. As of January 31, 1995, options to purchase a total of 364,318 shares had been granted and are exercisable. These options have exercise prices ranging from $2.375 to $1.81 and 130,728 options were exercisable as of January 31, 1995.

      Under the plans, options to purchase shares of Common Stock may be granted to employees or non-employee directors, in the case of incentive stock options ("ISO") at not less than the fair market value at the date of grant and not less than 85% of fair market value at the date of grant in the case of non-qualified options. Options generally become exercisable in annually installments over a period of five years, and expire after ten years. In the event of a change in control, options granted under the Directors' Plan and the Officers' Plan become fully vested and exercisable immediately prior to the change of control and terminate upon the change of control.

      Other Warrants - In connection with its organization, the Company issued 307,800 units consisting of one share of common stock and one warrant to purchase one share of common stock at $3.75 per share. The warrants were to expire on May 31, 1990. In addition, 30,780 warrants to purchase one share of common stock at $1.50 per share were issued to Anthony Investment Company, the Company's underwriters, for $100. These warrants were to expire in January 1991. As of January 31, 1995, the expiration of the warrants were extended to August 1, 1995 and all were exercisable.

7.    BENEFIT PLAN

      The Company has a tax savings plan (401-K) for the benefit of all full-time employees. Participants contribute a percentage of their compensation and the Company contributes a matching amount equal to 50% of the participant's contribution up to a maximum of 4% of the participant's compensation. Expenses related to this plan for the years ended January 31, 1995 and 1994 were $112,000 and $98,000 respectively.

8.    MAJOR CUSTOMERS

      The Company operates in one industry segment, that of providing medical cost containment programs to employer groups represented by insurance carriers and to self-insured organizations. As of January 31, 1995, substantially all of the Company's accounts receivable were from customers in such industry segment.

      The Company has two major customers who accounted for revenues as follows:

                                      Year Ended January 31,
                                 -------------------------------
              Customer               1995               1994
                                 -----------         -----------
                  A              $ 5,945,556         $ 6,509,400
                  B              $ 2,525,345         $ 1,970,400

                              THE ADMAR GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

ASSETS

                                                      October 31, 1995  January 31,
                                                        (Unaudited)        1995
                                                      ----------------  -----------
Current assets:

Cash                                                       $1,225         $  315

Accounts receivable - trade, net of allowance
  for doubtful accounts of $100,000                         1,733          1,550

Income tax refund receivable                                 --               63

Notes receivable from related parties                          76             76

Accounts receivable - other                                    28             69

Other current assets                                          377            351
                                                           ------         ------
     Total current assets                                   3,439          2,424

Property and equipment, net                                   988          1,130

Preopening costs - net of accumulated
  amortization of $2,434,400 at October 31,
  1995 and $2,263,700 at January 31, 1995                   2,889          2,440

Costs in excess of net assets acquired,
  net of accumulated amortization of
  $839,300 at October 31, 1995 and $735,400
  at January 31, 1995                                       2,306          2,410

Other assets                                                   11             24
                                                           ------         ------
Total assets                                               $9,633         $8,428
                                                           ======         ======

                             SEE ACCOMPANYING NOTES.

                              THE ADMAR GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)


LIABILITIES AND COMMON STOCKHOLDERS' EQUITY

                                                      October 31, 1995  January 31,
                                                         (Unaudited)       1995
                                                      ----------------  -----------
Current liabilities:

Note payable to bank                                       $  500         $  475
Accounts payable                                              474            579
Accrued salaries and benefits                                 407            356
Other accrued liabilities                                      41            496
Income taxes payable                                          200           --
Current portion of long-term debt and
  obligations under capital leases                            433            446
                                                           ------         ------
    Total current liabilities                               2,055          2,352

Deferred rent                                                  90            179

Deferred income taxes                                          94             94

Note payable to stockholder                                 1,000          1,000

Long-term debt                                              1,370            237

Obligations under capital leases                              105             79

Stockholders' equity:

Common stock, $.005 par value, 20,000,000
  shares authorized; 8,762,602 issued
  and outstanding at October 31, 1995                          44             44

Paid-in capital                                             3,046          3,046
Retained earnings                                           1,829          1,397
                                                           ------         ------
    Total stockholders' equity                              4,919          4,487
                                                           ------         ------
Total liabilities and sockholders' equity                  $9,633         $8,428
                                                           ======         ======

                             SEE ACCOMPANYING NOTES

                              THE ADMAR GROUP, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

          FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 1995 AND 1994

                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                    UNAUDITED

                                                THREE MONTHS                    NINE MONTHS
                                              ENDED OCTOBER 31,              ENDED OCTOBER 31,
                                              -----------------              -----------------

                                             1995           1994           1995           1994
                                          ----------     ----------     ----------     ----------
Revenues                                  $    4,280     $    4,183     $   13,251     $   12,818

Cost and expense
  General, administration and selling          3,825          3,838         11,779         11,513
  Depreciation and amortization                  300            205            636            603
  Interest expense                                47             40            141            116
                                          ----------     ----------     ----------     ----------
     Total costs and expenses                  4,172          4,083         12,556         12,232
                                          ----------     ----------     ----------     ----------
Earnings before provision for income
  taxes                                          108            100            695            586

Provision for income taxes                        46             40            263            233
                                          ----------     ----------     ----------     ----------
Net income                                $       62     $       60     $      432     $      353
                                          ==========     ==========     ==========     ==========
Per share information:
  Net income per common share             $     .007     $     .007     $     .049     $     .041
                                          ==========     ==========     ==========     ==========
Weighted average number of common
  shares outstanding                       8,762,602      8,728,000      8,762,602      8,633,470
                                          ==========     ==========     ==========     ==========

                             SEE ACCOMPANYING NOTES

                              THE ADMAR GROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE NINE MONTHS ENDED OCTOBER 31, 1995 AND 1994

                                 (IN THOUSANDS)
                                    UNAUDITED

                                                              1995         1994
                                                             -----        -----
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income                                                   $ 432        $ 353
Adjustment to reconcile net income to
  net cash flows from operating activities:
Depreciation and amortization                                  636          603
Changes in assets and liabilities:
  Increase in accounts receivable - trade                     (183)        (261)
  Decrease (increase) in receivables - other                    41          (12)
  Decrease in income tax receivable                             63           67
  Increase in prepaid expenses                                 (26)        (112)
  Decrease in accounts payable & accrued liabilities          (509)         (88)
  Increase in unearned revenue                                --             11
  Decrease in deferred rent                                    (89)         (73)
  Decrease (increase) in other assets                           13           (1)
  Increase in income tax payable                               200           96
                                                             -----        -----
  Net cash flows from operating activities                   $ 578        $ 583
                                                             -----        -----

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to pre-opening                                   $(620)       $(826)
  Purchase of property and equipment                          (219)        (338)
  Increase in Common Stock from sale of
    stock                                                     --              1
  Increase in capital in excess of par value from
    sale of stock                                             --          2 499
                                                             -----        -----
  Net cash flow (used by) from investing activities          $(839)       $(664)
                                                             -----        -----

                             SEE ACCOMPANYING NOTES

                              THE ADMAR GROUP, INC.

               FOR THE NINE MONTHS ENDED OCTOBER 31, 1995 AND 1994

                                 (IN THOUSANDS)
                                    UNAUDITED

                                                           1995           1994
                                                         -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments of long-term debt                     $  (276)       $  (233)
Proceeds from issuance of long-term debt                   1,400           --
Principal payments of obligations under
  capital leases                                             (31)           (54)
Proceeds from obligation under capitalized lease              53           --
Proceeds on note payable to bank                           1,500            825
Principal payments of note payable to bank                (1,475)          (500)
                                                         -------        -------
Net cash flows from financing activities                   1,171             38
                                                         -------        -------

Net increase (decrease) in cash                              910            (43)

Cash at beginning of period                                  315            386
                                                         -------        -------
Cash at end of period                                    $ 1,225        $   343
                                                         =======        =======

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:

  Interest paid                                          $    96        $   116
                                                         =======        =======
  Income taxes paid                                      $  --          $    70
                                                         =======        =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

There were no dividends declared or unpaid for the nine month period ended October 31, 1995 and October 31, 1994.


                             SEE ACCOMPANYING NOTES

                              THE ADMAR GROUP, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 1995

                                   (UNAUDITED)

1.    BUSINESS

      The Admar Group, Inc. ("Admar" or the "Company") develops, markets and administers managed care products and services which facilitate the delivery and manage the cost of health care services. Admar provides a complete array of managed health care programs and services to insurance companies, self-funded employers and health care providers.

      Admar was one of the first Preferred Provider Organizations ("PPOs") in the nation and provides managed health care delivery systems nationally through customized programs, including extensive Preferred Provider and Exclusive Provider organizations, complete Utilization Management services, Catastrophic Case Management and Managed Care Administration services for employers and insurance carriers.

      Admar provides the following managed care programs and services:

         EXCLUSIVE HEALTH is Admar's health maintenance organization ("HMO") alternative program which provides self-funded employers and insurance companies the ability to have the same cost-containment benefits and features of HMO's while still offering the flexibility of self-funded and insured health benefit plans. The program creates a financial and quality care partnership between medical providers, patients and insurors, all of whom have the incentive to work together to contain medical costs while maintaining the quality of care.

         MED NETWORK is Admar's hospital and physician PPO which was developed in 1978. Med Network offers a comprehensive network consisting of primary care physicians, specialists, hospitals and pharmacies. Admar maintains and carefully selects health care providers in order for network participants to receive the highest quality health care programs available at the lowest cost.

         MED$ELECT is a hospital-only PPO available in all of the Med Network areas and in additional states. Med$elect enables employers and patients to save on their health care costs when they access care at contracted hospitals, regional medical centers and outpatient surgical centers.

         MED NETWORK EPO is Admar's national Exclusive Provider Organization ("EPO") which offers the same quality as Med Network PPO providers. Med Network EPO maintains stronger health care cost-containment features than a PPO due to aggressive utilization management controls, plan design incentives and referrals to the most cost-effective network providers and primary care physicians.

         HEALTHWATCH MEDICAL REVIEW SYSTEM ("HealthWatch") is designed to ensure that hospitalizations, the most expensive component of the nation's health care budget, are prescribed and utilized appropriately without compromising health care. Within the HealthWatch utilization management system, medical/surgical, psychiatric, substance abuse, catastrophic illnesses/diseases and maternity management are monitored beginning with hospital pre-admission review through discharge and alternate site planning. In addition, HealthWatch provides complete Ambulatory Care Management, including authorization for all physician to physician referrals and all high cost ancillary services.

         HEALTHWATCH ADVANTAGE is a program that provides cost savings opportunities outside of the formalized preferred provider networks. HealthWatch Advantage identifies surgical and hospitalization cases which are being treated outside the employer's contracted PPO network and negotiates with attending hospitals and physicians to reduce their costs and defray some of the expenses associated with providing non-contracted health care services.

         Admar also operates a third party administrator in Boulder Colorado, Benefit Plan Administrators, Inc., which provides medically managed claims payment services to self-insured employers. The division also provides all required medical benefits consulting.

2.    RECENT DEVELOPMENTS

      On February 1, 1995, Admar received a loan payable in the principal amount of $400,000 from Principal Mutual Insurance Company ("Principal") in connection with Principal's agreement to use Admar's Exclusive Health product in the Southern California area. The loan accrues interest at the rate of 9.25% and is due in September, 2002.

      Admar reserved for the issuance of three hundred thousand (300,000) shares of the Company's Common Stock in connection with the adoption of its Employee Stock Purchase Plan ("ESPP") on May 15, 1995.

      On October 27, 1995, Admar entered into an Agreement and Plan of Merger providing for the acquisition of Admar by Principal Health Care, Inc., ("PHC") a privately held managed health care company which is a member of The Principal Financial Group. Pursuant to the Agreement and Plan of Merger, a wholly owned subsidiary of PHC, Inc. will be merged with and into Admar and Admar will survive the merger as a wholly-owned subsidiary of PHC. If the merger is approved by the shareholders of Admar, each share of Admar's Common Stock (other than shares as to which dissenters' rights have been properly exercised) will be converted into the right to receive $2.25 in cash, without interest.

      On October 31, 1995, Admar received three loans payable totaling $1,000,000 from Principal in connection with Principal's agreement to use Admar's Exclusive Health product in networks to be developed in Central and Northern California and also in parts of Arizona.

3.    BASIS OF PRESENTATION

      The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and note disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the year ended January 31, 1995. The accompanying financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended October 31, 1995 may not be indicative of the results that may be expected for the year ending January 31, 1996.

4.    PRE-OPENING COSTS

      Costs relating to the development of medical networks are deferred and amortized on a straight-line-basis over three years. Amortization commences as the revenues from the networks are recognized. Costs aggregating $620,000 have been capitalized for the nine month period ending October 31, 1995 compared to $826,000 being capitalized for period ending October 31, 1994.

                                   APPENDIX A



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                          PRINCIPAL HEALTH CARE, INC.,



                               PHC MERGING COMPANY



                                       AND



                              THE ADMAR GROUP, INC.

            -------------------------------------------------------
                                OCTOBER 27, 1995

            -------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE I          THE MERGER..................................................   1
     1.1   Effective Time of the Merger........................................   1
     1.2   Closing.............................................................   2
     1.3   Effects of the Merger...............................................   2
     1.4   Effect on Capital Stock.............................................   3
     1.5   Exchange of Certificates............................................   4
     1.6   No Further Ownership Rights in Common Stock.........................   5
     1.7   Transfer Taxes......................................................   5

ARTICLE II        REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY...............................................   6
     2.1   Organization, Standing and Power....................................   7
     2.2   Subsidiaries........................................................   7
     2.3   No Breach...........................................................   7
     2.4   Title to Properties.................................................   8
     2.5   Governmental Authorization and Compliance with Laws.................   9
     2.6   Leasehold Interests.................................................  10
     2.7   Accounts Receivable.................................................  11
     2.8   Capital Structure...................................................  11
     2.9   Authority...........................................................  12
     2.10  No Consents.........................................................  12
     2.11  SEC Documents.......................................................  13
     2.12  Information Supplied................................................  14
     2.13  Absence of Changes..................................................  14
     2.14  Trademarks, Patents and Other Rights................................  16
     2.15  Proprietary Information of Third Parties............................  17
     2.16  Actions and Proceedings.............................................  18
     2.17  Tax Matters.........................................................  18
     2.18  Employee Compensation...............................................  19
     2.19  Insurance...........................................................  20
     2.20  Provider Relationships, Contracts and Agreements....................  20
     2.21  Conflicts of Interest...............................................  21
     2.22  Medicare/Medicaid...................................................  22
     2.23  Activities of Providers.............................................  22
     2.24  Employee Benefits...................................................  22
     2.25  Construction in Progress............................................  26
     2.26  No Liability For The Cost of Health Care Services...................  26

ARTICLE III       REPRESENTATIONS AND WARRANTIES
                  OF PARENT AND ACQUISITION SUB................................  26
     3.1   Organization, Standing and Power....................................  26
     3.2   Authority...........................................................  27
     3.3   No Breach...........................................................  27

                                       i.

     3.4   No Consent..........................................................  28
     3.5   Information Supplied................................................  28
     3.6   Company Common Stock................................................  28
     3.7   Financing...........................................................  28

ARTICLE IV        COVENANTS....................................................  29
     4.1   Covenants of the Company............................................  29
           (a)      Ordinary Course............................................  29
           (b)      Dividends; Changes in Stock................................  29
           (c)      Issuance of Securities.....................................  29
           (d)      Governing Documents........................................  30
           (e)      No Other Bids..............................................  30
           (f)      No Acquisitions............................................  31
           (g)      No Dispositions............................................  31
           (h)      Indebtedness...............................................  31
           (i)      Benefit Plans, Etc.........................................  31
           (j)      Employee Compensation......................................  32
           (k)      Lease Obligations..........................................  32
           (l)      Litigation.................................................  32
           (m)      Provider and Payor/Customer Arrangements...................  32
           (n)      Other Actions..............................................  32
           (o)      Legal Fee Billing Reports..................................  33
           (p)      Business Activity Involving Certain Provider
                    Contracts..................................................  33
     4.2   Covenants of Parent and Acquisition Sub.............................  33

ARTICLE V         ADDITIONAL AGREEMENTS........................................  35
     5.1   Preparation of Proxy Statement......................................  35
     5.2   Shareholder Approval................................................  36
     5.3   Legal Conditions to Merger..........................................  36
     5.4   Options, Warrants...................................................  37
     5.5   Break-Up Fee; Fees and Expenses.....................................  38
     5.6   Brokers or Finders..................................................  39
     5.7   Access to Information...............................................  39
     5.8   Additional Agreements...............................................  40
     5.9   Solicitation and Hiring Employees of the Company....................  40
     5.10  Directors and Officers Liability Insurance..........................  41

ARTICLE VI        CONDITIONS PRECEDENT.........................................  41
     6.1   Conditions to Each Party's Obligation to Effect the Merger..........  41
           (a)      Shareholder Approval.......................................  41
           (b)      Hart-Scott-Rodino Act......................................  41
           (c)      Other Approvals............................................  41
           (d)      No Injunctions or Restraints...............................  42
     6.2   Conditions to Obligation of Parent and Acquisition
           Sub to Effect the Merger............................................  42

                                       ii.

           (a)      Representations and Warranties and Performance
                    of Agreements..............................................  42
           (b)      Officers' Certificate......................................  44
           (c)      Secretary's Certificate....................................  45
           (d)      Consents...................................................  45
           (e)      Opinion of Counsel for the Company.........................  45
           (f)      Additional Certificates and Documents......................  46
           (g)      Resignations...............................................  46
           (h)      Limited Dissenting Shares..................................  46
           (i)      Employment Agreement.......................................  47
           (j)      Escrow Agreements..........................................  47
           (k)      Surrender of Options and Warrants..........................  47
           (l)      Waiver of Humana Right of First Refusal and
                    Surrender of Warrants......................................  47
           (m)      Receipt of Interim Financial Statements....................  47
           (n)      Absence of Certain Changes.................................  47
           (o)      No Acquisitions............................................  48
           (p)      DISCorp License............................................  48
           (q)      Sunwest Waiver.............................................  48
           (r)      Amended Provider Contracts.................................  49
           (s)      Release of Security Interest in Image Financial............  49
           (t)      Florida Qualification......................................  49
           (u)      Louisiana Qualification....................................  49
     6.3   Conditions to Obligation of the Company to Effect
           the Merger..........................................................  49
           (a)      Representations and Warranties and Performance
                    of Agreements..............................................  50
           (b)      Officers' Certificate......................................  50
           (c)      Secretary's Certificate....................................  50
           (d)      Additional Certificates and Documents......................  50
           (e)      Opinion of Counsel for Parent and Acquisition
                    Sub........................................................  51
           (f)      Ancillary Agreements.......................................  51

ARTICLE VII       TERMINATION, AMENDMENT AND WAIVER............................  52
     7.1   Termination.........................................................  52
     7.2   Effect of Termination...............................................  52
     7.3   Amendment...........................................................  53
     7.4   Extension; Waiver...................................................  53
     7.5   Procedure for Termination, Amendment, Extension or
           Waiver..............................................................  53

ARTICLE VIII      GENERAL PROVISIONS...........................................  54
     8.1   Nonsurvival of Representations, Warranties and
           Agreements..........................................................  54
     8.2   Notices.............................................................  54
     8.3   Interpretation......................................................  55

                                      iii.

     8.4   Counterparts........................................................  55
     8.5   Entire Agreement; No Third Party Beneficiaries......................  55
     8.6   Governing Law.......................................................  55
     8.7   Publicity...........................................................  55
     8.8   Assignment..........................................................  56
     8.9   Gross Adverse Effect................................................  56
     8.10  Knowledge of the Company............................................  56


SCHEDULE OF EXHIBITS

A-1      ESCROW AGREEMENT I
A-2      ESCROW AGREEMENT II
B        MANAGEMENT LEVEL EMPLOYEES
C        EMPLOYMENT AGREEMENT (RICHARD TORAL)
D-1      OPINION (COOLEY GODWARD)
D-2      OPINION (GREENBERG TRAURIG)
E        OPINION (ROBERT MRIZEK)

                                       iv.

                          LIST OF DISCLOSURE SCHEDULES

Schedule                   Title
--------                   -----
2.1                        Organization, Standing and Power
2.2                        Subsidiaries
2.3                        No Breach
2.4                        Title to Properties
2.5                        Governmental Authorization and Compliance with Laws
2.6                        Leasehold Interest
2.7                        Accounts Receivable
2.8                        Capital Structure
2.10                       No Consents
2.13                       Absence of Changes
2.14                       Summary of Intellectual Properties
2.15                       Proprietary Information of Third Parties
2.16                       Actions and Proceedings
2.17                       Taxes
2.18                       Employee Compensation (with Annual Salary over $50,000)
2.19                       Insurance
2.20(A)                    Provider Relationships
2.20(B)                    List of Contracts and Agreements
2.20(C)                    Contracts and Agreements
2.21                       Conflicts of Interest
2.24                       Employee Benefits
2.26                       No Liability for the Cost of Health Care Services

                                       v.

         AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of October 27, 1995, among PRINCIPAL HEALTH CARE, INC., an Iowa corporation ("PARENT"), PHC MERGING COMPANY, a Florida corporation ("ACQUISITION SUB") and THE ADMAR GROUP, INC., a Florida corporation (the "COMPANY").

                                  R E C I T A L

         WHEREAS, the Boards of Directors of Parent, Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "MERGER"), on the terms and conditions of this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 Effective Time of the Merger. The Merger shall become effective upon the filing of articles of merger of Acquisition Sub and the Company (the "ARTICLES OF MERGER") with the Department of State of the State of Florida (the "EFFECTIVE TIME"). Acquisition Sub and the Company shall execute, and if necessary re-execute, the Articles of Merger (which shall be in form and substance reflective of the terms of this Agreement and reasonably acceptable to the Company, Parent and Acquisition Sub and approved by the Company's Florida counsel as consistent with the opinion set forth in Section 6.2(e)) and such other certificates and documents as are necessary to effect the filing of the Articles of Merger with the Department of State of Florida. Promptly after the Closing described in Section 1.2, Parent and Acquisition Sub shall cause the Articles of Merger to be filed with the Department of State of Florida as provided in Section 607.1105 of the Florida 1989 Business Corporation Act.

         1.2 Closing. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on the second business day after the date on which all of the conditions set forth in Sections 6.1, 6.2 and 6.3 shall have been satisfied or waived, at the offices of Epstein Becker & Green, P.C., 1227 25th Street, N.W., Washington, D.C. 20037, or at such other place and time or on such other date, as the parties shall mutually agree in writing (the "CLOSING DATE"). Subject to the provisions of Article VII hereof, the failure to consummate the transactions contemplated hereby on the dates and times or at the places indicated in this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any of its obligations hereunder.

         1.3  Effects of the Merger.

              (a) At the Effective Time, (i) Acquisition Sub shall be merged with and into the Company (which shall hereinafter sometimes be referred to as the "SURVIVING CORPORATION"), with the Articles of Incorporation of Acquisition Sub becoming the Articles of Incorporation of the Surviving Corporation, amended to provide that Article First shall read in its entirety, "FIRST: The name of the corporation is The Admar Group, Inc.," (ii) the By-Laws of Acquisition Sub in effect immediately before the Effective Time shall be the By-Laws of the Surviving Corporation and (iii) the directors and officers of Acquisition Sub holding such positions immediately before the Effective Time shall be the directors and officers of the Surviving Corporation.

              (b) From and after the Effective Time, the Merger shall have all the effects provided by applicable law.

                                       2.

         1.4 Effect on Capital Stock. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, $.005 par value, of the Company ("COMMON STOCK"),

                   (i) each share of Common Stock owned directly or indirectly by Parent or the Company or by any subsidiary of Parent (including Acquisition
Sub) or the Company shall be canceled and no consideration shall be paid for such Common Stock;

                   (ii) each issued and outstanding share of the capital stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the same class and series of capital stock of the Surviving Corporation; and

                   (iii) subject to Sections 1.4(b) and 1.4(c), each issued and outstanding share of Common Stock (other than shares to be canceled or issued in accordance with Sections 1.4(a)(i)or 1.4(a)(ii)) shall be converted into the right to receive $2.25 per share in cash, in immediately available funds, without interest.

              (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a dividend on the Common Stock shall be declared and payable in Common Stock, the conversion ratio of Section 1.4(a)(iii) shall be correspondingly adjusted.

              (c) Any issued and outstanding shares of Common Stock held by a shareholder of the Company who duly objects to the Merger and demands payment of the fair value of his Common Stock and otherwise duly perfects his dissenters' rights under Section 607.1320 of the 1989 Florida Business Corporation Law or Chapter 13 under the California General Corporation Law (a "DISSENTING SHAREHOLDER") shall not be converted as described in Section 2.4(a)(iii) but shall become the right to receive such consideration as may be determined

                                       3.

to be due to such Dissenting Shareholder pursuant to the laws of the State of Florida or California. If a Dissenting Shareholder shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, his shares of Common Stock shall be converted, as of the Effective Time, into the right to receive the amount specified in Section 1.4(a)(iii).

         1.5 Exchange of Certificates. At the Closing, Parent shall enter into an agreement, in form and substance reasonably acceptable to Parent and the Company (the "PAYING AGENT AGREEMENT"), with a paying agent reasonably acceptable to the Company (the "PAYING AGENT"). As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of Common Stock other than the Company, Parent and any subsidiary of the Company or Parent, including Acquisition Sub, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing such holder's Common Stock (the "CERTIFICATES") shall pass, only upon delivery of the Certificates to the Paying Agent, which letter of transmittal shall be in such form and have such other provisions as shall be required for the surrender of the Certificates in exchange for the amount of cash specified in Section 1.4(a)(iii). Upon surrender of a Certificate(s) for cancellation to the Surviving Corporation or the Paying Agent, together with such letter of transmittal, duly executed, and/or such other documents as may be required by the Paying Agent, the holder of such Certificate(s) shall be entitled to receive in exchange the amount of cash into which the shares of Common Stock theretofore represented by the Certificate(s) shall have been converted, and the Certificate(s) so surrendered shall be canceled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate(s). If a transfer of ownership of Common Stock is not registered in the transfer records of the Company, payment of the proper amount of cash may be issued to a transferee if the Certificate(s) representing such Common Stock is presented to the Paying Agent, accompanied by all

                                       4.

documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section, each Certificate shall at any time after the Effective Time represent only the right to receive upon such surrender the amount of cash specified in Section 1.4(a)(iii). Any funds deposited with the Paying Agent that remain unclaimed by the former shareholders of the Company one year after the Effective Time shall be paid to the Surviving Corporation upon demand to be held for the benefit of the former shareholders of the Company until they surrender their respective certificates in accordance with this
Section 1.5, or until such funds shall otherwise escheat pursuant to applicable laws, whichever shall first occur.

         1.6 No Further Ownership Rights in Common Stock. After the Effective Time, the shareholders of the Company shall cease to have any further rights as holders of such shares of Common Stock, other than the right to payment from the Paying Agent pursuant to the terms of this Agreement upon the surrender of their Certificate(s). There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time.

         1.7 Transfer Taxes. At the Effective Time, any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses, escrow fees or other similar taxes, fees, charges or expenses, related to the securities of the Company and incurred by the Company or its shareholders and necessary to effect the Merger shall be borne and paid exclusively by Parent, except as otherwise provided by the escrow agreements annexed hereto as Exhibits A-1 and A-2 ("ESCROW AGREEMENT I" and "ESCROW AGREEMENT II", respectively, or the "ESCROW AGREEMENTS", collectively) or the Paying Agent Agreement.

                                   ARTICLE II

                                       5.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to Section 6.2(a) of this Agreement, the following enumerated provisions of this Article II constitute representations and warranties made by the Company to Parent and Acquisition Sub, as modified by the documents delivered contemporaneously herewith, each of which is initialed and dated by the representatives of Parent and Acquisition Sub executing this Agreement, and each of which is labelled as a "Schedule" which is further identified by a number corresponding to the section number of the representation and warranty it is intended to modify (the "COMPANY SCHEDULES(S)"). Company Schedules initialled and dated as of the date of this Agreement (the "ORIGINAL SCHEDULES"), may be amended, and additional Schedules incorporated in this Agreement as Company Schedules (all such amendments and additional Company Schedules to be hereinafter referred to as "SUBSEQUENT COMPANY SCHEDULES"), only by the written consent of Parent and Acquisition Sub. Parent and Acquisition Sub agree to give such written consent, provided that the Closing Date shall be delayed for such time as may be requested by Parent to allow Parent and Acquisition Sub a reasonable period of time before the Closing in which to evaluate the effect of the proposed Subsequent Company Schedules and their compliance with Section 6.2(a), below, and provided further that no proposed Subsequent Company Schedule, individually, or when aggregated with all previously adopted Subsequent Company Schedules, if treated as inaccuracies or omissions in the Company's representations and warranties, as modified by the Original Company Schedules, would result in a breach under Section 6.2(a). Unless the representations and warranties of the Company which are set forth below expressly provide to the contrary, they shall be deemed given as of the date of this Agreement.

                                       6.

         2.1 Organization, Standing and Power. Each of the Company and its Subsidiaries (as defined in Section 2.2 hereof) (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority under corporate law to own, lease and operate its properties and to carry on its business as now being conducted, and (b) is duly qualified and in good standing in each and every jurisdiction in which the operation of its business or the ownership or leasing of its properties makes such qualification necessary, and (c) has delivered to Parent and Acquisition Sub complete and correct copies of the Articles of Incorporation and By-Laws of the Company and each of its Subsidiaries as amended to the date hereof, and (d) conducts its business(es) only within states of the United States of America.

         2.2 Subsidiaries. Schedule 2.2 identifies each subsidiary of the Company, its State of incorporation, the States in which it is qualified to do business as a foreign corporation and the percentage ownership by the Company thereof (each a "SUBSIDIARY" and together, the "SUBSIDIARIES") and, except as set forth in Schedule 2.2, neither the Company nor any Subsidiary (i) owns of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or any participating interest in any partnership, joint venture or other business enterprise; or (ii) controls, directly or indirectly, any other entity.

         2.3 No Breach. Except as set forth on Schedule 2.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) violate any provision of the Articles of Incorporation or by-laws of the Company or any Subsidiary; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any person or entity the right to terminate, or constitute (or with due notice or lapse of time or both

                                       7.

would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets or properties are bound or affected; (iii) result in the creation of any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation upon the properties or assets of the Company or any Subsidiary pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), or any arbitrator, against, or binding upon, the Company; (v) constitute a violation by the Company or any Subsidiary of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to the Company or any Subsidiary or any of their respective securities, properties, assets or business or to any of their respective securities, properties, assets or businesses; or (vi) violate any Permit (as defined in Section 2.5).

         2.4 Title to Properties. The Company and its Subsidiaries have good and marketable title to their respective properties and assets reflected as owned by them on the unaudited consolidated financial statements included in the Company's Form 10-QSB for the quarter ended July 31, 1995 (the "SECOND QUARTER 10-QSB") or acquired since the date of such financial statements (other than properties and assets disposed of in the ordinary course of business since the date of such financial statements and individually having a value or sales price of less than $25,000), and all such properties and assets are free and clear of any and all liens, mortgages, claims, charges, security interests or other encumbrances, except for liens reflected in the Second Quarter 10-QSB and liens for current taxes not yet due and payable (collectively,

                                       8.

"LIENS"). Schedule 2.4 sets forth a list of all items of real and personal property owned by the Company and each Subsidiary having a net book value of Twenty-Five Thousand Dollars ($25,000) or more.

         2.5 Governmental Authorization and Compliance with Laws. Except as set forth in Schedule 2.5, to the Company's knowledge the businesses of the Company and its Subsidiaries have been operated in compliance with all laws, ordinances, regulations and orders of all Governmental Entities, including without limitation, state insurance and other laws regulating preferred provider organizations and third party administrators. Except as set forth in Schedule 2.5, to the Company's knowledge the Company and its Subsidiaries have all permits, certificates, licenses, approvals and other authorizations necessary for the operation of their businesses as currently conducted (collectively, "PERMITS"), all of which are listed on Schedule 2.5, including without limitation, Permits required under state insurance and other laws regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, third party administrators, insurance agencies, brokers and telemarketers, and no notice has been received, no investigation or review is pending and, to the knowledge of the Company, no investigation or review is threatened explicitly by any Governmental Entity (i) with respect to any alleged violation by the Company or any of its Subsidiaries of any law, ordinance, regulation, order, published policy or guideline of any Governmental Entity, or (ii) with respect to any alleged failure to have all Permits. Except as set forth in Schedule 2.5 hereto, no proceeding is pending or, to the Company's knowledge, threatened explicitly, which can be reasonably expected to result in a suspension, revocation or denial to renew any Permit. To the Company's knowledge, all of the outstanding shares of the Company and its Subsidiaries have been issued in compliance with the registration requirements (or exemptions therefrom) of the Securities Act of 1933, as amended, and all applicable state securities laws. The parties

                                       9.

hereto agree that should Parent learn of and inform any of the Management Level Employees of the Company identified in Exhibit B, prior to the Effective Time, of a fact previously not known by the Company and relevant to this representation and warranty, the Company shall be deemed to have knowledge of such fact for purposes of this representation and warranty as of the date it was so informed by Parent. Should a Governmental Entity, prior to the Effective Time, explicitly assert to the Company or any Subsidiary that an act or omission has occurred, or a fact exists, which would otherwise constitute a breach of this representation and warranty, then the Company shall be deemed to have knowledge thereof for purposes of this Section 2.5 as of the time of such notification. Should the Company acquire knowledge from any third party source, regarding information that is relevant to the accuracy of this representation and warranty, then the Company shall be deemed to have knowledge of such information for purposes of this Section 2.5 as of the date of such receipt. With respect to matters as to which the Company obtains knowledge (as the Company's knowledge is defined in Section 8.10, below) subsequent to the date of this Agreement and prior to the Effective Time, as described above, application of the knowledge standard in this Section 2.5 is not intended to give the Company a defense against a claim of breach hereof merely because the Company did not have such knowledge at the time of this Agreement's execution.

         2.6 Leasehold Interests. Schedule 2.6 sets forth a list identifying all real and personal property leased by the Company and each Subsidiary. Each lease or agreement to which the Company or any Subsidiary is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company or any Subsidiary and, to the knowledge of the Company, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any Subsidiary under

                                       10.

any such lease or agreement or, to the knowledge of the Company, by any other party thereto. The possession by the Company or its Subsidiaries of such property is not being disturbed and no claim is being asserted against the Company or any Subsidiary adverse to their respective rights in such leasehold interests.

         2.7 Accounts Receivable. The accounts receivable of the Company reflected on its consolidated balance sheet dated July 31, 1995 set forth in the Second Quarter 10-QSB are actual and bona fide accounts receivable which arose in the ordinary and usual course of the business of the Company and its Subsidiaries, and represent valid obligations due to the Company and its Subsidiaries.

         2.8 Capital Structure. The authorized capital stock of the Company consists solely of 20,000,000 shares of Common Stock. At the close of business two (2) business days preceding the date of this Agreement, 8,762,602 shares of Common Stock were outstanding (exclusive of treasury shares), and there were no other shares of capital stock or any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's shareholders may vote ("VOTING DEBT") issued or outstanding. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except for (i) employee stock options to purchase 436,136 shares of Common Stock, (ii) warrants to purchase 1,300,000 shares of Common Stock held by Humana Inc. and expiring ratably from December 17, 1995 through December 17, 1996, (iii) warrants to purchase 338,580 shares of Common Stock held by persons or entities other than Humana Inc., (iv) Humana Inc.'s right of first refusal to purchase 3,181,986 shares of Common Stock held by Richard H. Toral (the "RIGHT OF FIRST REFUSAL") and (v) the outstanding rights to purchase Common Stock under the Company's Employee Stock Purchase Plan, there are no options, warrants, calls, rights, commitments of agreements of any character to which the Company or any Subsidiary is a party

                                       11.

or by which it is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any Subsidiary obligating the Company or any Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Schedule 2.8 sets forth a true and complete list, as of the date immediately preceding the date of this Agreement, of the holders of outstanding options or warrants (exclusive of publicly traded options or warrants), together with the exercise prices and expiration dates thereof. The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. No shares of Common Stock or warrants or options to purchase Common Stock are in escrow or held as security for any obligation of the Company or, to the Company's knowledge, any beneficial owner thereof.

         2.9 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of the Company, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, subject to such approval by the shareholders of the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         2.10 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect

                                       12.

to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the Merger and (ii) the consents and/or filings set forth on Schedule 2.10.

         2.11 SEC Documents. The Company has furnished Parent and Acquisition Sub with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since February 1, 1994 (the "SEC DOCUMENTS"), which are all the documents (other than preliminary materials) that the Company was required to file with the SEC since that date. The SEC Documents, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, for the absence of notes thereto or as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The Company has not received any management letters or draft

                                       13.

management letters from its independent accountants regarding the internal operations of the Company with respect to any fiscal year since 1990.

         2.12 Information Supplied. None of the information supplied by the Company for inclusion in the proxy statement to its shareholders for the adoption of the Merger (the "PROXY STATEMENT") will, at the date such information is filed with the SEC or mailed to holders of Common Stock or at the time of the shareholder vote on the Merger or at the Effective Time, contain any untrue statement of a material fact, and the Proxy Statement will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and shall otherwise comply with all applicable federal and state law.

         2.13 Absence of Changes. Except as set forth on Schedule 2.13, since the date of the financial statements contained in the Second Quarter 10-QSB, (i) no customer or payor agreements have terminated or failed to renew, nor has any explicit notice been received by the Company or given by the Company that terminations or failures to renew will occur, which, singly or in the aggregate, have, had or can reasonably be expected to have, the effect of causing any single month's revenues of the Company and its Subsidiaries, taken as a whole, to decline five percent (5%) or more below the average monthly revenue reflected in the Second Quarter 10-QSB; (ii) neither within any of the counties of San Diego, Los Angeles or Orange of the State of California, nor within the aggregate of the remaining jurisdictions in which the Company or its Subsidiaries do business, has the Company's and its Subsidiaries', taken as a whole, roster of participating primary care physicians decreased by five percent (5%) or more, or by any number of primary care physicians who singly or in the aggregate generated more than five

                                       14.

percent (5%) of the dollar amount of claims submitted by all participating primary care physicians within the applicable area during the first two quarters of the Company's current fiscal year, nor has the Company or any Subsidiary received explicit notice that either of such decreases is likely to occur; (iii) neither within any of the counties of San Diego, Los Angeles or Orange of the State of California, nor within the aggregate of the remaining jurisdictions in which the Company or its Subsidiaries do business, has the Company's and its Subsidiaries', taken as a whole, roster of participating specialists decreased by ten percent (10%) or more, or by any number of specialist physicians who singly or in the aggregate generated more than ten percent (10%) of the dollar amount of claims submitted by all participating specialist physicians within the applicable area during the first two quarters of the Company's current fiscal year, nor has the Company or any Subsidiary received explicit notice that either of such decreases is likely to occur; (iv) neither within any of the counties of San Diego, Los Angeles or Orange of the State of California, nor within the aggregate of the remaining jurisdictions in which the Company or its Subsidiaries do business, has the Company's and its Subsidiaries', taken as a whole, roster of participating hospitals decreased by any number of hospitals which singly or in the aggregate generated more than five percent (5%) of the dollar amount of claims submitted by all participating hospitals within the applicable area during the first two quarters of the Company's current fiscal year, nor has the Company or any Subsidiary received explicit notice that any such decrease is likely to occur; and (v) none of the Company's or any Subsidiary's provider contracts ("PROVIDER CONTRACTS") have been amended except consistent with past practices and in the ordinary course of business. For the purposes of this Agreement, the term "Provider Contracts" shall mean any and all agreements, including oral agreements known to the Company, by and between the Company or any Subsidiary and health care providers, including, but not limited to, physicians, hospitals, professional corporations, independent

                                       15.

practice associations, medical groups, preferred provider organizations, physician-hospital organizations or provider networks, by which such health care providers agree to provide their services at negotiated rates to the Company's or any of its Subsidiary's customers or customer's covered individuals. The Company may avoid a breach under items (ii) through (iv), above, by demonstrating to the reasonable satisfaction of Parent that the loss of primary care physicians, specialist physicians or hospitals surpassing the limits set forth above have been offset by the addition of like providers who will, on terms equally advantageous to the Company or its Subsidiaries, serve the same geographic areas and population as the terminated providers and are reasonably likely to produce substantially the same dollar value of claims as those produced by the terminated providers.

         2.14 Trademarks, Patents and Other Rights. Neither the Company nor any of its Subsidiaries owns any patents or patent applications. Schedule 2.14 sets forth a list of all trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, are owned by, or are registered in the name of the Company and each Subsidiary, or of which the Company or any Subsidiary is a licensor or licensee (except for "off-the-shelf" computer software available at retail consumer stores), or in which the Company or any Subsidiary has any right, and in each case a brief description of the nature of such right. The Company and each Subsidiary owns or possesses adequate licenses or other rights to use all trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, and know how necessary to the conduct of their respective businesses as currently conducted (collectively, "INTELLECTUAL PROPERTY"). No claim is pending or, to the Company's knowledge, threatened explicitly, to the effect that the operations of the Company or any Subsidiary infringe upon or conflict with the asserted rights of any other person under any

                                       16.

Intellectual Property, and, to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the knowledge of the Company, there is no infringement by others of the Intellectual Property of the Company or any Subsidiary. No claim is pending or, to the Company's knowledge, threatened, to the effect that any such Intellectual Property owned or licensed by the Company or any Subsidiary or which the Company or any Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or any Subsidiary, and the Company knows of no basis for any such claim (whether or not pending or threatened). Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to sell or produce the products or proposed products or provide the services or proposed services of the Company or any Subsidiary. No officer, director, shareholder, or employee of the Company or any Subsidiary has an ownership interest in any of the trademarks or other rights set forth in Schedule 2.14.

         2.15 Proprietary Information of Third Parties. To the Company's knowledge, no third party has claimed or has any reason to claim that any person employed by or serving as a consultant to the Company or any Subsidiary has: (i) violated or is violating any of the terms or conditions of his or her employment, non-competition, or non-disclosure agreement with such third party;
(ii) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party; or (iii) interfered or is interfering in the employment relationship between such third party and any of its current or former employees. To the Company's knowledge, no third party has stated explicitly to the Company or any Subsidiary that such a claim is being contemplated. To the Company's knowledge, no person employed by or serving as a consultant to the Company or any Subsidiary has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, client, or other person to whom he/she owed a duty of confidentiality, in

                                       17.

connection with the development or sale of any product or proposed product or the development or sale of any service or proposed service of the Company or any Subsidiary.

         2.16 Actions and Proceedings. Except as provided on Schedule 2.16, there are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any Governmental Entity or arbitrator (collectively, "ACTIONS"), pending or, to the knowledge of the Company, threatened explicitly against, the Company or any Subsidiary or any of their respective officers, directors or employees in connection with their acts or omissions as employees, directors or officers, whether or not fully or partially covered by insurance, or which would give any person a right to indemnification by the Company or any Subsidiary, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any Governmental Entity or arbitrator against the Company or any Subsidiary. Except as set forth on Schedule 2.16, there is no action or suit by the Company or any Subsidiary pending or contemplated against others. Other than as they relate to explicit threats that derive from customer complaints that were, at the time, subject only to the Company's or Subsidiaries' internal review and resolution process, the representations and warranties of this Section 2.16 are given as of July 31, 1995 and as of the date of this Agreement.

         2.17 Tax Matters. The Company and each Subsidiary have timely filed all federal, state, county and local tax returns, estimates and reports (collectively, "RETURNS") required to be filed by them through the date hereof, copies of which have been delivered to Parent, which Returns accurately reflect the taxes the Company, based upon the advice of its tax experts, believes to have been due for the periods indicated, and have paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "TAXES") shown to be due by such Returns,

                                       18.

or adequate reserves have been established with respect to any liabilities for Taxes accrued through July 31, 1995 and are reflected on the Company's unaudited consolidated balance sheet contained in the Second Quarter 10-QSB. The Company has no knowledge of any deficiency for Taxes proposed or threatened against the Company or any Subsidiary, and no taxing authority has raised any issue in writing with respect to the Company or any Subsidiary which, if adversely determined, would result in a liability for any Tax which has not been reserved against on the balance sheet contained in the Second Quarter 10-QSB for 1995. There are not in force any extensions with respect to the dates on which any Return was or is due to be filed by the Company or any Subsidiary or any waivers or agreements by the Company or any Subsidiary for the extension of time for the assessment or payment of any Taxes. Neither the Company nor any Subsidiary is currently being audited by any federal, state or local tax authority. The representations and warranties of this Section 2.17 are given as of July 31, 1995 and as of the date of this Agreement.

         2.18 Employee Compensation. Schedule 2.18 lists all employees of the Company and each Subsidiary who receive an annual salary of $50,000 or more, setting forth their respective titles and/or job classifications, salaries, deferred or bonus compensation arrangements, employee benefit plan enrollments, whether they are employed under contract or at will, and listing all employment contracts, including all oral employment contracts known to the Company, together with their respective expiration dates. Neither the Company nor any Subsidiary has at any time during the past five years nor, to the Company's knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble or dispute, and the Company has no knowledge of any "Management Level Employee's" proposed resignation, as "Management Level Employee" is defined in Section 8.10, below. No employees are subject to any collective bargaining agreement with the Company or any Subsidiary. The

                                       19.

representations and warranties of this Section 2.18 are given as of July 31, 1995 and as of the date of this Agreement.

         2.19 Insurance. Schedule 2.19 lists all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by the Company or any Subsidiary or in which the Company or any Subsidiary is a named insured or on which the Company or any Subsidiary is paying any premiums, and also sets forth the coverage level, expiration date, premium and name of insurer and agent/broker. All such policies, except as set forth on Schedule 2.19, are in full force and effect at the date hereof and were, without lapse, in full force and effect on July 31, 1995 and as of the date of this Agreement, and each of the insured parties thereunder is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion for an event of loss not fully reflected on the Second Quarter 10-QSB. Schedule 2.19 sets forth a summary of the claims history for the Company and each Subsidiary under such policies since January 1, 1993 and, except as set forth on Schedule 2.19, there are no claims outstanding under any such policies.

         2.20  Provider Relationships, Contracts and Agreements.

              (a) Schedule 2.20(a) lists all physicians, hospitals and ancillary health care providers ("PROVIDERS") that have generated claims for payment pursuant to a Provider Contract during the first two quarters of the fiscal year ending January 31, 1996. The list comprises both Providers that contract directly with the Company and Providers that generate claims pursuant to a contract between the Company and an intermediary entity.

              (b) Schedule 2.20(b) lists all contracts (including oral contracts of which the Company has knowledge), agreements and commitments to which the Company or any Subsidiary is a party or is bound, in the following categories: customer or payor contracts,

                                       20.

management agreements, third party administrator agreements, services contracts, joint venture agreements, guarantees and indemnifications, consulting agreements and instruments of indebtedness, excluding Provider Contracts and recurring purchase orders for routine office supplies (collectively and, together with the Provider Contracts pursuant to which the claims referred to in (a), above, were made, the "CONTRACTS").

              (c) True and correct copies of the Contracts have been made available to Parent. All Contracts constitute legal, valid and binding obligations of the Company or the Subsidiary, as applicable, and, to the knowledge of the Company, of the other parties thereto, and are in full force and effect as of the date of this Agreement, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court. The Company and the Subsidiaries have paid in full all amounts due thereunder which are due and payable as of the date of this Agreement, and are not in default under any of such Contracts, nor, to the Company's knowledge, is any other party to such Contract in default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a default or event of default thereunder by the Company or any Subsidiary or, to the Company's knowledge, by any other person or entity. Except as set forth in Schedule 2.20, no Contract requires the consent or approval of a third party in connection with the performance by the Company of this Agreement or the transactions contemplated by this Agreement to be performed by the Company or any of its Subsidiaries.

         2.21 Conflicts of Interest. Except as disclosed in Schedule 2.21 or as reflected in the SEC Documents, to the best of the Company's knowledge, no director or officer of the Company or any Subsidiary (i) is a lessor, lessee, competitor, Provider or customer of the Company or any Subsidiary or otherwise has business dealings with the Company or any

                                       21.

Subsidiary or (ii) controls or is an employee, officer, director, agent, 5% stockholder or partner (except such ownership as may arise through ownership of mutual equity or bond funds or similar funds which do not make investments at the direction or vote of their owners) of any corporation, firm, association, partnership or other business entity which is a lessor, lessee, competitor, Provider or customer of the Company or any Subsidiary or which otherwise has business dealings with the Company or any Subsidiary.

         2.22 Medicare/Medicaid. Neither the Company, nor any Subsidiary conducts any business activity that involves payments to the Company or any of its Subsidiaries from the Federal Medicare Program or the combined Federal/State Medicaid Program.

         2.23 Activities of Providers. Providers and organizations of providers of hospital and/or medical services with whom the Company and/or its Subsidiaries contract are not, to the best of the Company's knowledge, attempting to organize any entity (whether or not incorporated) for the purpose of bargaining or otherwise dealing with the Company or any Subsidiary on a collective basis, other than to the extent such providers and organizations represented a collective of individual providers as disclosed at the time of their respective contracts with the Company or its Subsidiaries.

         2.24 Employee Benefits. For purposes of this Agreement, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental or other health plan, life insurance (including any individual life insurance policy as to which the Company or any of its Subsidiaries makes premium payments whether or not either the Company or any of its Subsidiaries is the owner, beneficiary or both of such policy) or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan, including any employee pension benefit plan ("PENSION PLAN") as defined in
Section 3(2) of the Employee Retirement Income Security

                                       22.

Act of 1974, as amended ("ERISA"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("WELFARE PLAN"), whether or not any of the foregoing is funded, (i) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary (or any of their respective rights, properties or assets) is bound or (ii) with respect to which the Company or any Subsidiary has made payments, contributions or commitments or may otherwise have any liability (including any such plan or arrangement formerly maintained by the Company or any Subsidiary).

              (a)  There are no Employee Plans other than those listed in
Schedule 2.24.

              (b) Except as disclosed in Schedule 2.24, no Pension Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA or a "multi-employer plan" as defined in Section 4001(a) of ERISA.

              (c) Except as disclosed in Schedule 2.24, each Employee Plan, the Company and each Subsidiary and, to the knowledge of the Company, the administrator and fiduciaries of each Employee Plan when other than the Company or a Subsidiary, have at all times complied with the applicable requirements of ERISA, as it relates to them, including, but not limited to the fiduciary responsibilities imposed by Part 4 of Title 1, Subtitle B of ERISA, and any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, including, without limitation, the Internal Revenue Code of 1986, as amended (the "CODE"), and each Employee Plan has at all times been properly administered in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. No lawsuits or formal complaint proceedings to, or by, any person or Governmental Entity have been filed or are pending and, to the Company's knowledge, no state of facts known to the

                                       23.

Company or event contemplated by the Company is reasonably likely to give rise to any such lawsuit or formal complaint proceeding with respect to any Employee Plan. Without limiting the foregoing and except as disclosed in Schedule 2.24, the following are true, with respect to each Employee Plan:

                         (i)  the Company and each Subsidiary have filed or
caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required by any government agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor), with respect to each Employee Plan.

                         (ii) the Company and each Subsidiary have delivered or
caused to be delivered to every participant, beneficiary and other party entitled to such material, all plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary descriptions and reports, as are required under Title 1 of ERISA or the Code, or under both.

                        (iii) Neither the Company nor any Subsidiary is now, and neither, at any time since September 2, 1974, has been, a "substantial employer" as defined in Section 4001(a)(2) of ERISA in a multiple-employer plan.

                         (iv) Neither the Company nor any Subsidiary has
contributed at any time to any multi-employer pension plan, as defined in
Section 4001(a)(3) of ERISA, and the Company is not presently a party to any multi-employer pension plan. The Company is not liable for any withdrawal liability under the Multi-employer Pension Plan Amendments Act of 1980 (the "MPPA ACT"), after application of any de minimis rule under the MPPA Act.

              (d) Except as disclosed in Schedule 2.24, the benefits under each Employee Plan that is a Welfare Plan are provided exclusively from the assets of the Company

                                       24.

or a Subsidiary, through insurance contracts or through employee contributions. Except as disclosed in Schedule 2.24, each insurance contract through which benefits under a Welfare Plan are provided provides benefits only for employees and dependents covered under that Welfare Plan, except to the extent otherwise required to comply with the Code. Except as disclosed in Schedule 2.24, the assets of each Pension Plan are held in a separate trust exempt from tax under
Section 501(a) of the Code, under insurance contracts, or are provided exclusively through the assets of the Company or a Subsidiary.

              (e) Except as disclosed in Schedule 2.24, with respect to each Employee Plan, there has not occurred, nor is any person or entity contractually bound to enter into, any transaction giving rise to any tax or liability under
Section 4975 of the Code or Section 406 or Section 502(i) of ERISA.

              (f) the Company has delivered to Parent true and correct copies of all financial statements, if any, and annual reports on Form 5500 for each Employee Plan, if any, and, except as disclosed in Schedule 2.24, no change which has an adverse effect on the financial condition of the Company or any Employee Plan has occurred with respect to the financial condition or funding of the Employee Plans since the date of such financial statements.

              (g) the Company and all of the Subsidiaries have in all material respects complied with the requirements, to the extent applicable, of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to the continuation of employer- provided health benefits following a "qualifying event' which would otherwise terminate such benefits, as provided in Section 4980(b) of the Code and applicable regulations and Internal Revenue Service rulings, notices, and other pronouncements.

              (h) Except as disclosed in Schedule 2.24, neither the Company nor any Subsidiary has any unfunded obligation with respect to any Employee Plan.

                                       25.

              (i) Except as disclosed in Schedule 2.24, and except for the requirements of any applicable provisions of ERISA, the Code, COBRA, and any regulations promulgated thereunder, there is no agreement or other promise (including, to the knowledge of the Company, oral agreements or promises), of the Company or any Subsidiary, to the effect that any Employee Plan may not be terminated at the Company's discretion at any time.

              (j) Neither the Company nor any Subsidiary has ever offered, or currently offers, retiree medical coverage to any employee of the Company or any Subsidiary, except to the extent required by COBRA.

         2.25 Construction in Progress. There are no material construction projects or construction in progress at the Company.

         2.26 No Liability For The Cost of Health Care Services. No Provider Contract or other contract requires the Company or any of its Subsidiaries to compensate health care providers or to otherwise assume any obligation or liability to pay for the cost of health care services, other than pursuant to the health benefit plan covering the employees of the Company and its Subsidiaries. The representations and warranties of this Section 2.26 are given as of July 31, 1995 and as of the date of this Agreement.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

         Parent and Acquisition Sub, jointly and severally, represent and warrant to the Company as follows:

         3.1 Organization, Standing and Power. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of its state

                                       26.

of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         3.2 Authority. Each of Parent and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement, the Paying Agent Agreement, the Escrow Agreements and the employment agreement with Richard Toral annexed hereto as Exhibit C (the "EMPLOYMENT AGREEMENT"), and to consummate the transactions contemplated hereby and thereby. This Agreement, the Paying Agent Agreement, the Employment Agreement and the Escrow Agreements have been duly executed and delivered by each of Parent and Acquisition Sub and constitute the valid and binding obligations of each of Parent and Acquisition Sub enforceable against them in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.3 No Breach. The execution and delivery of this Agreement, the Paying Agent Agreement, the Employment Agreement and the Escrow Agreements do not, and the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions hereof and thereof will not (i) violate any provision of the Articles of Incorporation or By-Laws of Parent or Acquisition Sub; (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, Parent or Acquisition Sub; or (iii) constitute a violation by Parent or Acquisition Sub of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to Parent or Acquisition Sub.

                                       27.

         3.4 No Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Acquisition Sub in connection with the execution and delivery of this Agreement, the Paying Agent Agreement, the Employment Agreement and the Escrow Agreements by Parent or Acquisition Sub or the consummation by Parent or Acquisition Sub of the transactions contemplated hereby and thereby.

         3.5 Information Supplied. None of the information supplied by Parent or Acquisition Sub regarding Parent or Acquisition Sub for inclusion in the Proxy Statement will, at the date such information is filed with the SEC or mailed to holders of Common Stock or at the time of the Shareholder vote on the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.6 Company Common Stock. None of Parent or Acquisition Sub (or any other subsidiary or affiliate of Parent, with Parent's knowledge) owns, directly or indirectly, or has any right to acquire (except such rights as may arise pursuant to this Agreement) any shares of Common Stock of the Company.

         3.7 Financing. Parent and Acquisition Sub have available internal corporate funds sufficient to pay the consideration payable in the Merger, in accordance with the terms of this Agreement, in respect of all of the outstanding shares of Common Stock of the Company, as well as all outstanding options and warrants up to a maximum amount of $20,000,000, and to pay anticipated expenses in connection with this Agreement and the transactions contemplated hereby.

                                       28.

                                   ARTICLE IV

                                    COVENANTS

         4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees (except as expressly otherwise provided by this Agreement, or to the extent that Parent shall otherwise consent in writing) as follows:

              (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them.

              (b) Dividends; Changes in Stock. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or (iii) repurchase or otherwise acquire, or permit any subsidiary of the Company to purchase or otherwise acquire any shares of its capital stock.

              (c) Issuance of Securities. The Company shall not, nor shall it permit any Subsidiary to, issue, deliver or sell, or authorize or propose the issuance, or delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, except upon exercise of rights under the Employee Stock Purchase Plan of May 15, 1995 (such rights not to exceed 21,700 shares), options and warrants outstanding on the date of

                                       29.

this Agreement or shares issued in connection with the rounding of fractional shares otherwise issuable in connection with the Company's stock split effected in 1991.

              (d) Governing Documents. The Company shall not amend or propose to amend the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries.

              (e) No Other Bids. The Company shall not, nor shall it permit any Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by the Company or any Subsidiary to solicit, encourage or otherwise induce any proposal which constitutes, or may reasonably be expected to lead to, any "Takeover Proposal" (as defined below). The Company shall immediately advise Parent orally and in writing of any such inquiries or Takeover Proposals, including all of the terms thereof. As used in this Agreement, "TAKEOVER PROPOSAL" means any proposal (except a proposal by the Parent, any of its shareholders or any of their affiliates) for a merger or other business combination involving the Company or any Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in the Company or any Subsidiary or a substantial portion of the assets of the Company or any Subsidiary. A Takeover Proposal received by the Company that did not result from or involve a breach of the foregoing prohibition may be given consideration by the Company's Board of Directors as necessary to fulfill its fiduciary duties under applicable law to determine whether it is a Superior Proposal. As used in this Agreement, "SUPERIOR PROPOSAL" means a Takeover Proposal that the Board of Directors of the Company, in good faith, in the exercise of their fiduciary duty, and based upon the advice of the Company's outside financial advisors, determines is more favorable to the Company's shareholders than the Merger. In the event a Takeover Proposal is deemed a Superior Proposal by the Company's Board of Directors, its acceptance shall be subject to the same fiduciary duty conditions as is the Company's acceptance and execution of this Agreement.

                                       30.

Nothing herein shall be construed to prevent or restrict the Company or the Board of Directors from engaging in discussions or negotiations with, or furnishing or causing to be furnished any information (other than documents produced by Parent or other confidential information provided by Parent under the Non-Disclosure Agreement) relating to the Company or any Subsidiary or affording access to the properties, books or records of the Company or any Subsidiary to, any person or entity relating to a Takeover Proposal, or endorsing, approving or recommending or entering into a letter of intent or other agreement with respect to a "Superior Proposal" (as defined below); provided that such Takeover Proposal or Superior Proposal did not result from a breach of the foregoing prohibition.

              (f) No Acquisitions. The Company shall not, and shall not permit any Subsidiary to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

              (g) No Dispositions. The Company shall not, and shall not permit any Subsidiary to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets equal to or in excess of $25,000 per transaction.

              (h) Indebtedness. The Company shall not, and shall not permit any Subsidiary to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary or guarantee any debt of others; provided, however, that the Company is permitted to draw on its existing bank lines of credit of $800,000 with Sunwest Bank in amounts and for purposes consistent with past practices if Parent is notified in writing prior to each such proposed draw.

              (i) Benefit Plans, Etc. The Company shall not, and shall not permit any Subsidiary to, adopt or amend any collective bargaining agreement or Employee Plan.

                                       31.

              (j) Employee Compensation and New Hires. Except for regularly scheduled increases consistent with an existing compensation program and past practices (which program or practices are set forth in Schedules 2.18 or 2.20) for non-Management Level Employees (as defined in Section 8.10), or as may be required under employment or termination agreements in effect on the date of this Agreement and set forth in Schedule 2.18 or 2.20, the Company shall not, and shall not permit any Subsidiary to, increase the compensation of any director, officer or employee. The Company shall not, and shall not permit any Subsidiary to, hire employees with annual salaries of $50,000 or more. Parent shall not unreasonably withhold its consent to the Company or a Subsidiary requesting permission to hire an individual at an annual salary of $50,000 or more, when it is for the purpose of replacing an employee whose employment ended after the date of this Agreement and who performed services and received compensation comparable to that of the proposed new hire.

              (k) Lease Obligations. The Company shall not, and shall not permit any Subsidiary to, execute, renew or extend any lease obligations which individually or in the aggregate equal or exceed $25,000 per annum.

              (l) Litigation. The Company shall not, and shall not permit any Subsidiary to, settle any litigation or arbitration, including any administrative agency matter. Parent shall not unreasonably withhold its consent to any such settlement.

              (m) Provider and Payor/Customer Arrangements. The Company shall not, and shall not permit any Subsidiary to, (i) amend any Provider Agreement, or (ii) enter into any new customer or payor agreement or renew any existing customer or payor agreement, except, in either case, as is consistent with the past practices of the Company or its Subsidiaries.

              (n) Other Actions. The Company shall not, and shall not permit any Subsidiary to, take any deliberate action (other than an action expressly permitted or required

                                       32.

by this Agreement) that would result in any of the representations and warranties of the Company set forth in Article II of this Agreement becoming untrue, or in any of the conditions of the Merger set forth in Article VI of this Agreement not being satisfied.

              (o) Legal Fee Billing Reports. The Company shall provide Parent with copies of all monthly billing reports submitted by the law firm of Cooley Godward Castro Huddleson & Tatum ("COOLEY GODWARD") that are not otherwise reflected on the Second Quarter 10-QSB. Such billing reports shall be forwarded to Parent as soon as reasonably practical after receipt by the Company, and may be reviewed by the Company to redact descriptions of services (but not charges therefor) that may reasonably be determined to contain attorney-client privileged information.

              (p) Business Activity Involving Certain Provider Contracts. The Company shall not, and shall not permit any Subsidiary to, engage in any business which involves the use of Provider Contracts that require the Company or any of its Subsidiaries to compensate health care providers or to otherwise assume any obligation or liability to pay for the cost of health care services.

         4.2  Covenants of Parent and Acquisition Sub.

              (a) Neither Parent nor Acquisition Sub shall take any action (other than an action required expressly by this Agreement) that would result in any of the representations and warranties of Parent or Acquisition Sub set forth in Article III of this Agreement becoming untrue, or in any of the conditions of the Merger set forth in Article VI of this Agreement not being satisfied.

              (b) Parent shall promptly furnish to the Company all information concerning Parent and Acquisition sub as may be required and requested in connection with the Proxy Statement to be furnished to the Company's shareholders and shall otherwise reasonably

                                       33.

cooperate with the Company in the Company's preparation and filing with the SEC of such Proxy Statement.

              (c) Prior to the Effective Time, none of Parent or Acquisition Sub (or any of its or their affiliates or representatives at Parent's or Acquisition Sub's direction) will, in any manner, directly or indirectly, acquire beneficial ownership of any securities of the Company.

              (d) Parent will provide benefits to employees of the Company who continue to be employed by Parent or the Surviving Corporation or any of their affiliates immediately following the Effective Time, which benefits shall be generally comparable to the benefits which Parent and its affiliates provide to their other employees holding like positions and performing like duties. Such former Company employees will be credited with a maximum of three (3) years of time during which they were employed by the Company or Subsidiaries for the purpose of determining the nature and the extent of such benefits, including full coverage under health insurance policies for pre-existing conditions covered by policies currently applicable to employees of the Company and Subsidiaries.

              (e) Parent and Acquisition Sub shall comply in all respects with the provisions of the Nondisclosure Agreement between the Company and Parent, dated as of May 10, 1995 (the "NONDISCLOSURE AGREEMENT"), which shall continue in full force and effect.

              (f) In conducting its investigation of the business, operations and legal affairs of the Company, Parent shall cooperate with the Company to avoid disruption of the business or operations of the Company or the performance of any of the Company's employees.

              (g) Parent shall take all steps necessary to provide to the Paying Agent immediately prior to the Effective Time, funds necessary to pay for the shares of Company Common Stock as part of the Merger pursuant to
Section 1.4.

                                       34.

              (h) Provided that Humana Inc., at the Closing, surrenders all warrants of the Company held by Humana Inc. and waives its Right of First Refusal to purchase the Common Stock held by Richard Toral, Parent shall, at Closing, repay, or cause the repayment of, the outstanding loan amount of One Million Dollars ($1,000,000) plus all interest accrued as of the Closing Date owed by the Company to Humana Inc. pursuant to that certain loan agreement dated August 31, 1992.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Preparation of Proxy Statement. As promptly as practicable after the execution and delivery of this Agreement, and in accordance with the Exchange Act, the Company will (a) prepare and file a preliminary Proxy Statement with the SEC and (b) will use its best efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to the Company's shareholders. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger; provided, however, that Cain Brothers & Company shall not be required to provide Parent with a copy of its presentation to the Company's Board of Directors as it relates to the Cain Brothers & Company fairness opinion. If at any time before the Effective Time any event shall occur which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly prepare and mail such an amendment or supplement. The Company will not mail the Proxy Statement, or any amendment thereof or supplement

                                       35.

thereto, to the Company's shareholders unless it has first provided Parent with a reasonable opportunity to review such documents, and obtained the consent of Parent to such mailing, which consent shall not be unreasonably withheld. In the event the Proxy Statement, or any amendment or supplement thereto, reflects a recommendation by the Company's Board of Directors to abandon the Merger or to pursue a Superior Proposal, the Company shall have no obligation to provide Parent with a copy for review or to obtain Parent's consent prior to mailing.

         5.2 Shareholder Approval. If the conditions set forth in Sections 6.1(b) and 6.1(c) are satisfied or waived, then the Company shall promptly call a meeting of its shareholders for the purpose of approving the Merger and adopting this Agreement and approving related matters. The Board of Directors of the Company shall recommend to the shareholders of the Company approval of the Merger and adoption of this Agreement, except that if the Board of Directors of the Company determines, after receiving a Superior Proposal and upon consultation with counsel and financial advisors that, given the receipt of the Superior Proposal, such recommendation of approval is not consistent with the Board's fiduciary duties to the Company, the Board of the Company may determine not to recommend approval, or to withdraw such recommendation if already given, without such action being deemed a breach of this Agreement, provided that the Company complies with Section 5.5.

         5.3 Legal Conditions to Merger. The Company will take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company with respect to the Merger and will promptly cooperate with and furnish information to Parent in connection with any such requirements imposed upon Parent and its Subsidiaries in connection with the Merger. The Company will take, and will cause its Subsidiaries to take, all commercially reasonable actions necessary to obtain, and will cooperate

                                       36.

with Parent and its Subsidiaries in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any of its Subsidiaries (or by Parent) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         Parent and Acquisition Sub will take all actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to the Company in connection with all such requirements imposed upon the Company or any subsidiary of the Company in connection with the Merger. Parent and Acquisition Sub will take all actions necessary to obtain, and will cooperate with the Company and its subsidiaries in obtaining, any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or third party, required to be obtained or made by Parent or Acquisition Sub (or by the Company or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         5.4  Options, Warrants and Employee Stock Purchase Rights.

              (a) Options. The Board of Directors of the Company shall cause the acceleration of the vesting, conditioned upon the Closing of the Merger, of each outstanding option to purchase shares of the Company's Common Stock under the Company's 1992 Non- Employee Director's Stock Option Plan, the 1992 Officers' Stock Option Plan, the 1992 Stock Option Plan, and any other stock option plan adopted by the Company (collectively, the "OPTION PLANS"). Each holder of an outstanding option under the Option Plans shall, immediately prior to the Effective Time, be entitled to exercise such option in full, which exercise may be conditioned upon the Closing of the Merger. All options outstanding under such Plans shall terminate at the Effective Time if not exercised prior thereto. In lieu of issuing stock certificates

                                       37.

representing the shares acquired upon exercise, the Paying Agent shall be authorized to deliver to such holder the full cash amount to which such holder would otherwise be entitled under this Agreement with respect to such shares.

              (b) Warrants. In lieu of any and all rights to acquire Common Stock of the Company which a holder of an outstanding warrant may have upon exercise of such warrant prior to the Effective Time, at and after the Effective Time, each such holder shall be entitled to receive, upon exercise thereof, for the remaining term of such warrant, nothing other than the product of (i) the number of shares subject to such warrant and (ii) the positive difference between $2.25 less the exercise price per share of such warrant. Such amount shall be payable upon delivery to the Paying Agent of the warrant and appropriate exercise documents, properly executed and otherwise completed.

              (c) Employee Stock Purchase Rights. Pursuant to the Company's 1995 Employee Stock Purchase Plan (the "PURCHASE PLAN"), at the Effective Time,
(i) each Purchase Plan participant may use such participant's payroll deductions that have accumulated as of the Effective Time to purchase shares of the Company's Common Stock and (ii) any remaining rights held by such participant under the ongoing offering, as defined in the Purchase Plan, shall be terminated. In lieu of issuing stock certificates representing the shares acquired upon such purchase, the Paying Agent shall be authorized to deliver to such participant the full cash amount to which such participant would be entitled under this Agreement with respect to such shares.

         5.5 Break-Up Fee; Fees and Expenses. In the event the Company accepts a Takeover Proposal that constitutes a Superior Offer, and such was not obtained or received in violation of Section 4.1(e) of this Agreement, then, provided that the Company pays Parent the break-up fee set forth below, such event shall be deemed a termination by mutual consent pursuant to Section 7.1(a), below. The break-up fee to be paid by the Company to Parent shall

                                       38.

equal the Parent's reasonable out-of-pocket expenses (including but not limited to attorneys' fees) incurred in connection with all negotiations with the Company and the investigation and analysis of the legal, financial and business affairs of the Company and Subsidiaries and other activities related to consummating the transactions contemplated by this Agreement; provided, however, that such break-up fee shall not exceed $250,000 and shall not include fees paid or owed to Goldman Sachs. Except as provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         5.6 Brokers or Finders. Each of Parent, Acquisition Sub and the Company represents that it has not and will not employ any broker or finder or incur any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement except that Cain Brothers & Company, Incorporated shall be entitled to fees and expenses payable by the Company, pursuant to the contract between such parties dated February 24, 1995 and previously provided to Parent.

         5.7 Access to Information. Prior to Closing, following notice to the Company of at least 24 hours, the Company shall permit Parent and its counsel, accountants, and other representatives reasonable access during normal business hours to all of the properties, books, contracts, commitments, and records of the Company and its Subsidiaries and the Company and its Subsidiaries shall furnish such statements (financial and otherwise), records, reports, documents and other information concerning the operations of the Company and its Subsidiaries as Parent and its counsel reasonably request from time to time. To the extent reasonably requested by Parent, the Company and its Subsidiaries shall request its accountants, attorneys and other representatives to cooperate with the representatives of Parent in connection with the right of access granted hereby.

                                       39.

         5.8 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Acquisition Sub or the Company, the officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

         5.9  Solicitation and Hiring Employees of the Company.

              (a) Parent hereby agrees that, for a period of three (3) years from the date of this Agreement, neither Parent nor any subsidiary of Parent shall directly, or indirectly through an agent, solicit or induce away from the Company any person who is now an officer, manager, or other employee of the Company (each an "EMPLOYEE") whether or not such person would commit a breach of any employment contract by reason of leaving service; provided, however, that neither Parent nor any subsidiary of Parent shall be considered to have breached this Section if an Employee approaches Parent or any subsidiary of Parent, or their agent, for the purpose of seeking employment.

              (b) The foregoing provisions shall be null and void and of no further force and effect in the event that the Merger is consummated in accordance with the terms of this Agreement.

              (c) Parent and Company recognize that each Employee's services and knowledge are special, unique and of extraordinary character, and that any breach of this Section at any time would result in irreparable damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for such breach of this Section, to enforce the specific performance of the terms and conditions of this Section by

                                       40.

Employee, or to enjoin Employee from performing services for any such person, firm or corporation.

         5.10 Directors and Officers Liability Insurance. On commercially reasonable terms, the specific aspects of which shall require the review and consent of Parent (which consent shall not be unreasonably withheld), the Company may secure policies of insurance from reputable licensed insurers to cover the costs and expenses that may be incurred by the Company or any of its Subsidiaries, or any of their respective officers or directors, in connection with claims against such officers or directors which may be brought on or after the Effective Time, but which arise from actions or omissions alleged to have occurred prior to the Effective Time.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction, or waiver by it, prior to the Closing Date of all the following conditions:

              (a) Shareholder Approval. The Merger shall have been validly approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Common Stock of the Company.

              (b) Hart-Scott-Rodino Act. The waiting period applicable to the Merger under the Hart-Scott-Rodino Act shall have expired or shall have been terminated, or the Merger shall be found, by counsel for each of the parties hereto, to not require governmental review under the Hart-Scott-Rodino Act.

              (c) Other Approvals. All other permits, approvals and consents of any Governmental Entity described in Section 2.10 shall have been filed or obtained which are

                                       41.

necessary to consummate this Agreement and the transactions contemplated herein, or necessary to continue the operation of the businesses of the Company and Subsidiaries (subject to the standards of Section 6.2(a)).

              (d) No Injunctions or Restraints. After a commercially reasonable effort by the party(ies) to whom it applies to have it rescinded, a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

         6.2 Conditions to Obligation of Parent and Acquisition Sub to Effect the Merger. The obligation of each of Parent and Acquisition Sub to effect the Merger is further subject to the satisfaction or waiver by it prior to or on the Closing Date of all of the following conditions:

              (a) Representations and Warranties and Performance of Agreements. The representations and warranties of the Company contained in Article II shall be true in all respects as of the Closing Date as though made on and as of the Closing Date; provided, however, that, except for representations and warranties set forth in Sections 2.1(a), (c) and (d); 2.2; 2.3(i) and (iv); 2.7; 2.8; 2.9;
2.11; 2.12; 2.13; 2.21; 2.22; and 2.23, the inaccuracy of a representation or warranty set forth in Article II hereof, on the date given originally or on the Closing Date, shall not constitute a breach of this Agreement unless such inaccuracy(ies) consist of items or matters omitted or stated inaccurately

                   (i) which would result in the violation of any law or order of a Governmental Entity for which there is a substantial risk of a criminal penalty,

                   (ii) which could reasonably be expected to invalidate this Agreement or any of its contemplated transactions, or

                                       42.

                   (iii) which can reasonably be expected to have both an individual Gross Adverse Effect (as defined in Section 8.9) of $25,000 or more and a cumulative Gross Adverse Effect of $500,000 or more when combined with other inaccuracies individually having a Gross Adverse Effect of $25,000 or more, in any of which events (i) through (iii), above, absent fraud by the Company, the sole remedy of Parent and Acquisition Sub shall be the right to terminate this Agreement pursuant to Section 7.1(b), below. Likewise, notwithstanding any provision hereof to the contrary, absent fraud by the Company, the sole remedy of Parent and Acquisition Sub in the event of a breach by the Company of any of its representation and warranties in Sections 2.1(a),
(c) and (d); 2.2; 2.3(i) and (iv); 2.7; 2.8; 2.9; 2.11; 2.12; 2.13; 2.21; 2.22;
or 2.23; or in the event of a breach by the Company of any of the covenants contained in Section 4.1(a), (g) or (k), shall be the right to terminate this Agreement pursuant to Section 7.1(b), below. The following examples demonstrate how the parties intend for the Gross Adverse Effect of inaccuracies in the representations and warranties to be calculated:

                          Example (A) - A contract with a five (5) year term remaining and requiring a payment by the Company or a Subsidiary of $5,000 per year would be deemed to have a Gross Adverse Effect of $25,000, regardless of the value of goods or services received for such payments.

                          Example (B) - A contract with a customer of the Company or a Subsidiary that provides revenue to the Company or a Subsidiary would have a Gross Adverse Effect only if such contract had been listed or scheduled by the Company as being in effect, when, in fact, it was not, and only to the extent of the cumulative gross revenue that would accrue over the remaining term of such contract.

                          Example (C) - The failure to have a license or other governmental consent that can reasonably be expected to require the cessation of a current business activity of the Company or Subsidiary would have a Gross Adverse Effect equal to the

                                       43.

                          loss of gross revenue attributable to such business activity, plus the cost of obtaining the required license or consent.

                          Example (D) - Failure to disclose a pending or threatened termination of a Permit when disclosure is required by a representation and warranty under
                          Article II, above, shall be deemed a failure to disclose the termination of such Permit for purposes of determining the Gross Adverse Effect of the inaccuracy, as described in Example (C), above, but only to the extent that it can be reasonably expected that such Permit will be terminated.

         In calculating the term of a contract for purposes of determining its Gross Adverse Effect, a contract that can be terminated with some notice period of less than one year, and that has no specific expiration date, will be deemed to have a remaining term of one year in calculating the Gross Adverse Effect of its loss. A contract with a specific term will be deemed to have the remainder of such term to expiration.

         The Company shall have duly performed and complied, in all material respects, with all agreements and covenants contained in Articles IV and V of this Agreement to be performed or complied with by it prior to or at the Closing Date.

              (b) Officers' Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by Richard H. Toral and Edward K. Evans (in their capacities as officers of the Company), to the effect that, subject to the limitations established for breach by Section 6.2(a), the representations and warranties of the Company contained in Article II are true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, and that the Company has duly performed and complied, in all material respects, with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                                       44.

              (c) Secretary's Certificate. The Company shall have delivered to Parent a Certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) that the authorized, issued and outstanding capital stock of the Company (including capital stock held in its treasury) on the Closing Date is as set forth in Section 2.8 of the Agreement (except for changes which are attributable to issuance of shares of Company Common Stock upon the exercise of options or warrants, which issuances shall be identified and described in detail in such certificate), which certification may be based on a certificate of the Company's transfer agent which the Secretary has no reason to believe to be inaccurate, (ii) that the attached copies of the Company's and each of its Subsidiaries' Articles of Incorporation and By-Laws are true and correct and
(iii) as to the names and genuine signatures of the officers of the Company authorized to execute this Agreement and the documents contemplated hereby. Such Certificate of the Secretary of the Company shall not indicate a number of outstanding shares of capital stock, options or warrants of the Company which, at the rate of $2.25 per share, would require Parent or Acquisition Sub, taken together, to pay an aggregate of more than $20,000,000 to the Paying Agent, or to holders of such shares, options and warrant to consummate the Merger.

              (d) Consents. All consents specified in Sections 2.10 and 2.20, as necessary to prevent a breach within the limits described in Section 6.2(a), shall have been obtained.

              (e) Opinion of Counsel for the Company. The Parent shall have received from the law firm of Cooley Godward Castro Huddleson & Tatum ("COOLEY GODWARD"), counsel for the Company, an opinion dated as of the Closing Date, which shall state, without change as to substance, the opinions set forth in Exhibit D-1, annexed hereto and made a part hereof, and such opinion shall be, in its complete form, without change as to

                                       45.

substance, as set forth in the draft dated October 26, 1995 and initialled, for purposes of identification only, by Parent and the Company and provided to Parent.

         The Parent shall have received from the law firm of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. ("GREENBERG TRAURIG"), counsel for the Company, an opinion dated as of the Closing Date, which shall state, without change as to substance, the opinions set forth in Exhibit D-2, annexed hereto and made a part hereof, and such opinion shall be, in its complete form, without change as to substance, as set forth in the draft dated October 26, 1995 and initialled, for purposes of identification only, by Parent and the Company and provided to Parent.

         In rendering such opinions, unless such counsel has actual knowledge to the contrary, such counsel may rely as to matters of fact to the extent specified therein upon certificates of officers of the Company or any of its Subsidiaries, public officials and the Company's transfer agent, copies of which shall be attached to such opinion, without further inquiry as to such matters of fact.

              (f) Additional Certificates and Documents. The Company shall have furnished to Parent such additional certificates and other documents as Parent may have reasonably requested; provided that such certificates or documents shall not impose covenants or conditions, or require representation or warranties beyond those provided in this Agreement.

              (g) Resignations. Parent shall have received the resignation, effective as of the Effective Time, of each director of the Company and Subsidiaries.

              (h) Limited Dissenting Shares. The Company shall not have received written notice from shareholders representing more than seven and one-half percent (7 1/2%) of all of the outstanding shares of Common Stock immediately prior to the Effective Time, indicating an intention to exercise dissenters' rights of appraisal.

                                       46.

              (i) Employment Agreement. Richard H. Toral shall have executed and delivered the Employment Agreement with the Company, (a copy of which is annexed hereto as Exhibit C).

              (j) Escrow Agreements. Richard H. Toral shall have executed and delivered Escrow Agreement I and Escrow Agreement II with the Company (copies of which are annexed hereto as Exhibits A-1 and A-2, respectively) and an independent escrow agent.

              (k) Surrender of Options and Warrants. All outstanding warrants and options shall have been duly surrendered or exercised for a net payment to holders of no more than $2.25 per share represented by such options and warrants, or deemed by the opinion of counsel for the Company not to be entitled after the Effective Time and until their expiration to anything other than cash, such cash not to exceed a positive net payment of $2.25 per share represented by such options and warrants.

              (l) Waiver of Humana Right of First Refusal and Surrender of Warrants. Humana Inc. shall have waived its Right of First Refusal and surrendered all warrants held by Humana Inc. to purchase Common Stock.

              (m) Receipt of Interim Financial Statements. Parent shall have received from the Company unaudited financial statements for the Company and Subsidiaries for the period ending the last day of the month immediately preceding the month of the Closing Date.

              (n) Absence of Certain Changes. From the date of this Agreement through the Effective Time, there shall not have been any material adverse change in the business condition (financial and otherwise) or results of operation or liabilities of the Company and its Subsidiaries, taken as a whole. This provision is intended only to supplement and complement Section 6.2(a), and shall under no circumstances be interpreted to contradict or diminish the terms set forth therein. It shall not be deemed a failure to satisfy this Section

                                       47.

6.2(n) if a material adverse change is (a) the consequence of any action or inaction by Parent or its affiliates, (b) the consequence of actions or inactions contemplated or permitted by this Agreement or matters referred to in the Schedules hereto, (c) the consequence of actions or inactions to which Parent consents, (d) the consequence of expenses of this Agreement and the transactions contemplated hereby, or (e) is otherwise reflected in the Second Quarter 10-QSB.

              (o) No Acquisitions. Prior to the Effective Time, the Company, any of its executive officers, its Board of Directors or any committee of its Board of Directors shall not have approved, authorized or endorsed any Takeover Proposal (other than this Agreement), or have withdrawn its approval of the Merger, nor shall the Company have entered into any agreement, letter of intent, memorandum or other understanding relating to any Takeover Proposal.

              (p) DISCorp License. The Company shall have provided written confirmation from Digital Insurance Systems Corporation ("DISCORP") that the Company's subsidiary, Admar Corporation, has a perpetual non-exclusive license to use the management information system known as Health Claims Processing System ("HCPS"), including all modifications and enhancements thereto (whether designed and installed by DISCorp or the Company or any of its Subsidiaries) and that the HCPS can be used by the Company, Admar Corporation, or any of their respective subsidiaries or affiliates or successors by virtue of merger, consolidation or other form of acquisition.

              (q) Sunwest Waiver. The Company shall have provided a written waiver or consent, as appropriate, from Sunwest Bank, to the effect that consummation of the Merger shall not result in a default under any of the outstanding lines of credit from Sunwest Bank.

                                       48.

              (r) Amended Provider Contracts. The Company shall have provided written amendments to contracts between the Company or any of its Subsidiaries and each of Corporate Health Services, Inc., Cleveland Clinic Florida Health Plan, Florida Health Choice, Inc., Managed Care, Inc. and Universal Health Network, to the effect that, from and after the original date of such contracts, neither the Company nor any of its Subsidiaries will have any obligation to compensate such organizations or to have any liability or obligation to pay such organizations for health care services pursuant to any of such contracts. As to the contract between Admar Corporation and Arizona Health Care Alliance, Inc., the President of the Company shall certify in writing to Parent that neither the Company nor any of its Subsidiaries has engaged in any business involving the performance of such contract.

              (s) Release of Security Interest in Image Financial. The Company shall have provided written evidence reasonably satisfactory to Parent of the release of the security interest of Jack H. Hunn and Elsie Hunn in the issued and outstanding stock of Image Financial & Insurance Services, Inc.

              (t) Florida Qualification. The Company shall provide written certification from the State of Florida to the effect that Admar Corporation is authorized to transact business in Florida.

              (u) Louisiana Qualification. The Company shall provide written certification from the State of Louisiana to the effect that Admar Corporation is licensed to transact business in Louisiana and that Admar Corporation is in compliance with the Office of Workers Compensation Administration.

         6.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by it prior to or on the Closing Date of all of the following conditions:

                                       49.

              (a) Representations and Warranties and Performance of Agreements. The representations and warranties of the Parent and Acquisition Sub contained in Article III shall be true in all respects as of the Closing Date as though made on and as of the Closing Date, and the Parent and Acquisition Sub shall have duly performed and complied, in all material respects, with all agreements and covenants contained in Articles IV and V of this Agreement to be performed or complied with by it prior to or at the Closing Date.

              (b) Officers' Certificate. The Parent and Acquisition Sub shall have delivered to the Company a certificate, dated as of the Closing Date and signed by their respective Presidents and CEOs, to the effect that the representations and warranties of the Parent and Acquisition Sub contained in
Article III are true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, and that the Parent and Acquisition Sub have duly performed and complied, in all material respects, with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

              (c) Secretary's Certificate. The Parent and Acquisition Sub shall each have delivered to the Company Certificates of their respective Secretaries, dated as of the date Closing Date, certifying the names and genuine signatures of the officers of the Parent and Acquisition Sub authorized to execute this Agreement and the documents contemplated hereby.

              (d) Additional Certificates and Documents. The Parent and Acquisition Sub shall have furnished to the Company such additional certificates and other documents as the Company may have reasonably requested; provided that such certificates or documents shall not impose covenants or conditions, or require representation or warranties beyond those provided in this Agreement.

                                       50.

              (e) Opinion of Counsel for Parent and Acquisition Sub. The Company shall have received from Robert J. Mrizek, Vice President and Counsel, Principal Health Care, Inc., an opinion dated as of the Closing Date, which shall state, without change as to substance, the opinions set forth in Exhibit E, annexed hereto and made a part hereof, and such opinion shall be, in its complete form, without change as to substance, as set forth in the draft dated October 26, 1995 and initialled, for purposes of identification only, by Parent and the Company and provided to the Company.

              (f) Ancillary Agreements. Parent and/or Acquisition Sub, as necessary and appropriate, shall have executed the Paying Agent Agreement, the Employment Agreement, and the Escrow Agreements annexed hereto, all to be effective at the Effective Time.

              (g) Payment of Purchase Price. Parent shall have transferred cash, in immediately available funds, to the Paying Agent in an amount sufficient to pay for the Common Stock pursuant to Section 1.4, and to pay for all options and warrants, but in no event shall such amount be required to exceed $20,000,000.

              (h) Satisfaction of Humana Inc. Loan. Parent shall have fulfilled its obligation under Section 4.2(h).

              (i) Waiver of Right of First Refusal. Humana Inc. shall have waived the Right of First Refusal referenced in Section 2.8.

              (j) Payment of Certain Transaction Costs. Cain Brothers & Company shall have received payment of the fees and expenses to which it is entitled under its contract with the Company dated February 24, 1995.

                                       51.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

              (a)  by mutual consent of Parent, Acquisition Sub and the Company;

              (b) by Parent or Acquisition Sub, by notice to the Company, if the Company shall breach this Agreement and such breach shall not have been cured within ten (10) days (or within 45 days in the case of a breach of Section 2.5) after written notice of such breach;

              (c) by the Company, by notice to Parent and Acquisition Sub, if Parent or Acquisition Sub shall breach this Agreement and such breach shall not have been cured within ten (10) days after written notice of such breach;

              (d) automatically upon the payment of the Break-Up Fee pursuant to the requisite conditions set forth in Section 5.5 of this Agreement; or

              (e) by any party to this Agreement if the Merger has not been effected by June 30, 1996.

         7.2 Effect of Termination. If this Agreement shall be terminated as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, or Acquisition Sub or the Company or their respective officers or directors, except as may apply by the terms of Sections 4.2(e), 5.5 (relating to fees and expenses), and 5.9, and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                       52.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their Boards of Directors (subject to Section 7.5), at any time before or after any required approval by the shareholders of the Company of matters presented in connection with the Merger but, after any such approval, no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time before the Effective Time, the parties hereto, by action taken by their Boards of Directors (subject to Section 7.5), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. An effective termination of this Agreement pursuant to Section 7.1, an effective amendment of this Agreement pursuant to Section 7.3 or an effective extension or waiver pursuant to Section 7.4 shall require, for each party, action by its Board of Directors.

                                       53.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be effective when received at the address of the party set forth below (or at such other address as such party shall specify by notice):

              (a) If to Parent, to

                  Principal Health Care, Inc.
                  1801 Rockville Pike
                  Rockville, MD 20852
                  Attention: Robert J. Mrizek, Esquire

              (b) If to PHC Merging Company, Inc., to

                  PHC Merging Company
                  c/o Principal Health Care, Inc.
                  1801 Rockville Pike
                  Rockville, MD 20852
                  Attention: Robert J. Mrizek, Esquire

              (c) If to the Company, to

                  The Admar Group, Inc.
                  1551 N. Tustin Avenue, Suite 300
                  Santa Ana, CA 92701
                  Attention: Richard Toral

              (d) Copies of all notices and other communications hereunder shall be received by:

                  Epstein Becker & Green, P.C.

                                       54.

                  1227 25th Street
                  Washington, D.C. 20037
                  Attention: Thomas M. Farah, Esq.

                  Cooley Godward Castro Huddleson & Tatum
                  One Maritime Plaza
                  20th Floor
                  San Francisco, California 94111-3580
                  Attention: Cydney S. Posner, Esq.

         8.3 Interpretation. The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. The words "include," "includes," or "including" are without limitation.

         8.4 Counterparts. The parties may execute this Agreement on separate counterparts, all of which shall be considered one agreement.

         8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement, including the Schedules and Exhibits hereto which are incorporated herein by reference thereto, and the Nondisclosure Agreement, constitute the entire agreement and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof. This Agreement does not confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

         8.7 Publicity. The Company and Parent (and Acquisition Sub) shall consult with each other before issuing or causing the publication of any press release or any public announcement with respect to the transactions contemplated by this Agreement. So long as this Agreement shall be in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries (including Acquisition Sub) to issue or cause the publication of any such press

                                       55.

release or other public announcement before such consultation, except as may be required by law.

         8.8 Assignment. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party without the prior written consent of the other. Subject to the preceding sentence, this Agreement shall bind, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         8.9 Gross Adverse Effect. As used in this Agreement, "Gross Adverse Effect" shall mean the cost, expense or loss of revenue actually suffered or incurred, or which can be reasonably expected to be suffered or incurred, by the Company and its Subsidiaries taken as a whole (less any recovery reasonably expected from insurance policies) as a consequence of the facts or circumstances which constitute such omission or inaccuracy, without accounting for offsetting benefits or savings related to such consequence, except as otherwise expressly stated herein. An omission or inaccuracy shall not constitute a Gross Adverse Effect if it is (a) the consequence of any action or inaction by Parent or its affiliates, (b) the consequence of actions or inactions contemplated or permitted by this Agreement or matters referred to in the Schedules hereto, (c) the consequence of actions or inactions to which Parent consents, (d) the consequence of expenses of this Agreement and the transactions contemplated hereby, or (e) is otherwise reflected in the Second Quarter 10-QSB.

         8.10 Knowledge of the Company. For purposes of this Agreement, the Company shall be deemed to have knowledge of a fact to the extent that any of the "Management Level Employees" (which term refers to those persons and their corresponding titles listed on Exhibit B, annexed hereto and made a part hereof) have actual knowledge of such fact.

                                       56.

         IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                   PRINCIPAL HEALTH CARE, INC.


/s/ Robert J. Mrizek                      By: /s/ Kenneth J. Linde
--------------------                         ------------------------
                                          Name:   Kenneth J. Linde
                                          Title:  President and Chief Executive
                                                  Officer


Attest:                                   PHC MERGING COMPANY


/s/ Robert J. Mrizek                      By: /s/ Kenneth J. Linde
--------------------                         ------------------------
                                          Name:   Kenneth J. Linde
                                          Title:  President and Chief Executive
                                                  Officer


Attest:                                   THE ADMAR GROUP, INC.


/s/ V. Pascual                            By: /s/ Richard H. Toral
--------------                               ------------------------
                                          Name:   Richard H. Toral
                                          Title:  Chief Executive Officer

                                       57.

                           [CAIN BROTHERS LETTERHEAD]

                                                                APPENDIX B
October 27, 1995


Board of Directors
The Admar Group, Inc.
1551 North Tustin Avenue, Suite 300
Santa Ana, California  92701

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view of the consideration to be paid to The Admar Group, Inc. ("Admar" or the "Company") shareholders in the proposed merger of Admar (the "Merger") with and into PHC Merging Company, Inc. ("Acquisition Sub"), a subsidiary of Principal Health Care, Inc. ("Principal") pursuant to the Agreement and Plan of Merger, dated October 27, 1995, between Admar, Principal and Acquisition Sub (the "Agreement and Plan of Merger"). Pursuant to the terms of the Agreement and Plan of Merger, at the Effective Date (as defined in the Agreement and Plan of Merger), Acquisition Sub will be merged with and into Admar and each outstanding share of common stock, $0.005 par value per share, of Admar will be converted into the right to receive $2.25 per share in cash (the "Offered Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement and Plan of Merger.

Cain Brothers & Company, Incorporated, as part of its investment banking business, is frequently engaged in the valuation of healthcare related businesses in connection with mergers, acquisitions and private placements. We are currently acting as financial advisor to Admar in connection with the Merger and will receive a fee for our services, including the rendering of this opinion.

In connection with our opinion, we have reviewed among other things: the Agreement and Plan of Merger, pursuant to which Acquisition Sub will be merged with and into Admar; Richard Toral's Employment Agreement and Escrow Agreements 1 and 2; and certain financial and other information with respect to Admar that was publicly available or furnished to us by or on behalf of Admar, including certain internal analyses, financial projections, reports and other information prepared by Admar's management and employees. We held discussions with various other members of Admar's senior management concerning the Company's historical and current operations, financial condition and prospects. In addition, we have: considered recent merger and acquisition transactions involving selected enterprises which we deemed reasonably comparable to Admar; analyzed certain publicly available information, including financial information, relating to selected public companies whose operations we deemed reasonably comparable to those of Admar; performed a discounted cash flow analysis of Admar's projected cash flows (which were based on projections provided by Admar management); and considered such other factors as we deemed appropriate in rendering this opinion.

The Admar Group, Inc.
October 27, 1995
Page 2





In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of Admar or other parties, including the projections provided by Admar management. We have assumed that the financial projections that we reviewed were reasonably prepared on bases reflecting the currently available estimates and good faith judgments of the management of Admar. We have not made, requested or received any independent appraisal of the assets or liabilities of Admar. Our opinion herein is based upon market, economic and other circumstances existing and disclosed to us as of the date hereof.

This opinion is furnished to the Board of Directors of Admar as to the fairness of the Offered Consideration from a financial point of view to assist the Board of Directors in its evaluation of the Merger. The opinion is not intended to and does not constitute a recommendation as to how any shareholder should vote with respect to the Merger; however, this letter may be disclosed in the Proxy Statement to be filed with the Securities and Exchange Commission with respect to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Offered Consideration is fair to Admar shareholders from a financial point of view.

Very truly yours,

/s/ Cain Brothers & Company, Incorporated

CAIN BROTHERS & COMPANY, INCORPORATED

                                   APPENDIX C

         SECTION 607.1320 OF THE FLORIDA 1989 BUSINESS CORPORATION ACT


607.1301    DISSENTERS' RIGHTS; DEFINITIONS.-

     The following definitions apply to ss. 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302    RIGHT OF SHAREHOLDERS TO DISSENT.-

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

            (a) Consummation of a plan of merger to which the corporation is a party:

                   1.   If the shareholder is entitled to vote on the merger, or

                   2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

            (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

            (c) As provided in s. 607.0902(II), the approval of a control-share acquisition;


                                       1.

            (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

            (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                   1. Altering or abolishing any preemptive rights attached to any of his shares;

                   2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                   3.   Effecting an exchange, cancellation, or
reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                   4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

                   5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

                   6. Reducing the stated dividend preference of any of his preferred shares; or

                   7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

            (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

     (2)    A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted


                                       2.

upon or to consent to any such action without a meeting, were either registered on a national securities exchange OR DESIGNATED AS A NATIONAL MARKET SYSTEM SECURITY ON AN INTERDEALER QUOTATION SYSTEM BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320           PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.-

     (1)    (a)    If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320.  A shareholder who wishes to assert dissenters' rights shall:

                   1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

                   2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

            (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.



                                       3.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

            (a)    Such demand is withdrawn as provided in this section;

            (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

            (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

            (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

            (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and `

            (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the



                                       4.

consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.



                                       5.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized by unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.





                                       6.

                                   APPENDIX D

              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW


Section 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.


                                       1.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof
(1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer



                                       2.

agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.



                                       3.

Section 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

Section 1306.    PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.



                                       4.

Section 1307.    DIVIDENDS ON DISSENTING SHARES

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309.    TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.



                                       5.

Section 1311.    EXEMPT SHARES

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.



                                       6.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                             THE ADMAR GROUP, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 23, 1996

    The undersigned hereby appoints RICHARD T. TORAL and VIRGINIA PASCUAL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Admar Group, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1551 NORTH TUSTIN AVENUE, SUITE 300, SANTA ANA, CALIFORNIA 92705, ON FRIDAY, FEBRUARY 23, 1996 AT 9:00 A.M., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND FOR ALL NOMINEES LISTED IN PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1: To approve and adopt the Agreement and Plan of Merger, dated as of
            October 27, 1995, by and among the Company, Principal Health Care, Inc. and PHC Merging Company and to approve the Merger provided for therein (the "Merger") (check one box).

            FOR  / /            AGAINST  / /            ABSTAIN  / /

PROPOSAL 2: To approve the Company's 1995 Employee Stock Purchase Plan (check one box).

            FOR  / /            AGAINST  / /            ABSTAIN  / /

PROPOSAL 3: To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 31, 1996 (check one box).

            FOR  / /            AGAINST  / /            ABSTAIN  / /

                   (Continued and to be signed on other side)

                          (Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 4: To elect directors, whether by cumulative voting or otherwise, to hold office until the Merger is consummated or until the next Annual Meeting of Shareholders and until their successors are elected (check one box).

/ /  FOR all nominees listed below                 / /  WITHHOLD AUTHORITY to
   (except as marked to the contrary below).          vote for all nominees listed below.

NOMINEES:  Richard T. Toral, Virginia Pascual and John K. Tillotson, M.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

                                                      Dated:                , 19
                                                            ----------------

                                                      --------------------------

                                                      --------------------------
                                                             SIGNATURE(S)

                                                      Please sign exactly as
                                                      your name appears hereon.
                                                      If the stock is registered
                                                      in the names of two or
                                                      more persons, each should
                                                      sign. Executors,
                                                      administrators, trustees,
                                                      guardians and
                                                      attorneys-in-fact should
                                                      add their titles. If
                                                      signer is a corporation,
                                                      please give full corporate
                                                      name and have a duly
                                                      authorized officer sign,
                                                      stating title. If signer
                                                      is a partnership, please
                                                      sign in partnership name
                                                      by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.